                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                       MORGAN STANLEY CHARTER GRAHAM L.P.

                      MORGAN STANLEY CHARTER MILLBURN L.P.

                       MORGAN STANLEY CHARTER WELTON L.P.

                       MORGAN STANLEY CHARTER MSFCM L.P.

                            ------------------------

                                   SUPPLEMENT
                                       TO
                       PROSPECTUS DATED OCTOBER 11, 2000

     YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED OCTOBER 11, 2000. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY "S-," WHICH RELATE TO THIS SUPPLEMENT.

                            ------------------------

                             MORGAN STANLEY DW INC.


                THE DATE OF THIS SUPPLEMENT IS DECEMBER 19, 2001

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Notice to Investors...................................................  S-1

Summary...............................................................  S-1

Risk Factors..........................................................  S-2

Use of Proceeds.......................................................  S-4

The Charter Series....................................................  S-5

Selected Financial Data and Selected Quarterly Financial Data.........  S-9

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................  S-13

Quantitative and Qualitative Disclosures About Market Risk............  S-20

The General Partner...................................................  S-27

The Trading Advisors..................................................  S-29


The Commodity Brokers.................................................  S-49

Litigation............................................................  S-49

Experts...............................................................  S-50

Where You Can Find More Information...................................  S-50

Potential Advantages..................................................  S-51

Supplemental Performance Information..................................  S-56

Financial Statements..................................................  S-75


                                       i
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                      [This page intentionally left blank]

                              NOTICE TO INVESTORS
PARTNERSHIP NAME CHANGES

     On November 1, 2001, Morgan Stanley Dean Witter Charter Graham L.P. changed its name to Morgan Stanley Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. changed its name to Morgan Stanley Charter Millburn L.P., Morgan Stanley Dean Witter Charter Welton L.P. changed its name to Morgan Stanley Charter Welton L.P., and Morgan Stanley Dean Witter Charter DWFCM L.P. changed its name to Morgan Stanley Charter MSFCM L.P.

ADDRESS CHANGES

     Effective September 12, 2001, the offices of each partnership and the general partner have relocated to c/o Morgan Stanley Trust Company, Managed Futures Department, Harborside Financial Center, Plaza Two, 7th Floor, Jersey City, New Jersey 07311, telephone (201) 876-4647.

     Effective September 12, 2001, the offices of Morgan Stanley DW Inc., the selling agent and non-clearing commodity broker to each partnership, have relocated to 1585 Broadway, New York, New York 10036.

                                    SUMMARY

     THE FOLLOWING UPDATES AND REPLACES THE BREAK EVEN ANALYSIS CONTAINED ON THE COVER, PAGE 7 AND PAGE 12.

                              BREAK EVEN ANALYSIS

     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described on page 7.

                                                             $20,000 INVESTMENT
                                                             ------------------
Management Fee..............................................           400
Brokerage Fee...............................................         1,400
Less: Interest Income (1)...................................          (480)
Incentive Fee (2)...........................................            --
Redemption Charge (3).......................................           408
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year
  after paying a redemption charge..........................         1,728
Trading profits as a percentage of net assets that a
  partnership must earn for you to recoup your initial
  investment at the end of one year after paying a
  redemption charge.........................................          8.64%
Amount of trading profits a partnership must earn each year
  for you to recoup your initial investment after two years
  with no redemption charge.................................         1,320
Trading profits as a percentage of net assets that a
  partnership must earn each year for you to recoup your
  initial investment after two years with no redemption
  charge....................................................          6.60%

------------------
(1) The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 100% of the partnership's average daily net assets deposited with Morgan Stanley DW for the month were invested at that rate. In addition, Morgan Stanley DW will credit each partnership with 100% of the interest income Morgan Stanley DW receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. For purposes of the break even calculation, it was estimated that approximately 80% of a partnership's average daily funds maintained in trading accounts will be on deposit with Morgan Stanley DW and earn interest income at a rate of approximately 2.50%, and that approximately 20% of a partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 2.0%. An interest rate of 2.50% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Morgan Stanley DW earned in excess of such amount. The combined rate used for this break even analysis is estimated to be approximately 2.40%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point. Further, trading profits are not necessary to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor.

(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge; after two years there are no redemption charges.

                                  RISK FACTORS

     THE FOLLOWING UPDATES AND REPLACES THE FOLLOWING RISK FACTORS ON PAGES
10-12.

     THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

     The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period October 2000 through September 2001, compared to the average month-end net assets of the partnership during that period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-5 to S-7.

                Charter Graham               16.2 times net assets

                Charter Millburn             7.4 times net assets

                Charter Welton               10.5 times net assets

                Charter MSFCM                7.7 times net assets

     OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

     During the period October 2000 through September 2001, only Charter Welton engaged in any significant options trading. Solely for the purpose of quantifying Charter Welton's options trading as compared to its overall trading, the general partner has calculated a margin level for that partnership's month-end options positions on a futures equivalent basis. During the period October 2000 through September 2001, Charter Welton's average month-end margin level for its options positions was 41.2% of its total average month-end margin requirements for the period. You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Charter Welton's options trading could vary significantly.

     TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

     * Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

     * Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

     * A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

     Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2000 through September 2001 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

                                                            %
                                                          ----
                 Charter Graham                           40.6

                 Charter Millburn                         29.7

                 Charter Welton                           26.4

                 Charter MSFCM                            45.4

     THE UNREGULATED NATURE OF THE FORWARD MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

     Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2000 through September 2001 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                                             %
                                                            ---
                   Charter Graham                           5.4

                   Charter Millburn                        36.2

                   Charter Welton                           0.0

                   Charter MSFCM                           30.3


                                 USE OF PROCEEDS

     THE FOLLOWING UPDATES AND REPLACES THE FIRST PARAGRAPH ON PAGE 25.

     To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by Morgan Stanley DW will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

                               THE CHARTER SERIES

     THE FOLLOWING UPDATES AND REPLACES THE TABLE UNDER THE SUB-CAPTION "-- GENERAL" ON PAGE 26.

     Following is a summary of information relating to the sale of units of each partnership through September 30, 2001:

                             CHARTER             CHARTER             CHARTER             CHARTER
                              GRAHAM             MILLBURN             WELTON              MSFCM*
                             -------             --------            -------             -------
Units sold..............   3,707,204.173       4,131,582.688       3,839,302.265       7,042,434.783
Units available for
  sale..................   5,292,795.827       4,868,417.312       5,160,697.735       1,378,427.617
Total proceeds
  received..............  $   38,635,571      $   40,494,940      $   33,541,956      $   73,069,107
General partner
  contributions.........  $      331,000      $      330,000      $      295,000      $      722,486
Number of limited
  partners..............           1,785               1,765               1,366               2,909
Net asset value per
  unit..................          $14.49               $9.59               $7.00              $17.65

------------------
     *Charter MSFCM was originally formed under the name DWFCM International Access Fund L.P. on October 23, 1993 and commenced operations on March 3, 1994. The partnership was renamed when it became part of the Charter Series of partnerships and, in an effort to value its units in a manner consistent with the other partnerships in the Charter Series, each outstanding unit of DWFCM International Access Fund L.P. was converted to 100 units of Charter MSFCM.


     THE FOLLOWING UPDATES, THROUGH SEPTEMBER 30, 2001, AND REPLACES THE PERFORMANCE CAPSULES BEGINNING ON PAGE 30.


                         PERFORMANCE OF CHARTER GRAHAM                 CAPSULE I

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $38,966,571
Current capitalization: $42,790,135
Current net asset value per unit: $14.49
Worst monthly % drawdown: (10.66)% (April 2001)
Worst month-end peak-to-valley drawdown: (17.06)% (6 months, February 2000-July
2000)
Cumulative return since inception: 44.90%

                                                                    MONTHLY PERFORMANCE
                                                                    -------------------
                     MONTH                                 2001             2000             1999
                     -----                                 ----             ----             ----
                                                            %                %                %
January.........................................           (1.99)            2.53            --
February........................................            3.41            (2.37)           --
March...........................................            8.41             0.29            (8.00)
April...........................................          (10.66)           (4.94)            4.24
May.............................................            0.81            (3.97)           (5.94)
June............................................           (0.64)           (5.51)            6.65
July............................................           (3.57)           (1.80)           (2.60)
August..........................................            6.05             7.09             4.70
September.......................................           14.82            (1.60)            1.22
October.........................................                             2.93            (6.04)
November........................................                            16.54             1.82
December........................................                            13.47             8.32

Compound Annual/
  Period Rate of Return.........................           15.46            21.96             2.90
                                                         (9 months)                        (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        PERFORMANCE OF CHARTER MILLBURN               CAPSULE II

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $40,824,940
Current capitalization: $30,066,571
Current net asset value per unit: $9.59
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown: (23.11)% (13 months, July 1999-July
2000)
Cumulative return since inception: (4.10)%

                                                                    MONTHLY PERFORMANCE
                                                                    -------------------
                     MONTH                                 2001             2000             1999
                     -----                                 ----             ----             ----
                                                            %                %                %
January.........................................            0.58             2.16            --
February........................................           (2.29)           (1.79)           --
March...........................................            9.69            (5.26)           (0.50)
April...........................................           (6.69)            0.68             5.03
May.............................................            1.63            (2.25)           (3.54)
June............................................           (3.01)           (4.72)            5.16
July............................................           (6.21)           (1.45)           (3.77)
August..........................................            2.69             3.07             0.98
September.......................................           (3.42)           (2.26)            0.19
October.........................................                             4.02           (12.69)
November........................................                             4.45             1.44
December........................................                            16.59             1.53

Compound Annual/
  Period Rate of Return.........................           (7.79)           12.07            (7.20)
                                                         (9 months)                        (10 months)

                         PERFORMANCE OF CHARTER WELTON               CAPSULE III

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $33,836,956
Current capitalization: $17,987,069
Current net asset value per unit: $7.00
Worst monthly % drawdown: (10.93)% (April 2001)
Worst month-end peak-to-valley drawdown: (34.40)% (28 months, March 1999-June
2001)
Cumulative return since inception: (30.00)%

                                                                     MONTHLY PERFORMANCE
                                                          ------------------------------------------
                      MONTH                                 2001             2000             1999
                      -----                                 ----             ----             ----
                                                             %                %                %
January..........................................           (5.37)           (6.05)           --
February.........................................           (2.84)            1.79            --
March............................................            6.76             3.75            (7.70)
April............................................          (10.93)           (6.43)            0.33
May..............................................           (3.49)           (3.02)           (3.46)
June.............................................           (5.20)           (2.61)            3.02
July.............................................            2.13            (4.85)           (4.13)
August...........................................            3.88             2.68            (3.17)
September........................................            0.57            (7.32)           (2.22)
October..........................................                             2.12            (6.94)
November.........................................                             1.93             6.43
December.........................................                            11.11             7.85

Compound Annual/
  Period Rate of Return..........................          (14.63)           (8.17)          (10.70)
                                                          (9 months)                        (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          PERFORMANCE OF CHARTER MSFCM                CAPSULE IV

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $73,791,593
Current capitalization: $40,722,831
Current net asset value per unit: $17.65
Worst monthly % drawdown past five years: (11.64)% (February 1996)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (18.66)% (10 months, September 1995-June 1996)
Worst month-end peak-to-valley drawdown since inception: (22.84)% (7 months, July 1994-January 1995)
Cumulative return since inception: 76.50%

                                                              MONTHLY PERFORMANCE
                          --------------------------------------------------------------------------------------------
         MONTH              2001        2000        1999        1998        1997        1996        1995        1994
         -----              ----        ----        ----        ----        ----        ----        ----        ----
                             %           %           %           %           %           %           %           %
January.................    (4.29)      (0.68)      (5.38)      (1.65)      10.03        2.85      (12.87)      --
February................     0.42       (0.66)       1.34       (2.21)       6.10      (11.64)      11.47       --
March...................     7.07        4.72       (3.27)      (0.69)      (8.05)       0.89       28.77        2.28
April...................    (7.72)       2.15        2.78       (5.90)      (5.89)       3.90        4.41       (2.36)
May.....................     5.96        2.34       (4.36)       6.70        0.37       (4.67)       1.21        2.58
June....................    (2.10)      (4.32)       0.54       (0.81)       0.41       (1.55)      (2.60)       2.15
July....................    (0.93)      (7.75)      (0.47)      (4.53)      15.17        5.97        0.48       (4.57)
August..................     4.68        3.32        5.00       15.33       (3.21)      (2.48)       3.58       (5.22)
September...............    (1.29)      (1.33)       0.14        1.62        4.51        4.88       (4.93)      (1.44)
October.................                 1.29       (9.69)       1.57       (4.59)       8.88       (1.79)       4.96
November................                 4.31        2.39       (5.12)       6.81        7.53       (4.17)       1.72
December................                20.52        2.35        2.44        4.43       (8.37)       1.68       (6.95)
Compound Annual/
  Period Rate of
  Return................     0.86       23.77       (9.21)       5.07       26.22        3.97       21.88       (7.32)
                          (9 months)                                                                          (10 months)

                                                                    CAPSULE IV-A
                            PRO FORMA OF CAPSULE IV
                          PERFORMANCE OF CHARTER MSFCM

Worst monthly % drawdown past five years: (11.36)% (February 1996)
Worst monthly % drawdown since inception: (12.61)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (15.54)% (10 months, September 1995-June 1996)
Worst month-end peak-to-valley drawdown since inception: (21.40)% (7 months, July 1994-January 1995)
Cumulative return since inception: 95.79%

                                                              MONTHLY PERFORMANCE
                          --------------------------------------------------------------------------------------------
         MONTH              2001        2000        1999        1998        1997        1996        1995        1994
         -----              ----        ----        ----        ----        ----        ----        ----        ----
                             %           %           %           %           %           %           %           %
January.................    (4.30)      (0.64)      (5.33)      (1.55)       9.28        3.27      (12.61)
February................     0.41       (0.41)       1.23       (2.40)       5.94      (11.36)      11.95
March...................     7.05        4.95       (3.06)      (0.53)      (7.23)       1.29       28.37        2.12
April...................    (7.71)       2.11        2.82       (5.78)      (5.69)       4.01        4.32       (2.50)
May.....................     5.95        2.48       (4.25)       6.75        0.63       (4.36)       1.54        2.61
June....................    (2.12)      (4.33)       0.53       (0.59)       0.67       (1.20)      (2.33)       2.31
July....................    (0.93)      (7.78)      (0.23)      (4.41)      14.79        6.43        0.57       (4.53)
August..................     4.69        3.33        4.89       15.30       (2.98)      (2.14)       3.77       (4.87)
September...............    (1.30)      (1.18)       0.37        1.64        4.40        5.18       (4.29)      (1.40)
October.................                 1.41       (9.70)       1.47       (4.39)       8.90       (1.40)       5.31
November................                 4.30        2.43       (5.21)       6.62        6.79       (3.79)       2.11
December................                20.72        2.31        2.40        4.33       (7.33)       2.08       (6.60)
Compound Annual/
  Period Rate of
  Return................     0.78       25.01       (8.61)       5.44       26.88        7.58       25.67       (5.99)
                          (9 months)                                                                          (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING REPLACES THE INFORMATION UNDER THE SUB-CAPTION "--AVAILABILITY OF EXCHANGE ACT REPORTS" BEGINNING ON PAGE 33.
     The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http:// www.sec.gov." Their SEC file numbers are 0-25603 (Charter Graham), 0-25605 (Charter Millburn), 0-25607 (Charter Welton), and 0-26282 (Charter MSFCM).

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED ON PAGES
34-36.

                                 CHARTER GRAHAM
SELECTED FINANCIAL DATA

                                                                                              FOR THE PERIOD FROM
                                                   FOR THE NINE MONTHS        FOR THE YEAR       MARCH 1, 1999
                                                   ENDED SEPTEMBER 30,           ENDED         (COMMENCEMENT OF
                                                --------------------------    DECEMBER 31,      OPERATIONS) TO
                                                   2001           2000            2000         DECEMBER 31, 1999
                                                -----------    -----------    ------------    -------------------
                                                     $              $              $                 $
                                                (Unaudited)    (Unaudited)
REVENUES
Trading profit (loss):
  Realized....................................    5,477,264       (459,075)     4,638,274             839,458
  Net change in unrealized....................    2,299,333     (1,270,027)     2,344,969           1,070,531
                                                -----------    -----------    -----------         -----------
    Total Trading Results.....................    7,776,597     (1,729,102)     6,983,243           1,909,989
Interest income (Morgan Stanley DW)...........    1,017,007        872,695      1,242,395             444,815
                                                -----------    -----------    -----------         -----------
    Total.....................................    8,793,604       (856,407)     8,225,638           2,354,804
                                                -----------    -----------    -----------         -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)............    1,675,089      1,117,185      1,517,906             723,042
Incentive fees................................      973,558         89,338        950,165           --
Management fees...............................      478,597        319,196        433,688             206,583
                                                -----------    -----------    -----------         -----------
    Total.....................................    3,127,244      1,525,719      2,901,759             929,625
                                                -----------    -----------    -----------         -----------
NET INCOME (LOSS).............................    5,666,360     (2,382,126)     5,323,879           1,425,179
                                                ===========    ===========    ===========         ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners..............................    5,604,745     (2,354,221)     5,265,407           1,408,675
General Partner...............................       61,615        (27,905)        58,472              16,504
NET INCOME (LOSS) PER UNIT:
Limited Partners..............................         1.94          (1.07)          2.26                 .29
General Partner...............................         1.94          (1.07)          2.26                 .29
TOTAL ASSETS AT END OF PERIOD.................   43,677,282     21,625,610     30,380,410          21,028,305
TOTAL NET ASSETS AT END OF PERIOD.............   42,790,135     21,206,080     28,771,158          20,661,112
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners..............................        14.49           9.22          12.55               10.29
General Partner...............................        14.49           9.22          12.55               10.29

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2001
March 31...............................................   $ 4,236,263          $ 2,946,614           $ 1.24
June 30................................................    (2,807,638)          (3,534,187)           (1.45)
September 30...........................................     7,364,979            6,253,933             2.15
                                                          -----------          -----------           ------
Total..................................................   $ 8,793,604          $ 5,666,360           $ 1.94
                                                          ===========          ===========           ======
2000
March 31...............................................   $   645,703          $    76,251           $ 0.04
June 30................................................    (2,661,171)          (3,154,240)           (1.42)
September 30...........................................     1,159,061              695,863             0.31
December 31............................................     9,082,045            7,706,005             3.33
                                                          -----------          -----------           ------
Total..................................................   $ 8,225,638          $ 5,323,879           $ 2.26
                                                          ===========          ===========           ======
1999
March 31...............................................   $  (317,134)         $  (349,858)          $(0.80)
June 30................................................       570,495              392,101             0.42
September 30...........................................       911,488              593,509             0.31
December 31............................................     1,189,955              789,427             0.36
                                                          -----------          -----------           ------
Total..................................................   $ 2,354,804          $ 1,425,179           $ 0.29
                                                          ===========          ===========           ======

                                CHARTER MILLBURN
SELECTED FINANCIAL DATA

                                                                                             FOR THE PERIOD FROM
                                                   FOR THE NINE MONTHS       FOR THE YEAR       MARCH 1, 1999
                                                   ENDED SEPTEMBER 30,          ENDED         (COMMENCEMENT OF
                                                 ------------------------    DECEMBER 31,      OPERATIONS) TO
                                                    2001          2000           2000         DECEMBER 31, 1999
                                                 ----------    ----------    ------------    -------------------
                                                     $             $              $                $
                                                 (Unaudited)    (Unaudited)
REVENUES
Trading profit (loss):
  Realized.....................................   3,634,054     (1,014,081)         76,367         (2,134,562)
  Net change in unrealized.....................  (5,005,820)    (1,332,675)      4,050,018            920,823
                                                 ----------     ----------      ----------         ----------
    Total Trading Results......................  (1,371,766)    (2,346,756)      4,126,385         (1,213,739)
Interest income (Morgan Stanley DW)............     982,078      1,017,562       1,404,756            559,942
                                                 ----------     ----------      ----------         ----------
    Total......................................    (389,688)    (1,329,194)      5,531,141           (653,797)
                                                 ----------     ----------      ----------         ----------
EXPENSES
Brokerage fees (Morgan Stanley DW).............   1,639,411      1,267,988       1,699,726            912,182
Management fees................................     468,403        362,282         485,636            260,624
Incentive fees.................................      --             --             --                 103,350
                                                 ----------     ----------      ----------         ----------
    Total......................................   2,107,814      1,630,270       2,185,362          1,276,156
                                                 ----------     ----------      ----------         ----------
NET INCOME (LOSS)..............................  (2,497,502)    (2,959,464)      3,345,779         (1,929,953)
                                                 ==========     ==========      ==========         ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners...............................  (2,469,434)    (2,926,739)      3,310,250         (1,909,044)
General Partner................................     (28,068)       (32,725)         35,529            (20,909)
NET INCOME (LOSS) PER UNIT:
Limited Partners...............................       (0.81)         (1.07)           1.12               (.72)
General Partner................................       (0.81)         (1.07)           1.12               (.72)
TOTAL ASSETS AT END OF PERIOD..................  30,598,012     24,146,176      30,595,019         23,708,029
TOTAL NET ASSETS AT END OF PERIOD..............  30,066,571     23,624,416      29,782,599         23,303,720
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners...............................        9.59           8.21           10.40               9.28
General Partner................................        9.59           8.21           10.40               9.28

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2001
March 31...............................................   $ 3,124,647          $ 2,445,156           $ 0.81
June 30................................................    (1,983,688)          (2,716,749)           (0.90)
September 30...........................................    (1,530,647)          (2,225,909)           (0.72)
                                                          -----------          -----------           ------
Total..................................................   $  (389,688)         $(2,497,502)          $(0.81)
                                                          ===========          ===========           ======
2000
March 31...............................................   $  (702,882)         $(1,243,143)          $(0.46)
June 30................................................      (988,574)          (1,542,703)           (0.55)
September 30...........................................       362,262             (173,618)           (0.06)
December 31............................................     6,860,335            6,305,243             2.19
                                                          -----------          -----------           ------
Total..................................................   $ 5,531,141          $ 3,345,779           $ 1.12
                                                          ===========          ===========           ======
1999
March 31...............................................   $    11,129          $   (25,133)          $(0.05)
June 30................................................       998,179              663,290             0.65
September 30...........................................        69,864             (342,234)           (0.28)
December 31............................................    (1,732,969)          (2,225,876)           (1.04)
                                                          -----------          -----------           ------
Total..................................................   $  (653,797)         $(1,929,953)          $(0.72)
                                                          ===========          ===========           ======

                                 CHARTER WELTON
SELECTED FINANCIAL DATA

                                                                                             FOR THE PERIOD FROM
                                                   FOR THE NINE MONTHS       FOR THE YEAR       MARCH 1, 1999
                                                   ENDED SEPTEMBER 30,          ENDED         (COMMENCEMENT OF
                                                 ------------------------    DECEMBER 31,      OPERATIONS) TO
                                                    2001          2000           2000         DECEMBER 31, 1999
                                                 ----------    ----------    ------------    -------------------
                                                     $             $              $                $
                                                 (Unaudited)    (Unaudited)
REVENUES
Trading profit (loss):
  Realized.....................................  (1,724,715)    (1,740,713)     (2,859,783)        (1,636,293)
  Net change in unrealized.....................    (910,806)    (2,758,513)      1,578,590          1,722,849
                                                 ----------     ----------      ----------         ----------
    Total Trading Results......................  (2,635,521)    (4,499,226)     (1,281,193)            86,556
Interest income (Morgan Stanley DW)............     665,572        950,936       1,274,899            521,699
                                                 ----------     ----------      ----------         ----------
    Total......................................  (1,969,949)    (3,548,290)         (6,294)           608,255
                                                 ----------     ----------      ----------         ----------
EXPENSES
Brokerage fees (Morgan Stanley DW).............   1,049,869      1,190,990       1,547,098            852,522
Management fees................................     299,963        340,283         442,028            243,578
                                                 ----------     ----------      ----------         ----------
    Total......................................   1,349,832      1,531,273       1,989,126          1,096,100
                                                 ----------     ----------      ----------         ----------
NET LOSS.......................................  (3,319,781)    (5,079,563)     (1,995,420)          (487,845)
                                                 ==========     ==========      ==========         ==========
NET LOSS ALLOCATION:
Limited Partners...............................  (3,281,054)    (5,020,667)     (1,972,281)          (481,546)
General Partner................................     (38,727)       (58,896)        (23,139)            (6,299)
NET LOSS PER UNIT:
Limited Partners...............................       (1.20)         (1.84)          (0.73)             (1.07)
General Partner................................       (1.20)         (1.84)          (0.73)             (1.07)
TOTAL ASSETS AT END OF PERIOD..................  18,569,784     20,558,749      23,235,404         23,455,371
TOTAL NET ASSETS AT END OF PERIOD..............  17,987,069     20,122,218      22,309,441         23,077,361
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners...............................        7.00           7.09            8.20               8.93
General Partner................................        7.00           7.09            8.20               8.93

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2001
March 31...............................................   $   104,263          $  (380,499)          $(0.15)
June 30................................................    (3,654,962)          (4,114,323)           (1.49)
September 30...........................................     1,580,750            1,175,041             0.44
                                                          -----------          -----------           ------
Total..................................................   $(1,969,949)         $(3,319,781)          $(1.20)
                                                          ===========          ===========           ======
2000
March 31...............................................   $   388,352          $  (124,909)          $(0.07)
June 30................................................    (2,342,058)          (2,871,389)           (1.03)
September 30...........................................    (1,594,584)          (2,083,265)           (0.74)
December 31............................................     3,541,996            3,084,143             1.11
                                                          -----------          -----------           ------
Total..................................................   $    (6,294)         $(1,995,420)          $(0.73)
                                                          ===========          ===========           ======
1999
March 31...............................................   $  (405,344)         $  (448,855)          $(0.77)
June 30................................................       276,019               42,626            (0.02)
September 30...........................................    (1,207,416)          (1,588,856)           (0.85)
December 31............................................     1,944,996            1,507,240             0.57
                                                          -----------          -----------           ------
Total..................................................   $   608,255          $  (487,845)          $(1.07)
                                                          ===========          ===========           ======

                                 CHARTER MSFCM
SELECTED FINANCIAL DATA

                                           FOR THE NINE MONTHS
                                           ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            2001         2000         2000         1999         1998         1997         1996
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                             $            $            $            $            $            $            $
                                       (Unaudited)   (Unaudited)
REVENUES
Trading profit (loss):
 Realized............................   3,878,328    (2,291,402)    5,655,002   (3,118,414)  10,745,170    9,351,615    5,018,781
 Net change in unrealized............  (1,961,018)    2,537,858     3,263,304    1,054,886   (6,135,777)   5,066,794     (307,152)
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total Trading Results.............   1,917,310       246,456     8,918,306   (2,063,528)   4,609,393   14,418,409    4,711,629
Interest income (Morgan Stanley
 DW).................................   1,208,060     1,181,959     1,611,060    1,492,539    1,722,659    1,839,463    1,841,956
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total.............................   3,125,370     1,428,415    10,529,366     (570,989)   6,332,052   16,257,872    6,553,585
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)...   2,008,525     1,376,050     1,821,573    2,089,386    2,293,998    2,944,705    3,548,366
Management fees (Morgan Stanley
 Futures & Currency Management)......     573,864       771,889       982,932    1,194,754    1,365,216    1,393,730    1,401,716
Incentive fees (Morgan Stanley
 Futures & Currency Management)......     148,065        --           205,168       --          284,832    1,009,675       --
Transaction fees and costs...........      --            75,576        83,748      134,354      154,590      186,730      232,569
Administrative expenses..............      --            54,000        66,000       72,000       74,000       96,000       92,000
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total.............................   2,730,454     2,277,515     3,159,421    3,490,494    4,172,636    5,630,840    5,274,651
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)....................     394,916      (849,100)    7,369,945   (4,061,483)   2,159,416   10,627,032    1,278,934
                                       ==========    ==========    ==========   ==========   ==========   ==========   ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners.....................     390,139      (835,785)    7,257,147   (4,013,384)   2,098,465   10,408,317    1,247,078
General Partner......................       4,777       (13,315)      112,798      (48,099)      60,951      218,715       31,856
NET INCOME (LOSS) PER UNIT:
Limited Partners.....................        0.15         (0.40)         3.36        (1.43)        0.75         3.08         0.45
General Partner......................        0.15         (0.40)         3.36        (1.43)        0.75         3.08         0.45
TOTAL ASSETS AT END OF PERIOD........  41,573,920    31,219,791    38,755,372   36,874,230   45,904,521   48,991,106   45,730,849
TOTAL NET ASSETS AT END OF PERIOD....  40,722,831    30,674,964    37,382,311   36,185,214   45,472,168   48,002,629   44,794,454
NET ASSET VALUE PER UNIT AT END OF
 PERIOD
Limited Partners.....................       17.65         13.74         17.50        14.14        15.57        14.82        11.74
General Partner......................       17.65         13.74         17.50        14.14        15.57        14.82        11.74

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2001
March 31...............................................   $ 2,101,728          $ 1,128,332           $ 0.51
June 30................................................      (817,393)          (1,676,192)           (0.77)
September 30...........................................     1,841,035              942,776             0.41
                                                          -----------          -----------           ------
Total..................................................   $ 3,125,370          $   394,916           $ 0.15
                                                          ===========          ===========           ======
2000
March 31...............................................   $ 2,017,694          $ 1,142,792           $ 0.47
June 30................................................       766,640               36,666             0.00
September 30...........................................    (1,355,919)          (2,028,558)           (0.87)
December 31............................................     9,100,951            8,219,045             3.76
                                                          -----------          -----------           ------
Total..................................................   $10,529,366          $ 7,369,945           $ 3.36
                                                          ===========          ===========           ======
1999
March 31...............................................   $(2,319,679)         $(3,270,440)          $(1.13)
June 30................................................       410,969             (467,316)           (0.17)
September 30...........................................     2,734,548            1,804,346             0.66
December 31............................................    (1,396,827)          (2,128,073)           (0.79)
                                                          -----------          -----------           ------
Total..................................................   $  (570,989)         $(4,061,483)          $(1.43)
                                                          ===========          ===========           ======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     THE FOLLOWING UPDATES, FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000, AND SUPPLEMENTS THE YEAR 2000 INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- RESULTS OF OPERATIONS" ON PAGES 37-43.

CHARTER GRAHAM

For the Nine Months Ended September 30, 2001.

     For the nine months ended September 30, 2001, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 15.4% were recorded in the global interest rate futures markets primarily during August and September from long positions in U.S. interest rate futures as domestic bond prices trended higher amid concerns for the U.S. economy, declining stock prices, as well as in reaction to the Federal Reserve's interest rate cuts. Smaller gains were recorded from long positions in short-term European interest rate futures as prices trended higher. In the global stock index futures markets, gains of approximately 9.6% were recorded during July through September from short positions in DAX, Nikkei and TOPIX Index futures as equity prices moved sharply lower on corporate profit warnings and amid worries regarding global economic uncertainty. In the metals markets, gains of approximately 5.7% were recorded primarily throughout the third quarter from short futures positions in aluminum, copper and nickel as base metals prices trended lower as a result of increased supplies and weak demand. In the soft commodities markets, gains of approximately 2.0% were recorded throughout the first quarter from short cotton futures positions as prices moved lower on weak export sales and low demand. These gains were partially offset by losses of approximately 4.3% recorded in the currency markets from cross-rate transactions involving the British pound relative to the Swiss franc and Japanese yen, as well as from trading the euro relative to the British pound and Canadian dollar. In the energy markets, losses of approximately 3.5% were experienced primarily during April from short positions in crude oil futures as prices moved higher on supply concerns amid refinery production problems. Additional losses were experienced during the third quarter from long futures positions in crude oil and its refined products as oil prices reversed lower due to near-term concerns over the effects of a global economic slowdown on oil demand.

     For the nine months ended September 30, 2001, Charter Graham recorded total trading revenues, including interest income, of $8,793,604. Total expenses for the nine months ended September 30, 2001 were $3,127,244, resulting in net income of $5,666,360. The net asset value of a unit increased from $12.55 at December 31, 2000 to $14.49 at September 30, 2001.

For the Nine Months Ended September 30, 2000.

     For the nine months ended September 30, 2000, Charter Graham posted a decrease in net asset value per unit. The most significant losses of approximately 13.1% were recorded in the global interest rate futures markets primarily during February from short positions in short and medium-term U.S. Treasury note futures as prices rose in late February as the U.S. stock markets fluctuated and investors shifted assets to short-term Treasury notes from stocks and 30 year bonds. During April and early May, additional losses were recorded from long positions in U.S. interest rate futures as prices declined amid fears of additional interest rate hikes by the U.S. Federal Reserve. Newly established short positions incurred additional losses later in May and during June as prices moved higher amid signs that U.S. economic growth has slowed and the prospects of additional interest rate hikes by the Federal Reserve were fading. In the agricultural markets, losses of approximately 4.7% were experienced throughout a majority of the second quarter from long positions in corn and soybean futures as prices declined due to forecasts for heavy rain in the U.S. growing regions. In the global stock index futures markets, losses of approximately 4.4% were recorded primarily during April from long positions in U.S. stock index futures as domestic equity prices declined amid fears of inflation and concerns that the Federal Reserve may need to raise interest rates more aggressively. Additional losses were experienced during late July from long positions in U.S. stock index futures as U.S. equity prices declined as renewed fears that the Federal Reserve will raise interest rates exacerbated concerns that corporate earnings may be slowing. During September, losses were recorded from long positions as domestic stock prices fell on technology stock jitters and fears of a continuous increase in oil prices. In the metals markets, losses of approximately 2.1% were experienced primarily from long aluminum and copper futures positions as prices reversed lower in early February due primarily to technically based selling. During April and May, additional losses were experienced from long positions in copper, zinc and nickel as most base metals prices moved lower. A portion of the partnership's overall losses was partially offset by gains of approximately 10.7% recorded in the energy markets primarily during January and March from long futures positions in crude oil and its related products as prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. Gains were also recorded during May, June and August from long futures positions in crude oil as the previous upward movement in oil prices reemerged amid rising concerns regarding supplies and production levels. Additional gains were recorded during May, August and September from long positions in natural gas futures as prices continued their upward trend, as data released by the American Gas Association further confirmed fears that inventory levels remain low and amid supply and storage concerns. In the currency markets, gains of approximately 6.2% were produced primarily during January, April and August from short positions in the euro and Swiss franc as the value of these currencies weakened versus the U.S. dollar amid skepticism about Europe's economic outlook, and lack of public support for the economy from European officials.

     For the nine months ended September 30, 2000, Charter Graham recorded total trading losses, net of interest income, of $856,407. Total expenses for the nine months ended September 30, 2000 were $1,525,719, resulting in a net loss of $2,382,126. The net asset value of a unit decreased from $10.29 at December 31, 1999 to $9.22 at September 30, 2000.

2000 Results.

     For the year ended December 31, 2000, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 15.8% were recorded in the currency markets primarily during January, April, August, and October from short positions in the euro and Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Additional gains were recorded primarily during November from short positions in the Korean won as its value weakened versus the U.S. dollar due to concerns over political and economic woes in that region. In the interest rate futures markets, gains of approximately 12.9% were recorded primarily during November and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid the speculation that the U.S. Federal Reserve would lower interest rates in the near future. In the energy markets, gains of approximately 11.9% were recorded primarily during May, August, September, November and December from long positions in natural gas futures as prices climbed to all-time highs amid supply and storage concerns. A portion of the partnership's overall gains was partially offset by losses of approximately 3.7% recorded in the metals markets primarily during November and December from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

     For the year ended December 31, 2000, Charter Graham recorded total trading revenues, including interest income, of $8,225,638. Total expenses for the year ended December 31, 2000 were $2,901,759, resulting in net income of $5,323,879. The net asset value of a unit increased from $10.29 at December 31, 1999 to $12.55 at December 31, 2000.

CHARTER MILLBURN

For the Nine Months Ended September 30, 2001.

     For the nine months ended September 30, 2001, Charter Millburn posted a decrease in net asset value per unit. The most significant losses of approximately 11.6% were recorded in the energy markets primarily during early April from short positions in crude oil futures as prices moved higher on supply concerns amid refinery production problems, and during August from short futures positions as prices rose as a result of declining inventories and growing tensions in the Middle East. In the currency markets, losses of approximately 1.3% were experienced primarily during September from long positions in the euro as its value relative to the British pound reversed lower. Smaller currency losses were recorded from transactions involving the British pound relative to the Japanese yen. These losses were partially offset by gains of approximately 5.7% recorded throughout a majority of the third quarter in the global stock index futures markets from short positions in Hang Seng and DAX Index futures as equity prices moved sharply lower on corporate profit warnings and amid worries regarding global economic uncertainty. Additional gains of approximately 3.7% were recorded in the global interest rate futures markets primarily during August and September from long positions in short-term U.S. interest rate futures as prices trended higher following interest rate cuts by the U.S. Federal Reserve and as investors sought the safe-haven of shorter maturity fixed income investments.

     For the nine months ended September 30, 2001, Charter Millburn recorded total trading losses, net of interest income, of $389,688. Total expenses for the nine months ended September 30, 2001 were $2,107,814, resulting in a net loss of $2,497,502. The net asset value of a unit decreased from $10.40 at December 31, 2000 to $9.59 at September 30, 2001.

For the Nine Months Ended September 30, 2000.

     For the nine months ended September 30, 2000, Charter Millburn posted a decrease in net asset value per unit. The most significant losses of approximately 6.6% were recorded in the currency markets primarily during April from long positions in the Japanese yen as the value of the yen weakened versus the U.S. dollar amid fears of additional Bank of Japan intervention. During May and June, losses were recorded from short positions in the Japanese yen as its value reversed higher versus the U.S. dollar following hints by Bank of Japan governor Hayami of the possible end of the zero interest rate policy in Japan. The U.S. dollar weakened further versus the yen during June due primarily to the perception that interest rates in the U.S. may have topped out. During August, additional losses were incurred from short positions in the Japanese yen following comments by a senior Japanese official stating that the Bank of Japan could raise interest rates again by year-end. In the global interest rate futures markets, losses of approximately 5.6% were experienced primarily during July and September from short positions in German interest rate futures as prices increased on benign economic data, volatility in the equity markets and concerted intervention in the foreign exchange markets. In the global stock index futures markets, losses of approximately 4.4% were recorded primarily from long futures positions in the Hang Seng Index as most global equity prices reversed lower in early January amid fears of interest rate hikes. During March and June, additional losses were recorded from trading Hang Seng and TOPIX Index futures due to trendless price movement within most of the world's stock markets. In the metals markets, losses of approximately 2.7% were experienced throughout a majority of the third quarter from long positions in zinc and aluminum futures as prices decreased on technical factors. In the agricultural markets, losses of approximately 2.0% were incurred primarily during February, May, June and early July from long wheat futures positions as prices declined as a result of insufficient demand and heavy rain in the U.S. production areas. A portion of the Partnership's overall losses was offset by gains of approximately 9.9% recorded in the energy markets primarily during February, May, June and August from long positions in crude oil futures and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles, increasing demand and rising concerns regarding supplies and production levels. Additional gains were recorded during

May, August and September from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the soft commodities markets, profits of approximately 1.3% were recorded primarily during May, June and July from long sugar futures positions as prices moved higher due to strong demand, declining production from Brazil and decreasing global supplies.

     For the nine months ended September 30, 2000, Charter Millburn recorded total trading losses, net of interest income, of $1,329,194. Total expenses for the nine months ended September 30, 2000 were $1,630,270, resulting in a net loss of $2,959,464. The net asset value of a unit decreased from $9.28 at December 31, 1999 to $8.21 at September 30, 2000.

2000 Results.

     For the year ended December 31, 2000, Charter Millburn posted an increase in net asset value per unit. The most significant gains of approximately 11.1% were recorded in the energy markets primarily during February, May, June, August, October, and November from long positions in crude oil futures and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid increasing demand and rising concerns regarding supplies and production levels. Additional gains were recorded during May, August, September, and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 8.1% were recorded primarily during August, November and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European interest rate futures as prices rose amid speculation that the U.S. Federal Reserve would lower interest rates. A portion of the partnership's overall gains was partially offset by losses of approximately 3.3% recorded in the global stock index futures markets primarily from long futures positions in the Hang Seng Index as most global equity prices reversed lower in early January amid fears of interest rate hikes. During March and June, additional losses were recorded from trading Hang Seng Index futures due to trendless price movement within most of the world's stock markets.

     For the year ended December 31, 2000, Charter Millburn recorded total trading revenues, including interest income, of $5,531,141. Total expenses for the year ended December 31, 2000 were $2,185,362, resulting in net income of $3,345,779. The net asset value of a unit increased from $9.28 at December 31, 1999 to $10.40 at December 31, 2000.

CHARTER WELTON

For the Nine Months Ended September 30, 2001.

     For the nine months ended September 30, 2001, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 10.9% were recorded in the energy markets primarily during February from short futures positions in crude oil and its related products as prices reversed higher amid cold weather forecasts, anticipated OPEC production cuts and a tightening in supplies. Additional losses were experienced during July and August from short positions as oil prices reversed higher due to a drop in crude oil inventories, an OPEC production cut and growing tensions in the Middle East. In the currency markets, losses of approximately 9.0% were recorded primarily during January and February from cross-rate transactions involving the euro relative to the Japanese yen due to short term volatility as a result of conflicting economic signals and a surprise cut in the discount rate by the Bank of Japan. Additional currency losses were experienced during late September from long positions in the Japanese yen as its value reversed lower relative to the U.S. dollar following surprise interventions by the Bank of Japan. Smaller losses of approximately 1.7% were recorded in the metals markets primarily during April and early May from short gold futures positions as prices climbed higher on weakness in the U.S. dollar. These losses were partially offset by gains of approximately 12.8% recorded in the global interest rate futures markets primarily during August and September from long positions in short-term U.S. interest rate futures as prices trended higher following interest rate cuts by the U.S. Federal Reserve and as investors sought the safe haven of shorter maturity fixed income investments. In the soft commodities markets, profits of approximately 1.1% were recorded primarily during February from short cotton futures positions as cotton prices declined on weak export sales and low demand.

     For the nine months ended September 30, 2001, Charter Welton recorded total trading losses, net of interest income, of $1,969,949. Total expenses for the nine months ended September 30, 2001 were $1,349,832, resulting in a net loss of $3,319,781. The net asset value of a unit decreased from $8.20 at December 31, 2000 to $7.00 at September 30, 2001.

For the Nine Months Ended September 30, 2000

     For the nine months ended September 30, 2000, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 9.7% were recorded in the global stock index futures markets primarily during January from long positions in U.S. stock index futures as U.S. and European equity prices reversed lower after rallying higher in December amid fears of interest rate hikes in the U.S. and Europe. During April, additional losses were recorded from long U.S. stock index futures positions as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. In the global interest rate futures markets, losses of approximately 4.6% were recorded throughout the majority of the second and third quarters from short positions in German bund futures as prices were pushed higher by a rise in U.S. prices. Additional losses were recorded primarily during mid September from long positions in Australian interest rate futures as prices declined following a pattern set by U.S. Treasuries. In the currency markets, losses of approximately 4.5% were experienced primarily during April from long positions in the Japanese yen as the value of the yen weakened versus the U.S. dollar amid fears of additional Bank of Japan intervention. During May and June, losses were recorded from short positions in the Japanese yen as its value reversed higher versus the U.S. dollar following hints by Bank of Japan governor Hayami of the possible end of the zero interest rate policy in Japan. In the soft commodities markets, losses of approximately 2.7% were recorded primarily during mid July from coffee futures positions as coffee prices moved in an extremely erratic manner on conflicting weather signals from Brazil. In the metals markets, losses of approximately 2.6% resulted primarily during June from short aluminum futures positions as prices reversed sharply higher at mid month on institutional buying and fears that U.S. capacity could be hit further by power shortages. Additional losses were recorded primarily during September from short zinc futures positions as prices increased. A portion of the Partnership's overall losses were offset by gains of approximately 4.4% recorded in the energy markets primarily during January and February from long positions in crude oil futures and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. Gains were also recorded during May and June from long futures positions in crude oil as the previous upward movement in oil prices re-emerged amid rising concerns regarding supplies and production levels. During August, additional gains were recorded from long positions in crude oil futures and its related products as prices increased as ongoing supply concerns outweighed signals from Saudi Arabia that it would seek a suitable production increase to ease the crunch. Additional gains were recorded during May, August and September from long positions in natural gas futures as prices continued their upward trend on supply and storage concerns.

     For the nine months ended September 30, 2000, Charter Welton recorded total trading losses, net of interest income, of $3,548,290. Total expenses for the nine months ended September 30, 2000 were $1,531,273, resulting in a net loss of $5,079,563. The net asset value of a unit decreased from $8.93 at December 31, 1999 to $7.09 at September 30, 2000.

2000 Results.

     For the year ended December 31, 2000, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 10.8% were recorded in the global stock index futures markets primarily during January from long positions in U.S. stock index futures as

U.S. and European equity prices reversed lower, after rallying higher in December 1999, amid fears of interest rate hikes in the U.S. and Europe. During April, additional losses were recorded from long U.S. stock index futures positions as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. In the metals markets, losses of approximately 5.6% resulted primarily from short aluminum futures positions as prices reversed sharply higher during mid-June on institutional buying and fears that U.S. capacity could be hit further by power shortages. Additional losses were incurred throughout the fourth quarter from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. A portion of the partnership's overall losses was partially offset by gains of approximately 7.2% recorded in the energy markets primarily during November and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 6.5% were recorded primarily during August and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities.

     For the year ended December 31, 2000, Charter Welton recorded total trading losses, net of interest income, of $6,294. Total expenses for the year ended December 31, 2000 were $1,989,126, resulting in a net loss of $1,995,420. The net asset value of a unit decreased from $8.93 at December 31, 1999 to $8.20 at December 31, 2000.

CHARTER MSFCM

For the Nine Months Ended September 30, 2001.

     For the nine months ended September 30, 2001, Charter MSFCM posted an increase in net asset value per unit. The most significant gains of approximately 9.3% were recorded during January, February, August and September in the global interest rate futures markets from long positions in short-term U.S. interest rate futures as prices trended higher following interest rate cuts by the U.S. Federal Reserve and as investors sought the safe haven of shorter maturity fixed income investments. Additional gains were recorded during the first and third quarter from long positions in German interest rate futures as prices trended higher in response to an interest rate cut by the European Central Bank, strength in the euro and weakness in global equity prices. In the metals markets, profits of approximately 1.6% were recorded primarily during July and September from short positions in copper futures as base metal prices moved lower amid ongoing demand concerns. These gains were partially offset by losses of approximately 3.9% recorded in the energy markets throughout the first nine months of the year from crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production and global demand. In the currency markets, losses of approximately 1.8% were experienced primarily during July and September from transactions involving the euro relative to the British pound. Smaller losses were incurred during April and May from short positions in the Japanese yen as the value of the yen reversed higher versus the U.S. dollar following a surprise interest rate cut by the U.S. Federal Reserve and on optimism that the Japanese government would unveil an emergency package to stimulate that country's ailing economy. Short yen positions experienced additional losses during August as its value strengthened versus the U.S. dollar due to a Japanese repatriation of assets and the weakness in the U.S. dollar resulting from economic pessimism.

     For the nine months ended September 30, 2001, Charter MSFCM recorded total trading revenues, including interest income, of $3,125,370. Total expenses for the nine months ended September 30, 2001 were $2,730,454, resulting in net income of $394,916. The net asset value of a unit increased from $17.50 at December 31, 2000 to $17.65 at September 30, 2001.

For the Nine Months Ended September 30, 2000

     For the nine months ended September 30, 2000, Charter MSFCM posted a decrease in net asset value per unit. The most significant losses of approximately 11.7% were recorded in the global interest rate futures markets primarily throughout a majority of the second quarter and during July from short positions in German bund futures as prices were pushed higher by a rise in U.S. prices. Additional losses were incurred primarily during February from long positions in Japanese government bond futures as prices decreased in response to the yen's weakness and the perception in Japan that, despite a zero interest rate policy, 10-year interest rates were too low. During September, losses were also recorded from short positions in Japanese interest rate futures as bond prices surged as investors sought refuge from declining stock prices in the U.S. and Japan. In the global stock index futures markets, losses of approximately 6.3% were incurred throughout a majority of the first quarter and during April, late July and September from long positions in S&P 500 Index futures as domestic stock prices declined due to volatility in the technology sector and fears that the Federal Reserve will be forced to take aggressive action to slow the economy. In the metals markets, losses of approximately 3.4% were recorded throughout a majority of the third quarter from long aluminum futures positions as prices declined amid currency and oil price fluctuations and on fears that the global economy could be set for a growth slowdown. A portion of the Partnership's overall losses were partially offset by gains of approximately 12.7% recorded in the energy markets primarily during May from long positions in natural gas futures as prices trended higher on fears that inventory levels remain low. Additional gains were recorded during February from long positions in crude oil futures as prices increased due to a combination of cold weather, declining inventories and increasing demand. Oil prices also increased during June in reaction to the dismissal by OPEC of a price setting mechanism and a promise of only a modest production increase. In the currency markets, gains of approximately 5.2% were recorded primarily during March, April and September from short positions in the euro as the value of the European common currency weakened versus the U.S. dollar and British pound on a lack of European support for the common currency. Offsetting currency losses were experienced during March as the value of the Japanese yen reversed higher versus the U.S. dollar, despite dollar buying intervention by the Bank of Japan on two occasions during the month. During April and early May, additional losses were recorded from long positions in the Japanese yen as its value weakened relative to the U.S. dollar amid fears of an additional Bank of Japan intervention and as Japanese consumer confidence remained sluggish.

     For the nine months ended September 30, 2000, Charter MSFCM recorded total trading revenues, including interest income, of $1,428,415. Total expenses for the nine months ended September 30, 2000 were $2,277,515, resulting in a net loss of $849,100. The net asset value of a unit decreased from $14.14 at December 31, 1999 to $13.74 at September 30, 2000.

2000 Results.

     For the year ended December 31, 2000, Charter MSFCM posted an increase in net asset value per unit. The partnership posted gains in 2000 as a result of strong trends in the energy and currency futures markets. In the energy sector, profits of approximately 20.2% resulted primarily from long positions in the natural gas and crude oil futures markets. Natural gas saw its price rise to record levels in 2000. Recent low inventory levels, sluggish supply and cold winter weather combined to push prices to such high levels. In the crude oil market, gains were realized from long positions earlier in the year as prices rose to nine-year highs on a combination of cold weather, declining inventories and increasing demand. In addition, concerns about future output levels from the world's leading producer countries added to the upward price momentum. Later in the year, however, profits resulted from short positions as the price of crude oil futures fell on expectations that Iraqi oil exports would resume and on fears that the slowdown in the economy would curb demand while at the same time increase supply. In the currency markets, gains of approximately 15.4% were recorded primarily from short positions in the euro, Swiss franc and Swedish krona as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Strong economic data out of the U.S. and interest rate hikes in the U.S. also boosted the dollar and, subsequently, added to the euro's difficulties. Later in the year as the bullish trend in the U.S. dollar reversed, additional gains were recorded from long positions in the euro, Swiss franc and Swedish krona verses the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. A portion of these gains was offset by losses experienced in the metals and stock index futures markets. The majority of losses, approximately 8.8%, were experienced in the metals markets primarily from aluminum futures. From a technical standpoint, the price of aluminum traded in a very volatile pattern throughout the year leaving little opportunity for the development of trends. In addition, long positions in this market, particularly in the second half of the year, resulted in losses as price declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. Losses of approximately 6.1% were recorded in the global stock index futures markets. The S&P 500 Index traded in a very choppy pattern resulting in losses for both long and short positions. Contributing to this price pattern was uncertainty over the state of the U.S. economy.

     For the year ended December 31, 2000, Charter MSFCM recorded total trading revenues, including interest income, of $10,529,366. Total expenses for the year ended December 31, 2000 were $3,159,421, resulting in net income of $7,369,945. The net asset value of a unit increased from $14.14 at December 31, 1999 to $17.50 at December 31, 2000.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS" ON PAGES 47-49.

     The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 2001 and 2000.

CHARTER GRAHAM:

     As of September 30, 2001 and 2000, Charter Graham's total capitalization was approximately $43 million and $21 million, respectively.

                                                                        VAR
                                                                   SEPTEMBER 30,
                                                                -------------------
                               MARKET CATEGORY                    2001       2000
                               ---------------                    ----       ----
                                                                   %          %
                Interest Rate.................................   (3.42)     (1.89)
                Currency......................................   (0.83)     (2.18)
                Equity........................................   (0.41)     (1.21)
                Commodity.....................................   (0.96)     (1.59)
                Aggregate Value at Risk.......................   (3.82)     (3.30)

CHARTER MILLBURN:

     As of September 30, 2001 and 2000, Charter Millburn's total capitalization was approximately $30 million and $24 million, respectively.

                                                                        VAR
                                                                   SEPTEMBER 30,
                                                                -------------------
                               MARKET CATEGORY                    2001       2000
                               ---------------                    ----       ----
                                                                   %          %
                Currency......................................   (2.74)     (1.77)
                Interest Rate.................................   (1.58)     (1.37)
                Equity........................................   (0.47)     (0.88)
                Commodity.....................................   (0.83)     (1.17)
                Aggregate Value at Risk.......................   (3.33)     (2.71)

CHARTER WELTON:

     As of September 30, 2001 and 2000, Charter Welton's total capitalization was approximately $18 million and $20 million, respectively.

                                                                        VAR
                                                                   SEPTEMBER 30,
                                                                -------------------
                               MARKET CATEGORY                    2001       2000
                               ---------------                    ----       ----
                                                                   %          %
                Interest Rate.................................   (2.26)     (1.09)
                Currency......................................   (1.58)     (1.47)
                Equity........................................   (0.61)     (0.02)
                Commodity.....................................   (1.70)     (1.73)
                Aggregate Value at Risk.......................   (3.32)     (2.35)

CHARTER MSFCM:

     As of September 30, 2001 and 2000, Charter MSFCM's total capitalization was approximately $41 million and $31 million, respectively.

                                                                        VAR
                                                                   SEPTEMBER 30,
                                                                -------------------
                               MARKET CATEGORY                    2001       2000
                               ---------------                    ----       ----
                                                                   %          %
                Interest Rate.................................   (1.99)     (0.53)
                Currency......................................   (1.30)     (3.06)
                Commodity.....................................   (1.00)     (2.60)
                Equity........................................   (0.19)        --
                Aggregate Value at Risk.......................   (2.34)     (3.67)

     Aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR or the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

     The tables above represent the VaR of each partnership's open positions at September 30, 2001 and 2000 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

     The tables below supplement the September 30, 2001 VaR set forth above by presenting each partnership's high, low, and average VaR as a percentage of total net assets for the four quarterly reporting periods from October 1, 2000 through September 30, 2001.

CHARTER GRAHAM

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Interest Rate.........   (3.42)      (0.54)      (2.22)
Currency..............   (1.56)      (0.64)      (1.01)
Equity................   (0.45)      (0.41)      (0.43)
Commodity.............   (1.22)      (0.90)      (1.06)
Aggregate Value at
  Risk................   (3.82)      (1.92)      (2.74)

CHARTER MILLBURN

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Currency..............   (3.16)      (1.76)      (2.60)
Interest Rate.........   (2.27)      (1.11)      (1.66)
Equity................   (0.47)      (0.25)      (0.39)
Commodity.............   (1.65)      (0.73)      (1.01)
Aggregate Value at
  Risk................   (3.71)      (3.03)      (3.40)

CHARTER WELTON

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Interest Rate.........   (3.52)      (2.26)      (2.88)
Currency..............   (2.30)      (1.35)      (1.71)
Equity................   (0.61)         --       (0.26)
Commodity.............   (1.70)      (0.61)      (1.28)
Aggregate Value at
  Risk................   (4.90)      (3.32)      (3.86)

CHARTER MSFCM

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Interest Rate.........   (3.11)      (1.14)      (2.14)
Currency..............   (3.15)      (1.30)      (2.26)
Commodity.............   (2.33)      (1.00)      (1.54)
Equity................   (0.19)      (0.08)      (0.13)
Aggregate Value at
  Risk................   (4.15)      (2.34)      (3.56)

     THE FOLLOWING REPLACES THE INFORMATION UNDER THE SUB-CAPTION "--NON-TRADING RISK" ON PAGE 50.

     Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 85-98%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.

     Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnership's net assets.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES" ON PAGES 50-54.

     CHARTER GRAHAM

     The following were the primary trading risk exposures of Charter Graham as of September 30, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of Charter Graham at September 30, 2001 was to the global interest rate complex. Exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the United States and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g. Australia. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Currency. The second largest market exposure at September 30, 2001 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At September 30, 2001, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.

     Equity. The primary equity exposure at September 30, 2001 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. At September 30, 2001, the partnership's primary exposures were to the TOPIX (Taiwan), S&P 500 (U.S.), Nikkei (Japan) and Dow Jones Industrial Average (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity.

     Metals. The partnership's metals exposure at September 30, 2001 was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as aluminum, copper, nickel and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.

     Energy. At September 30, 2001, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Soft Commodities and Agriculturals. At September 30, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, cotton and livestock markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.

     CHARTER MILLBURN

     The following were the primary trading risk exposures of Charter Millburn as of September 30, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Currency. The primary market exposure of Charter Millburn at September 30, 2001, was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At September 30, 2001, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.

     Interest Rate. At September 30, 2001 the partnership's exposure to the interest rate market complex was primarily spread across the U.S., German and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy and Canada. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Equity. The primary equity exposure at September 30, 2001, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. At September 30, 2001, the partnership's primary exposures were to the Hang Seng (China), TOPIX (Taiwan) and DAX (Germany) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity

     Soft Commodities and Agriculturals. At September 30, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure, however, was to the sugar, coffee and cotton markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

     Energy. At September 30, 2001, the partnership's energy exposure was primarily to futures contracts in the natural gas markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's primary metals market exposure at September 30, 2001 was to fluctuations in the price of precious metals, such as gold, and base metals, such as aluminum. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.

     CHARTER WELTON

     The following were the primary trading risk exposures of Charter Welton as of September 30, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of Charter Welton at September 30, 2001 was to the global interest rate complex. Exposure was primarily spread across the U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries include France, U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g. Australia. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Currency. The partnership's currency exposure at September 30, 2001 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At September 30, 2001, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.

     Equity. The primary equity exposure at September 30, 2001 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2001, the partnership's primary exposure was to the S&P 500 (U.S.) stock index. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity

     Energy. On September 30, 2001, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals market exposure at September 30, 2001 was to fluctuations in the price of base metals such as nickel and aluminum. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.

     CHARTER MSFCM

     The following were the primary trading risk exposures of Charter MSFCM as of September 30, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The largest market exposure of Charter MSFCM at September 30, 2001 was to the global interest rate complex. The partnership's exposure was primarily spread across German and U.S. interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries include France, U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Currency. The second largest market exposure of the partnership at September 30, 2001 was to the currency sector. The partnership's currency exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At September 30, 2001, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include the major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.

Commodity

     Energy. At September 30, 2001, the partnership's energy exposure was shared primarily by futures contracts in the crude oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals exposure at September 30, 2001 was to fluctuations in the price of precious metals, such as gold, and base metals, such as aluminum, copper, nickel and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.

     Equity. The partnership's primary equity exposure was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2001, the partnership's primary exposure was to the S&P 500 (U.S.) stock index. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.


     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE" ON PAGE 54.


     The following was the only non-trading risk exposure of each partnership at September 30, 2001:

     FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

CHARTER GRAHAM         CHARTER MILLBURN       CHARTER WELTON         CHARTER MSFCM
---------------------  ---------------------  ---------------------  ---------------------
euros                  euros                  Japanese yen           Australian dollars
Japanese yen           Hong Kong dollars                             euros
Swedish kroner

                              THE GENERAL PARTNER

     THE FOLLOWING UPDATES AND REPLACES THE SECOND PARAGRAPH UNDER THE CAPTION "THE GENERAL PARTNER" ON PAGE 55.

     The general partner is or has been the general partner and commodity pool operator for 35 commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2001, the general partner had approximately $1.2 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2001, there were approximately 67,000 investors in the commodity pools managed by Demeter.

     THE FOLLOWING INDIVIDUAL WAS ADDED AS A DIRECTOR OF THE GENERAL PARTNER.

     Anthony J. DeLuca, age 38, is a Director of the general partner. Mr. DeLuca is also a Director of Morgan Stanley Futures & Currency Management. Mr. DeLuca was appointed the Controller of Asset Management for Morgan Stanley. in June 1999. Prior to that Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had Morgan Stanley Dean Witter & Co. as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A. degree in Accounting.


     THE FOLLOWING UPDATES AND REPLACES THE CHART UNDER THE SUB-CAPTION "-- DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGE 58. THE FOOTNOTES ON PAGE 59 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1996 THROUGH SEPTEMBER 30,
                                     2001)

                                                                                 CURRENT      CURRENT      CUMULATIVE
                                                                                  TOTAL      NET ASSET       RETURN
                                        START      CLOSE        AGGREGATE       NET ASSET    VALUE PER        SINCE
          FUND TYPE/FUND(1)            DATE(2)    DATE(3)    SUBSCRIPTION(4)    VALUE(5)      UNIT(6)     INCEPTION(7)
          -----------------            -------    -------    ---------------    ---------    ---------    ------------
                                                                    $               $            $              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)              Jul-83     N/A           29,276,299       8,297,614    3,170.46        223.52
DW Diversified Futures Fund L.P.       Apr-88     N/A          206,815,107      83,438,037    1,225.37        385.85
DW Multi-Market Portfolio L.P.(12)     Sep-88     N/A          252,526,000       8,240,744    1,396.14         39.61
DW Diversified Futures Fund II L.P.    Jan-89     N/A           13,210,576       8,195,523    3,202.64        220.26
DW Diversified Futures Fund III L.P.   Nov-90     N/A          126,815,755      46,077,156    2,024.78        102.48
DW Portfolio Strategy Fund L.P.(13)    Feb-91     N/A          143,522,564      85,535,315    2,607.94        160.79
Morgan Stanley Spectrum                Nov-94     N/A           78,324,695      55,926,427       15.64         56.40
 Global Balanced L.P.
Morgan Stanley Spectrum                Jan-98     N/A           45,192,699      13,581,410        5.90        (41.00)
 Commodity L.P.
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II (14)            Jan-85     N/A           65,653,270      22,882,157    4,302.20        341.25
DW Cornerstone Fund III (14)           Jan-85     N/A          137,132,762      28,530,937    3,245.65        233.81
DW Cornerstone Fund IV (14)            May-87     N/A          168,114,264      95,087,819    5,466.39        460.66
Morgan Stanley Spectrum                Aug-91     N/A          338,189,603     253,038,209       25.95        159.50
 Select L.P.(15)
DW Global Perspective Portfolio L.P.   Mar-92     N/A           67,424,535      11,665,035    1,084.38          8.44
DW World Currency Fund L.P.            Apr-93     N/A          114,945,830      15,794,002    1,069.62          6.96
Morgan Stanley Spectrum                Nov-94     N/A          131,042,113      69,855,388       10.31          3.10
 Strategic L.P.
Morgan Stanley Spectrum                Nov-94     N/A          361,113,478     277,617,079       16.38         63.80
 Technical L.P.
Morgan Stanley Spectrum                Jul-00     N/A           38,249,352      36,193,283       11.18         11.80
 Currency L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)        Feb-90     N/A          109,013,535      35,155,509    1,930.11         93.01
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.   Mar-89     Mar-96       162,203,303       4,966,449    1,056.55          5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/            Nov-94     N/A           40,429,530      26,409,584    2,062.17        106.22
 Chesapeake L.P.
Morgan Stanley Dean Witter/            Feb-96     N/A           34,645,611      13,197,576    1,352.60         35.26
 JWH Futures Fund L.P.
Morgan Stanley Dean Witter/            May-01     N/A            5,335,000       5,583,560    1,045.53          4.55
 Mark J. Walsh & Company L.P.
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.              Oct-98     N/A           26,823,988      12,792,090      879.45        (12.06)
Morgan Stanley Strategic
 Alternatives, LLC                     May-00     N/A           32,675,734      38,879,114    1,176.13         17.61


                                          WORST       WORST PEAK-
                                        MONTHLY %      TO-VALLEY
          FUND TYPE/FUND(1)            DRAWDOWN(8)    DRAWDOWN(9)
          -----------------            -----------    -----------
                                            %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                 (17.54)          (48.63)
                                            4/86       7/83-12/86
DW Diversified Futures Fund L.P.          (12.85)          (24.86)
                                            5/90        5/95-6/96
DW Multi-Market Portfolio L.P.(12)        (13.26)          (29.84)
                                            2/96        5/95-6/96
DW Diversified Futures Fund II L.P.       (13.41)          (25.62)
                                            8/89        5/95-6/96
DW Diversified Futures Fund III L.P.      (13.62)          (27.00)
                                            1/92        5/95-6/96
DW Portfolio Strategy Fund L.P.(13)       (14.40)          (31.83)
                                            1/92        7/99-9/00
Morgan Stanley Spectrum                    (7.92)          (10.64)
 Global Balanced L.P.                       2/96        2/96-5/96
Morgan Stanley Spectrum                    (9.09)          (38.60)
 Commodity L.P.                            11/98        2/98-2/99
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II (14)               (11.74)          (32.70)
                                            9/89       7/88-10/89
DW Cornerstone Fund III (14)              (18.28)          (32.35)
                                            2/89       2/89-10/89
DW Cornerstone Fund IV (14)               (21.04)          (45.21)
                                            9/89        7/89-9/89
Morgan Stanley Spectrum                   (13.72)          (26.78)
 Select L.P.(15)                            1/92        6/95-8/96
DW Global Perspective Portfolio L.P.      (12.10)          (40.90)
                                           10/99        8/93-1/95
DW World Currency Fund L.P.                (9.68)          (46.04)
                                            5/95        8/93-1/95
Morgan Stanley Spectrum                   (18.47)          (43.28)
 Strategic L.P.                             2/00       1/00-10/00
Morgan Stanley Spectrum                   (11.10)          (24.31)
 Technical L.P.                             4/01        5/99-9/00
Morgan Stanley Spectrum                    (5.91)           (7.52)
 Currency L.P.                              7/01        6/01-7/01
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)            (7.48)          (13.08)
                                            2/96        2/96-5/96
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.       (5.62)          (14.69)
                                            1/91        8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/               (17.34)          (33.68)
 Chesapeake L.P.                            5/99       9/98-10/00
Morgan Stanley Dean Witter/                (9.62)          (46.68)
 JWH Futures Fund L.P.                     10/99        7/99-9/00
Morgan Stanley Dean Witter/                (4.60)           (7.26)
 Mark J. Walsh & Company L.P.               5/01        5/01-6/01
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.                 (10.76)          (31.12)
                                            3/00        3/99-7/00
Morgan Stanley Strategic
 Alternatives, LLC                         (3.54)           (3.54)
                                            4/01             4/01


                                                            COMPOUND ANNUAL RATES OF RETURN(10)
                                       ------------------------------------------------------------------------------
          FUND TYPE/FUND(1)               2001          2000          1999         1998         1997          1996
          -----------------            -----------   -----------   ----------   ----------   -----------   ----------
                                            %             %            %            %             %            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                    0.22          9.08         (8.54)       12.01        22.60         19.09
                                        (9 months)
DW Diversified Futures Fund L.P.             4.27         22.00        (11.14)        6.22        11.96         (2.66)
                                        (9 months)
DW Multi-Market Portfolio L.P.(12)           4.34         21.64         (8.77)        5.63        13.28         (6.76)
                                        (9 months)
DW Diversified Futures Fund II L.P.          4.12         20.33         (9.50)        5.22        11.28         (4.83)
                                        (9 months)
DW Diversified Futures Fund III L.P.         4.06         21.99        (10.56)        5.39        12.29         (4.73)
                                        (9 months)
DW Portfolio Strategy Fund L.P.(13)         (1.91)         9.87         (6.85)        9.46        11.28         25.50
                                        (9 months)
Morgan Stanley Spectrum                     (3.81)         0.87          0.75        16.36        18.23         (3.65)
 Global Balanced L.P.                   (9 months)
Morgan Stanley Spectrum                    (24.84)         3.15         15.83       (34.30)
 Commodity L.P.                         (9 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II (14)                 (2.65)        11.46         (5.42)       12.54        18.05         11.47
                                        (9 months)
DW Cornerstone Fund III (14)                 7.15         (0.26)        (6.78)        9.13        10.24          8.24
                                        (9 months)
DW Cornerstone Fund IV (14)                  1.73         14.74         (1.13)        6.80        38.41         12.97
                                        (9 months)
Morgan Stanley Spectrum                     10.10          7.14         (7.56)       14.15         6.22          5.27
 Select L.P.(15)                        (9 months)
DW Global Perspective Portfolio L.P.         7.86          3.63         (9.83)       11.25        11.16          9.26
                                        (9 months)
DW World Currency Fund L.P.                  1.21          6.36          2.65        (2.61)       39.35         12.97
                                        (9 months)
Morgan Stanley Spectrum                     (2.83)       (33.06)        37.23         7.84         0.37         (3.53)
 Strategic L.P.                         (9 months)
Morgan Stanley Spectrum                      1.87          7.85         (7.51)       10.18         7.49         18.35
 Technical L.P.                         (9 months)
Morgan Stanley Spectrum                      0.09         11.70
 Currency L.P.                          (9 months)    (6 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)             (0.61)         6.96         (3.82)       10.54        15.39         (5.28)
                                        (9 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                                                                             1.00
                                                                                                            (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                 (3.42)         7.38         (3.48)       19.93        15.38         15.23
 Chesapeake L.P.                        (9 months)
Morgan Stanley Dean Witter/                 13.46          9.78        (22.29)        4.04        13.66         18.17
 JWH Futures Fund L.P.                  (9 months)                                                         (11 months)
Morgan Stanley Dean Witter/                  4.55
 Mark J. Walsh & Company L.P.           (5 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.                   (4.62)        (5.55)        (2.63)        0.26
                                        (9 months)                               (3 months)
Morgan Stanley Strategic
 Alternatives, LLC                           8.03          8.87
                                        (9 months)    (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              THE TRADING ADVISORS
MORGAN STANLEY CHARTER GRAHAM L.P.


     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUB-CAPTION "THE GRAHAM TRADING PROGRAMS" BEGINING ON PAGE 64.



     The general partner from time to time may reallocate the assets of Charter Graham among trading programs offered by the trading advisor. Through December 31, 2000, 100% of the assets of Charter Graham were traded pursuant to the Global Diversified Program at 150% Leverage. On January 1, 2001, the assets of Charter Graham were reallocated as follows: approximately 60% of the assets to the Global Diversified Program at 150% Leverage, approximately 20% of the assets to the K4 Program at 150% Leverage, and approximately 20% of the assets to the Non-Trend Based Program at 150% Leverage. On June 15, 2001, the assets of Charter Graham were again reallocated as follows: approximately 60% of the assets to the Global Diversified Program at 150% Leverage and approximately 40% of the assets to the K4 Program at 150% Leverage.



     Currently approximately 58% of Charter Graham's assets are allocated to the Global Diversified Program at 150% Leverage and approximately 42% of Charter Graham's assets are allocated to the K4 Program at 150% Leverage. Effective January 1, 2002, the assets of Charter Graham will be reallocated as follows: approximately 50% of the assets will be traded pursuant to the Global Diversified Program at 150% Leverage and approximately 50% of the assets will be traded pursuant to the K4 Program at 150% Leverage. Furthermore, all subscriptions, redemptions, and exchanges into or out of Charter Graham will be allocated in the same proportions.


     Please refer to pages 65-66 of the prospectus for a description of the Global Diversified Program and the K4 Program.


     THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUB-CAPTIONS "-- PRINCIPALS" ON PAGE 61 AND "-- CERTAIN OTHER PERSONNEL" ON
PAGE 63.


     Mr. Cronin and Mr. Napolitano are no longer principals or associated persons of Graham. Mr. Deng and Mr. Lee are no longer associated with Graham.


     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF GRAHAM" ON PAGES 67-72. THE FOOTNOTES ON PAGES 72-73 AND S-35-S-36 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULES A-1 AND E-1 ARE PRO FORMAS OF CAPSULE A AND E, RESPECTIVELY, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES, INTEREST INCOME, AND LEVERAGE APPLIED TO CHARTER GRAHAM.


     Please note, updated performance information for capsules D, H, and K has not been provided because such programs are treated by Graham as exempt from certain disclosure requirements pursuant to Commodity Futures Trading Commission Rule 4.7. Additionally, updated performance information for Capsule I-1 has not been provided because the Non-Trend Based Program is no longer used by Graham to trade the assets of the partnership.

                                                                       CAPSULE A
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 GLOBAL DIVERSIFIED PROGRAM (STANDARD LEVERAGE)

     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Global Diversified Program (Standard Leverage)
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: February 1995
     Number of open accounts: 5
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $174,708,000
     Largest monthly drawdown (past five years): (8.86)% - (April 2001) Largest monthly drawdown (since inception): (8.86)% - (April 2001)
     Worst peak-to-valley drawdown (past five years): (13.74)% - (April 1998 - July 1998)
     Worst peak-to-valley drawdown (since inception): (13.74)% - (April 1998 - July 1998)
     Accounts closed with positive net performance (past 5 years): 9
     Accounts closed with positive net performance (since 1995): 9
     Accounts closed with negative net performance (past 5 years): 2
     Accounts closed with negative net performance (since 1995): 2

                                                                RATE OF RETURN
                       ------------------------------------------------------------------------------------------------
        MONTH             2001         2000           1999           1998           1997           1996        1995
        -----             ----         ----           ----           ----           ----           ----        ----
                          %             %              %              %              %              %          %
January..............     (1.40)        1.17          (0.08)          1.65           4.19           7.43
February.............      1.56        (1.08)          0.95           1.41          (1.53)         (5.69)       6.48
March................      7.98         0.51          (5.09)          4.56           0.90           1.25       11.89
April................     (8.53)       (2.91)          2.63          (3.02)         (4.71)          3.47        2.81
May..................      0.76        (2.52)         (4.14)         (0.82)         (1.35)         (0.31)       4.49
June.................     (0.08)       (3.33)          5.65          (5.95)         (0.84)          1.26        1.62
July.................     (1.28)       (0.63)         (1.86)         (3.49)          3.72          (0.45)      (1.06)
August...............      4.68         4.29           3.37          11.01          (2.64)         (1.62)      (4.83)
September............      8.05        (1.16)          1.07           6.93           2.11           1.21       (3.62)
October..............                   2.21          (3.61)          3.24           4.14           5.71       (1.55)
November.............                  10.06           1.66          (2.80)          0.50           3.26        3.14
December.............                   9.23           5.14           0.09           1.85          (1.05)       5.81
Compound Annual/
  Period Rate of
  Return.............     11.19        15.83           5.12          12.20           6.04          14.70       26.83
                       (9 months)                                                                           (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
             PRO FORMA OF CAPSULE A AT 1.5 TIMES STANDARD LEVERAGE

     Largest monthly drawdown (past five years): (13.06)% - (April 2001) Largest monthly drawdown (since inception): (13.06)% - (April 2001)
     Worst peak-to-valley drawdown (past five years): (19.34)% - (April 1998 - July 1998)
     Worst peak-to-valley drawdown (since inception): (19.34)% - (April 1998 - July 1998)

                                                   RATE OF RETURN
                  ---------------------------------------------------------------------------------
     MONTH           2001         2000        1999       1998       1997       1996        1995
     -----           ----         ----        ----       ----       ----       ----        ----
                     %            %            %          %          %          %          %
January.........     (2.26)        1.64       (6.21)      2.24       6.66      10.95
February........      2.12        (2.29)       3.37       1.96      (3.11)    (10.87)       9.84
March...........     11.27         0.81       (5.66)      6.67       1.36       1.98       17.72
April...........    (13.06)       (4.65)       3.63      (4.78)     (7.40)      6.16        4.18
May.............      0.87        (4.07)      (6.45)     (1.47)     (2.29)     (0.78)       6.59
June............     (0.38)       (5.35)       8.26      (9.15)     (1.57)      2.01        2.39
July............     (2.13)       (1.42)      (3.36)     (5.37)      5.37      (0.93)      (1.88)
August..........      6.84         6.05        4.98      16.34      (4.26)     (2.72)      (7.56)
September.......     12.06        (2.14)       1.57       9.74       2.94       1.58       (5.66)
October.........                   3.07       (5.79)      4.77       6.56       9.06       (2.60)
November........                  15.39        2.20      (5.23)      0.61       4.76        4.49
December........                  14.01        7.94      (0.25)      3.14      (2.29)       8.79
Compound Annual/
Period Rate of
  Return........     13.69        20.24        2.80      13.41       7.12      18.43       39.29
                  (9 months)                                                            (11 months)

                                                                       CAPSULE B

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Graham Global Diversified Program at 150% Leverage Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: May 1997
     Number of open accounts: 9
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: 132,340,000
     Largest monthly drawdown: (13.13)% - (April 2001)
     Worst peak-to-valley drawdown: (20.01)% - (April 1998 - July 1998) 2001 year-to-date return (9 months): 18.43%
     2000 annual return: 24.33%
     1999 annual return: 6.17%
     1998 annual return: 17.00%
     1997 annual return (8 months): 11.56%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 SELECTIVE TRADING PROGRAM (STANDARD LEVERAGE)

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Selective Trading Program (Standard Leverage) Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1998
     Number of open accounts: 2
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $120,910,000
     Largest monthly drawdown: (13.00)% - (April 2001)
     Worst peak-to-valley drawdown: (17.36)% - (April 2001 - July 2001) 2001 year-to-date return (9 months): 13.54%
     2000 annual return: 7.07%
     1999 annual return: 0.91%
     1998 annual return: 25.86%

                                                                       CAPSULE E

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                         K4 PROGRAM (STANDARD LEVERAGE)

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program (Standard Leverage)
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 2
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $181,501,000
     Largest monthly drawdown: (7.61)% - (April 2001)
     Worst peak-to-valley drawdown: (9.98)% - (April 2001 - July 2001)

                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................           2.37             1.94             0.82
February................           5.01            (4.73)            0.08
March...................           9.08             1.75            (3.53)
April...................          (7.16)            1.04             1.73
May.....................           1.57            (2.27)            1.59
June....................          (0.49)           (3.89)            2.01
July....................          (4.07)            0.71            (2.51)
August..................           4.36             2.40             3.84
September...............          13.87             0.99             1.14
October.................                            1.44            (3.99)
November................                            7.41             0.09
December................                            9.37             6.23

Compound Annual/
  Period Rate of
  Return................          25.44            16.39             7.25
                               (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE E-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
             PRO FORMA OF CAPSULE E AT 1.5 TIMES STANDARD LEVERAGE

     Largest monthly drawdown: (11.02)% - (April 2001)
     Worst peak-to-valley drawdown: (12.90)% - (February 2000 - June 2000)

                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................           3.04             2.41             0.97
February................           6.36            (7.46)            0.03
March...................          11.73             2.46            (5.49)
April...................         (11.02)            1.53             2.26
May.....................           2.04            (3.67)            2.15
June....................          (1.05)           (6.08)            3.00
July....................          (6.38)            0.90            (4.00)
August..................           6.40             3.58             5.57
September...............          19.06             1.40             1.32
October.................                            2.06            (6.27)
November................                           10.94            (0.09)
December................                           12.00             9.03

Compound Annual/
  Period Rate of Return......     30.47            19.87             7.68
                               (9 months)

                                                                       CAPSULE F

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                          K4 PROGRAM AT 150% LEVERAGE

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program at 150% Leverage
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 2
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $32,380,000
     Largest monthly drawdown: (10.15)% - (April 2001)
     Worst peak-to-valley drawdown: (13.41)% - (April 2001 - July 2001) 2001 year-to date return (9 months): 37.29%
     2000 annual return (6 months): (10.05)%
     1999 annual return (7 months): 8.96%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE G

                        GRAHAM CAPITAL MANAGEMENT, L.P.
            DISCRETIONARY TRADING GROUP PROGRAM (STANDARD LEVERAGE)

     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Discretionary Trading Group Program (Standard Leverage) Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 1
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $15,368,000
     Largest monthly drawdown: (2.22)% - (August 1999)
     Worst peak-to-valley drawdown: (4.18)% - (June 1999 - August 1999)
     2001 year-to-date return (9 months): 13.27%
     2000 annual return: 8.20%
     1999 annual return: (1.03)%

                                                                       CAPSULE I
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  NON-TREND BASED PROGRAM (STANDARD LEVERAGE)

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program (Standard Leverage)
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 0
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (5.01)% - (October 1999)
     Worst peak-to-valley drawdown: (9.52)% - (January 2001 - June 2001) 2001 year-to date return (6 months): (9.54)%
     2000 annual return: 11.86%
     1999 annual return: 0.46%

                                                                       CAPSULE J
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                    NON-TREND BASED PROGRAM AT 150% LEVERAGE

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program at 150% Leverage
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 0
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (8.42)% - (October 1999)
     Worst peak-to-valley drawdown: (14.33)% - (June 1999 - October 1999) 2001 year-to date return (6 months): (12.95)%
     2000 annual return: 21.01%
     1999 annual return (7 months): (9.67)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE L
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: International Financial Program
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1996
     Termination of trading in program: December 1998
     Number of open accounts: 0
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (8.41)% - (June 1998)
     Worst peak-to-valley drawdown: (18.07)% - (April 1998 - June 1998) 1998 annual return: 8.15%
     1997 annual return: 5.14%
     1996 annual return: 13.98%

                                                                       CAPSULE M
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM

     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Natural Resource Program
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: September 1996
     Termination of trading in program: December 1998
     Number of open accounts: 0
     Aggregate assets overall: $1,122,857,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (6.68)% - (October 1997)
     Worst peak-to-valley drawdown: (19.22)% - (February 1997 - November 1997) 1998 annual return: 4.71%
     1997 annual return: (15.22)%
     1996 annual return (4 months): 2.80%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         FOOTNOTES TO GRAHAM'S CAPSULE A-1 AND E-1 PRO FORMA SUMMARIES

     Capsules A-1 and E-1 above reflect pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio and K-4 Program, respectively, the trading programs currently employed for Charter Graham by Graham. The pro forma adjustments are an attempt approximately to reflect Charter Graham's brokerage, management, and incentive fees, interest income, and leverage as opposed to the fees, expenses, interest income, and leverage applicable to the various accounts included in Capsules A and E above.

     Capsules A-1 and E-1 must be read in conjunction with the description of Graham and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to

Charter Graham as compared to Graham's actual trading: and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsules A-1 and E-1 is relevant to evaluating an investment in Charter Graham, no representation is or could be made that the Capsules present what the results of Charter Graham could have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY CHARTER MILLBURN L.P.

     THE FOLLOWING UPDATES AND REPLACES THE FOURTH FULL PARAGRAPH ON PAGE 76.

     The Portfolio Allocation Algorithm was designed to select a portfolio with what Millburn believes to be "optimal" risk/reward statistics -- Sharpe ratio, volatility and drawdown. It is designed to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit. There are currently over 30 markets included in the Portfolio Allocation Algorithm universe for potential allocation -- markets deemed "tradable". Using return streams for each market (generated by the system combination selected by the System Selection Algorithm), the Portfolio Allocation Algorithm simulates approximately 1 billion potential combinations of risk allocations. Each market and sector in the universe is constrained to a maximum allocation based on real-world considerations. In any single market, the constraints are based on liquidity and market access. Sectors are constrained largely by externally imposed portfolio considerations, such as would occur in a "financial only", a "currency only" or a "commodity oriented" portfolio. No minimum allocation is specified, so markets can (and do) have allocations of zero. The Portfolio Allocation Algorithm reallocates the portfolio when called for changes exceed certain thresholds. Its proposed allocations are reviewed by Millburn's Asset Allocation Committee and the Committee may make adjustments in such allocations using its judgment and experience.

     THE FOLLOWING REPLACES THE THIRD FULL PARAGRAPH ON PAGE 77.

     Millburn employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.


     THE FOLLOWING REPLACES THE SECOND PARAGRAPH ON PAGE 78.



     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton and sugar); metals (including aluminum and gold); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options); (including British pound, euro, Japanese yen, Swiss franc, Canadian dollar, Singapore dollar and Korean won) and currency crosses (including euro--Japanese yen, euro--Norwegian krone, euro-British pound, and British pound-Japanese yen); interest rates (futures and options) (including Eurodollars, Euro Yen, German 5 and 10-year Bond, Tokyo Yen Bond, U.S. Treasury Bond, and U.S. Treasury 5 and 10-year Note); and stock indices (including Hong Kong Hang Seng, NASDAQ 100, S&P 500 and Topix Index).

     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF MILLBURN" ON PAGES 79-85. THE FOOTNOTES ON PAGE 86 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULE A-1 IS A PRO FORMA OF CAPSULE A, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES AND INTEREST INCOME APPLIED TO CHARTER MILLBURN.


                                                                       CAPSULE A

                        MILLBURN RIDGEFIELD CORPORATION
                    DIVERSIFIED PORTFOLIO (NORMAL LEVERAGE)

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio (Normal Leverage)
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: February 1971
     Number of open accounts: 13
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $309,535,140
     Largest monthly drawdown (past 5 years): (13.79)% - (October 1999) Largest monthly drawdown (since 1977): (22.91)% - (April 1978)
     Worst peak-to-valley drawdown (past 5 years): (23.97)% - (July 1997 - September 2000)
     Worst peak-to-valley drawdown (since 1977): (32.50)% - (April 1986 - December 1986)
     Accounts closed with positive net performance (past 5 years): 13 Accounts closed with positive net performance (since 1977): 25 Accounts closed with negative net performance (past 5 years): 2 Accounts closed with negative net performance (since 1977): 4

                                                                 RATE OF RETURN
                  -------------------------------------------------------------------------------------------------------------
     MONTH           2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
     -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                     %            %          %          %          %          %          %          %          %          %
January.........      0.62        1.99      (4.01)      2.91       8.14       7.43      (3.09)     (7.56)     (2.69)     (8.53)
February........     (1.54)      (1.73)      3.08      (2.71)      5.72     (11.05)      6.81      (1.47)      5.78      (1.34)
March...........      9.12       (4.55)      1.21       1.14      (2.83)      0.80      16.85       7.67      (0.70)     (0.72)
April...........     (5.39)       0.67       5.51      (7.38)     (3.01)      5.72       4.64      (2.27)      5.76      (0.73)
May.............      1.89       (1.94)     (3.34)      4.04       1.50      (6.72)     (1.10)      4.63      (1.79)      0.90
June............     (2.24)      (4.43)      5.80       2.32       0.52       3.91       0.99       5.80      (2.54)     14.25
July............     (5.38)      (1.85)     (3.82)     (4.96)      8.15       1.37      (2.48)     (3.00)      5.11       8.87
August..........      3.29        3.23       1.17       6.94      (8.52)     (1.88)      1.43      (5.26)     (8.06)      7.56
September.......     (2.86)      (2.77)      0.73       5.53       1.20       2.79      (1.84)      3.68       1.09      (0.19)
October.........                  4.50     (11.81)     (1.84)     (2.21)     10.64       0.06       3.02      (0.70)     (3.95)
November........                  6.02       2.19      (0.75)     (0.31)      3.96       0.19       4.76       1.33       2.66
December........                 14.41       2.68       2.71       4.95       1.08       7.90       2.46       9.02      (0.73)
Compound Annual/
Period Rate of
  Return........     (3.28)      12.72      (1.99)      7.17      12.61      17.33      32.82      11.78      10.90      17.31
                  (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                    RATE OF RETURN (CONTINUED)
                       -------------------------------------------------------------------------------------
       MONTH             1991       1990       1989       1988       1987       1986       1985       1984
       -----             ----       ----       ----       ----       ----       ----       ----       ----
                          %          %          %          %          %          %          %          %
January............      (5.32)      4.13       3.18      (8.23)     13.86       3.84       5.69       5.03
February...........       1.40       4.21      (4.67)      1.30       0.16      14.91       7.69       0.05
March..............       2.60       2.99       7.53      (4.11)      3.34       1.59      (4.65)      1.08
April..............      (0.09)      2.40      (1.51)     (1.87)     10.29      (7.05)     (2.12)      2.45
May................      (1.13)     (5.66)     17.04       6.09      (3.59)     (2.74)     (4.52)      4.76
June...............       1.63       3.51      (8.11)     17.89      (3.63)     (9.34)     (2.12)     (6.11)
July...............      (3.61)     16.05      (3.62)     (9.26)      1.12       5.98      14.68      19.22
August.............      (6.09)      3.39      (8.53)     (0.47)     (3.72)      7.22      (2.75)     (9.05)
September..........       0.91       2.67      (2.74)      0.67      (5.88)    (18.35)    (14.63)      4.14
October............      (0.30)      7.65      (8.78)      1.64       1.66      (6.21)      9.15      (2.80)
November...........       0.10       3.00       4.74       6.11       9.67      (5.36)     12.43      (6.69)
December...........      16.35       0.24       7.93      (4.27)      9.44      (1.44)      6.42      11.04
Compound Annual/
  Period Rate of
  Return...........       4.44      53.01      (0.94)      2.70      35.02     (19.36)     23.44      21.72

                                                RATE OF RETURN (CONTINUED)
                        --------------------------------------------------------------------------
       MONTH              1983       1982       1981       1980       1979       1978       1977
       -----              ----       ----       ----       ----       ----       ----       ----
                           %          %          %          %          %          %          %
January.............       6.28       4.77      11.39      20.82      (2.45)      6.33       2.16
February............      (1.29)      8.68      10.40       3.81       5.52       3.91      (1.15)
March...............      (2.12)      9.14      (8.62)      8.62       0.66      20.99       2.70
April...............      (0.42)     (1.58)      9.48      (2.97)      6.82     (22.91)      7.02
May.................       1.13      (0.82)      7.43       5.25       4.45      12.78      (7.51)
June................      (6.95)      8.99       9.74       3.44       7.41      (2.57)      1.21
July................      (1.11)    (11.00)      6.96       1.18      (2.50)      8.54       6.84
August..............       5.57       3.32      (0.15)     (2.32)      1.82       1.02      (4.37)
September...........      (2.05)      7.66      (3.60)     (1.81)     14.84       5.34      (9.65)
October.............       2.25      (4.04)     (4.79)      9.00      (0.74)     12.01       4.80
November............      (7.08)     (2.57)      8.24       3.75       5.42     (14.17)     (3.62)
December............      (3.13)      5.49     (10.00)      5.44       6.11      (5.42)     10.57
Compound Annual/
  Period Rate of
  Return............      (9.44)     29.09      38.50      66.53      57.18      18.92       7.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO


     Largest monthly drawdown (past 5 years): (13.29)% - (October 1999) Largest monthly drawdown (since 1977): (22.81)% - (April 1978)
     Worst peak-to-valley drawdown: (past five years): (24.37)% - (July 1999 - March 2000)
     Worst peak-to-valley drawdown (since 1977): (32.74)% - (April 1986 - December 1986)


                                                                  RATE OF RETURN
                   ------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January..........     0.35        1.79      (4.38)      3.03       7.64       6.90      (3.26)     (8.11)     (2.99)     (8.76)
February.........    (2.05)      (2.13)      2.66      (3.63)      5.26     (12.54)      6.34      (2.11)      5.66      (1.65)
March............     9.78       (4.85)      0.95       0.96      (3.61)      0.64      14.62       7.36      (1.19)     (1.05)
April............    (6.73)       0.36       6.10      (7.86)     (3.67)      5.69       3.98      (2.56)      5.63      (1.05)
May..............     1.71       (2.21)     (4.24)      3.76       1.21      (7.12)     (1.49)      4.63      (2.39)      0.45
June.............    (3.11)      (4.73)      6.30       2.12       0.27       3.79       0.79       5.36      (2.96)     14.29
July.............    (6.20)      (2.22)     (4.58)     (5.26)      9.06       1.06      (3.09)     (3.56)      5.48       8.13
August...........     2.81        2.88       0.90       7.04     (10.12)     (2.15)      1.42      (5.74)     (9.29)      6.59
September........    (3.49)      (3.11)      0.56       6.13       0.91       2.75      (2.33)      3.38       0.86      (0.48)
October..........                 4.22     (13.29)     (2.39)     (2.82)     11.58      (0.72)      2.89      (0.85)     (4.58)
November.........                 5.92       1.85      (1.10)     (0.64)      3.57      (0.15)      5.29       1.27       2.77
December.........                16.05       2.39       2.77       5.32       0.91       8.57       2.05       9.83      (1.07)
Compound Annual/
 Period Rate of
  Return.........    (7.69)      10.66      (6.30)      4.50       7.40      13.59      25.77       7.77       7.84      12.24
                   (9 months)

                                                      RATE OF RETURN (CONTINUED)
                         -------------------------------------------------------------------------------------
        MONTH              1991       1990       1989       1988       1987       1986       1985       1984
        -----              ----       ----       ----       ----       ----       ----       ----       ----
                            %          %          %          %          %          %          %          %
January..............      (5.73)      4.08       3.51      (8.25)     14.69       3.99       6.38       5.37
February.............       1.13       4.36      (4.93)      1.32       0.35      14.98       7.86       0.56
March................       2.56       3.23       8.21      (4.10)      3.71       1.84      (4.84)      1.53
April................      (0.41)      2.54      (1.68)     (1.89)     10.69      (6.95)     (2.08)      2.81
May..................      (1.30)     (6.90)     17.33       6.20      (3.61)     (2.79)     (4.19)      5.32
June.................       1.55       3.71      (9.81)     18.42      (3.59)     (9.11)     (1.97)     (5.56)
July.................      (4.60)     18.53      (4.22)     (9.85)      1.29       6.05      15.83      20.16
August...............      (6.52)      3.67      (9.36)     (0.41)     (3.63)      7.26      (3.15)     (9.74)
September............       0.43       2.52      (2.90)      0.77      (5.94)    (18.03)    (14.38)      5.05
October..............      (0.54)      6.85      (8.98)      1.77       1.83      (6.14)      9.21      (2.65)
November.............      (0.38)      2.72       4.66       6.87      10.23      (5.31)     13.43      (6.39)
December.............      19.70       0.14       7.92      (4.66)      9.97      (1.28)      6.74      11.29
Compound Annual/
  Period Rate of
  Return.............       3.67      53.71      (3.99)      3.19      39.15     (18.10)     27.54      27.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                RATE OF RETURN (CONTINUED)
                        --------------------------------------------------------------------------
       MONTH              1983       1982       1981       1980       1979       1978       1977
       -----              ----       ----       ----       ----       ----       ----       ----
                           %          %          %          %          %          %          %
January.............       6.88       5.00      11.68      21.32      (1.87)      6.45       1.53
February............      (1.30)     10.33      11.02       4.27       6.10       4.15      (0.60)
March...............      (2.01)     10.14      (9.73)      9.45       1.32      21.52       2.74
April...............      (0.23)     (1.05)     11.51      (2.81)      7.57     (22.81)      7.03
May.................       1.47      (0.50)      8.09       5.11       5.41      13.16      (6.61)
June................      (6.71)      9.38      10.33       3.17       9.04      (1.97)      1.52
July................      (0.76)    (11.05)      6.78       1.56      (1.78)      9.15       6.89
August..............       5.81       3.12       0.17      (2.23)      2.24       2.88      (4.09)
September...........      (1.74)      7.63      (3.76)     (1.49)     15.15       5.64      (9.29)
October.............       2.31      (4.25)     (4.95)     10.15      (0.09)     12.31       5.08
November............      (6.63)     (2.45)      8.61       4.43       5.81     (15.13)     (3.16)
December............      (2.75)      5.60      (9.87)      6.49       6.74      (4.99)     11.03
Compound Annual/
  Period Rate of
  Return............      (6.42)     33.80      42.56      74.85      70.18      23.93      10.55

                                                                       CAPSULE B

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio--High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: April 1998
     Number of open accounts: 0
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $0
     Largest monthly drawdown: (9.36)% - (April 1998)
     Worst peak-to-valley drawdown: (17.07)% - (July 1999 - March 2000) 2000 year-to-date return (3 months): (8.46)%
     1999 annual return: (5.57)%
     1998 annual return (9 months): 4.67%

                                                                       CAPSULE C

                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio-2X Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: January 1998
     Number of open accounts: 0
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $0
     Largest monthly drawdown: (12.39)% - (July 1998)
     Worst peak-to-valley drawdown: (25.40)% - (January 1998 - July 1998) 1999 annual return (5 months): 8.76%
     1998 annual return: (4.42)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE D

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--2.5X LEVERAGE

     Name of commodity trading advisor: Millburn Ridgefield Corporation
     Name of program: Diversified Portfolio-2.5X Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: December 1999
     Number of open accounts: 1
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $1,159,164
     Largest monthly drawdown: (12.17)% - (March 2000)
     Worst peak-to-valley drawdown: (33.28)% - (January 2000 - September 2000) 2001 year-to-date return (9 months): (8.12)%
     2000 annual return: 18.15%
     1999 annual return (1 month): 3.50%

                                                                       CAPSULE E

                        MILLBURN RIDGEFIELD CORPORATION
                      CURRENCY PORTFOLIO (NORMAL LEVERAGE)

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio (Normal Leverage)
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
     Number of open accounts: 2
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $29,292,850
     Largest monthly drawdown: (8.84)% - (February 1996)
     Worst peak-to-valley drawdown: (21.55)% - (July 1997 - September 2000) 2001 year-to-date return (9 months): 1.15%
     2000 annual return: 6.89%
     1999 annual return: 5.22%
     1998 annual return: (5.02)%
     1997 annual return: 20.86%
     1996 annual return: 11.29%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F

                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio - High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
     Number of open accounts: 1
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $5,089,946
     Largest monthly drawdown: (12.09)% - (February 1996)
     Worst peak-to-valley drawdown: (36.82)% - (September 1997 - July 2000) 2001 year-to-date return (9 months): (5.37)%
     2000 annual return: (2.05)%
     1999 annual return: 6.00%
     1998 annual return: (15.45)%
     1997 annual return: 27.99%
     1996 annual return: 16.36%

                                                                       CAPSULE G

                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
     Number of open accounts: 2
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $20,576,226
     Largest monthly drawdown: (9.08)% - (February 1996)
     Worst peak-to-valley drawdown: (32.09)% - (June 1999 - September 2000) 2001 year-to-date return (9 months): 7.29%
     2000 annual return: (8.11)%
     1999 annual return: (0.77)%
     1998 annual return: 2.03%
     1997 annual return: 13.65%
     1996 annual return: 11.38%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE H

                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE

     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio - High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
     Number of open accounts: 0
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $0
     Largest monthly drawdown: (13.42)% - (February 1996)
     Worst peak-to-valley drawdown: (24.26)% - (January 1996 - August 1996) 1997 annual return: 11.82%
     1996 annual return: 11.15%

                                                                       CAPSULE I

                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO

     Name of commodity trading advisor: Millburn Ridgefield Corporation
     Name of program: World Resource Portfolio
     Inception of trading by commodity trading advisor: February 1971
     Inception of trading in program: September 1995
     Number of open accounts: 2
     Aggregate assets overall: $398,649,515
     Aggregate assets in program: $32,366,035
     Largest monthly drawdown: (14.82)% - (October 1999)
     Worst peak-to-valley drawdown: (29.82)% - (February 1997 - September 2000) 2001 year-to-date return (9 months): (6.11)%
     2000 annual return: 2.34%
     1999 annual return: (9.58)%
     1998 annual return: 5.66%
     1997 annual return: 1.88%
     1996 annual return: 8.33%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY CHARTER WELTON L.P.


     THE FOLLOWING UPDATES AND SUPPLEMENTS THE SECOND PARAGRAPH ON PAGE 90.


     Effective May 1, 2001, the trading advisor no longer solely trades the partnership's assets pursuant to its Diversified Portfolio, but also began trading the partnership's assets pursuant to its Alpha Portfolio as an overlay to the Diversified Portfolio. Trading the Alpha Portfolio as an overlay to the Diversified Portfolio enables Charter Welton to gain exposure to both trading programs as if 100% of the assets of Charter Welton were traded in each program. The additional exposure provided by the use of the Alpha Portfolio as an overlay to the Diversified Portfolio results in an increase in the percentage of Charter Welton's assets committed to meet minimum exchange margin for all positions from a range of 5% to 20% to a range of 10% to 40%.


     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF WELTON" ON PAGES 91-93. THE FOOTNOTES ON PAGES 93-94 AND S-48-S-49 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULES A-1 AND B-1 ARE PRO FORMAS OF CAPSULES A AND B, RESPECTIVELY, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES APPLIED TO CHARTER WELTON.


                                                                       CAPSULE A

                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO

Name of commodity trading advisor: Welton Investment Corporation
Name of program: Diversified Portfolio
Inception of trading by commodity trading advisor: February 1989
Inception of trading in program: April 1992
Number of open accounts: 8
Aggregate assets overall (excluding notional): $33,199,623
Aggregate assets overall (including notional): $177,523,518
Aggregate assets in program (excluding notional): $30,217,818
Aggregate assets in program (including notional): $41,250,347
Largest monthly drawdown (past 5 years): (15.94)% - (February 1996)
Largest monthly drawdown (since inception): (15.94)% - (February 1996)
Worst peak-to-valley drawdown (past 5 years): (31.75)% - (October 1998 - June
2001)
Worst peak-to-valley drawdown (since inception): (31.75)% - (October 1998 - June
2001)
Accounts closed with positive net performance (past 5 years): 22
Accounts closed with positive net performance (since inception): 24
Accounts closed with negative net performance (past 5 years): 44
Accounts closed with negative net performance (since inception): 52

                                                                  RATE OF RETURN
                   -------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
January..........    (5.07)      (5.97)     (2.26)     (1.71)      2.42       5.94      (3.94)     (4.74)     (0.12)
February.........    (2.49)       2.33      (2.54)      6.81       6.21     (15.94)      8.90      (6.67)     15.85
March............     7.05        4.35      (7.90)      6.18      (1.57)     (1.86)     10.11       0.69      (0.09)
April............   (10.83)      (6.62)      1.12      (3.50)      0.28       4.66       3.57      (5.32)      7.04      (0.48)
May..............    (2.30)      (2.81)     (3.34)      2.30       3.78      (7.71)     11.71       5.77      (6.61)     (7.47)
June.............    (5.20)      (2.14)      3.43      (0.84)      5.96      (1.72)     (1.38)      5.72      (1.89)      9.32
July.............     2.17       (4.78)     (3.82)     (0.25)     12.83      (2.83)     (2.57)     (4.04)     11.40      12.72
August...........     4.44        3.09      (2.33)      5.63      (6.16)     (2.70)     (1.25)     (6.40)     (4.45)     (1.77)
September........     3.82       (7.13)     (1.61)      2.35       1.25       7.48       1.55       3.18       0.66      (6.89)
October..........                 2.60      (7.10)     (4.66)     (6.14)     13.16      (7.39)      0.48       4.90      (0.86)
November.........                 2.42       6.79       2.65       2.79       9.97       4.77      14.60       5.05      (2.10)
December.........                11.50       7.81       2.04       1.23       2.15       9.44       1.23      10.48      (4.98)
Compound Annual/
 Period Rate of
  Return.........    (9.34)      (4.75)    (12.32)     17.52      23.62       7.17      36.35       2.38      47.90      (4.29)
                   (9 months)                                                                                          (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO


Largest monthly drawdown (past 5 years): (16.74)% - (February 1996)
Largest monthly drawdown (since inception): (16.74)% - (February 1996)
Worst peak-to-valley drawdown (past 5 years): (36.81)% - (October 1998 - June
2001)
Worst peak-to-valley drawdown (since inception): (36.81)% - (October 1998 - June
2001)


                                                                  RATE OF RETURN
                   -------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January..........    (5.37)      (6.13)     (2.50)     (1.95)      2.20       5.95      (4.08)     (4.86)     (0.12)
February.........    (2.77)       2.09      (2.75)      7.19       5.51     (16.74)      8.47      (6.99)     17.01
March............     6.76        4.19      (8.13)      6.38      (1.64)     (1.79)     10.19       0.74       0.31
April............   (11.26)      (6.87)      0.97      (3.94)      0.59       4.89       3.68      (5.67)      5.81      (0.55)
May..............    (2.63)      (3.02)     (3.42)      2.28       3.81      (7.78)     11.35       5.76      (7.05)     (7.11)
June.............    (5.64)      (2.33)      3.29      (0.99)      5.55      (1.87)     (1.11)      5.79      (1.97)      9.76
July.............     0.80       (5.06)     (4.04)     (0.41)     12.05      (2.79)     (2.48)     (4.31)     12.45      10.80
August...........     4.26        2.87      (2.49)      5.84      (7.32)     (2.73)     (1.01)     (6.45)     (5.44)     (0.88)
September........     3.65       (7.37)     (1.79)      2.09       1.21       7.52       1.95       3.53       0.61      (6.95)
October..........                 2.35      (7.33)     (5.20)     (6.58)     13.21      (7.53)      0.56       5.37      (0.67)
November.........                 2.24       6.60       2.55       2.65       9.51       5.35      14.24       4.90      (1.74)
December.........                11.39       7.57       1.98       1.20       2.02       9.71       1.09      10.02      (4.81)
Compound Annual/
 Period Rate of
  Return.........   (12.76)      (7.12)    (14.32)     16.03      19.24       5.74      37.68       1.26      47.05      (3.73)
                   (9 months)                                                                                          (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE B

                         WELTON INVESTMENT CORPORATION
                                ALPHA PORTFOLIO

     Name of commodity trading advisor: Welton Investment Corporation Name of program: Alpha Portfolio
     Inception of trading by commodity trading advisor: February 1989 Inception of trading in program: April 2000
     Number of open accounts: 12
     Aggregate assets overall (excluding notional): $33,199,623
     Aggregate assets overall (including notional): $177,523,518 Aggregate assets in program (excluding notional): $2,981,805 Aggregate assets in program (including notional): $136,273,171 Largest monthly drawdown: (2.79)% - (April 2000)
     Worst peak-to-valley drawdown: (2.94)% - (May 2001 - September 2001)

                                     RATE OF RETURN
                               ---------------------------
         MONTH                    2001             2000
         -----                    ----             ----
                                  %                %
January.................          (0.40)
February................           0.01
March...................           0.82
April...................           0.94            (2.79)
May.....................          (0.82)            0.51
June....................           0.38             1.23
July....................          (0.01)            1.64
August..................          (0.17)            2.58
September...............          (2.33)            0.16
October.................                           (0.67)
November................                            1.02
December................                           (1.06)

Compound Period
  Rate of Return........          (1.61)            2.54
                               (9 months)       (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE B-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE B
                                ALPHA PORTFOLIO

     Largest monthly drawdown: (2.95)% - (May 2000)
     Worst peak-to-valley drawdown: (6.81)% - (December 2000 - September 2001)

                                     RATE OF RETURN
                               ---------------------------
         MONTH                    2001             2000
         -----                    ----             ----
                                  %                %
January.................          (0.60)
February................           0.04
March...................           0.43
April...................           0.60            (2.95)
May.....................          (1.35)            0.41
June....................          (1.27)            1.20
July....................          (0.04)            1.53
August..................          (0.32)            2.58
September...............          (2.66)           (0.03)
October.................                           (0.76)
November................                            0.88
December................                           (1.81)

Compound Period
  Rate of Return........          (5.09)            0.93
                               (9 months)       (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C
                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                            AS OF SEPTEMBER 30, 2001

    February 1989      Date advisor began trading client accounts
      $33,199,623      Total assets under management by the advisor representing
                       actual funds
     $177,523,518      Total assets under management by the advisor representing
                       nominal funds

-------------------------------------------------------------------------------------
                              GLOBAL
                             FINANCIALS    GLOBAL      INTERNATIONAL      WORLD
                             AND METALS   FINANCIALS   INTEREST RATE    EQUITY INDEX
      TRADING PROGRAM        PORTFOLIO    PORTFOLIO    PORTFOLIO        PORTFOLIO
-------------------------------------------------------------------------------------
Date Program Began Trading     Apr-92       Nov-94         Mar-92          May-94
Actual Funds Managed           Closed       Closed         Closed          Closed
                               Jun-00       Jun-00         Mar-96          Jun-96
Open Accounts                       0            0              0               0
Closed Accounts                     5            5              1               2
Accounts Closed at a Profit         5            4              0               0
Accounts Closed at a Loss           0            1              1               2
Annual Rates of Return
1996                            10.12%        7.05%        (14.87)%        (14.82)%
1997                            19.18%       14.35%            --              --
1998                            19.14%       19.45%            --              --
1999                           (11.68)%     (13.84)%           --              --
2000                            (9.83)%     (21.53)%           --              --

Largest Single Monthly
Drawdown1                      (15.72)%     (15.70)%       (14.47)%         (9.71)%
Date of Drawdown               Feb-96       Feb-96         Feb-96          Jun-96
Largest Peak-to-Valley
Drawdown2                      (27.51)%     (30.20)%       (32.40)%        (25.18)%
Date of Peak                   Feb-96       Feb-96         Dec-93          May-94
Date of Valley                 Aug-96       Aug-96         Jan-95          Jan-96
-------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         ADDITIONAL FOOTNOTES TO WELTON'S CAPSULE PERFORMANCE SUMMARIES

     Furthermore, as of December 2000 the subset of accounts deemed to be "fully-funded" no longer represented 10% of the aggregate nominal account size of all accounts traded in the portfolio. At that point, the Fully-Funded Subset no longer met one of the two qualifying tests prescribed by the CFTC. Because there is no applicable regulation to address such a circumstance, the rates of return presented from December 2000 forward continue to be based on those accounts deemed to be fully-funded. Additional tests using alternative return calculation methods defined by the CFTC have been performed to ensure that the rates of return being presented are not misleading as to the results of the portfolio.

   FOOTNOTES TO WELTON'S CAPSULE A-1 AND B-1 PRO FORMA PERFORMANCE SUMMARIES

     Capsules A-1 and B-1 above reflect pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio and Alpha Portfolio, the trading programs to be employed for Charter Welton by Welton. The pro forma adjustments are an attempt approximately to reflect Charter Welton's brokerage, management, and incentive fees and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsules A and B above.

     Capsules A-1 and B-1 must be read in conjunction with the description of Welton and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Welton as compared to Welton's actual trading: and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsules A-1 and B-1 are relevant to evaluating an investment in Charter Welton, no representation is or could be made that the Capsules present what the results of Charter Welton could have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY CHARTER MSFCM L.P.

     Effective November 8, 2001, Dean Witter Futures & Currency Management Inc. changed its name to Morgan Stanley Futures & Currency Management Inc.


     THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUB-CAPTION "-- PRINCIPALS" ON PAGE 95.


     Anthony J. DeLuca, age 38, is a Director of Morgan Stanley Futures & Currency Management. Mr. DeLuca is also a Director of Demeter Management Corporation. Mr. DeLuca was appointed the Controller of Asset Management for Morgan Stanley in June 1999. Prior to that Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had Morgan Stanley Dean Witter & Co. as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A. degree in Accounting.


     THE FOLLOWING UPDATES AND REPLACES THE LAST SENTENCE OF THE FIRST FULL PARAGRAPH ON PAGE 97.


     As of September 30, 2001, Morgan Stanley Futures & Currency Management was managing approximately $108.3 million of customer funds in the Global Portfolio and approximately $194.6 million of client assets in all of its trading programs.

                             THE COMMODITY BROKERS

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "THE COMMODITY BROKERS" ON PAGE 5 AND BEGINNING ON PAGE 100.

     Effective November 13, 2000, Morgan Stanley & Co. Incorporated became the clearing commodity broker and foreign currency forward counterparty for Charter Graham, Charter Millburn, and Charter Welton, other than for those trades on the London Metal Exchange, which are cleared by Morgan Stanley International Limited. As such, all discussions in the prospectus relating to Carr Futures, Inc. are no longer relevant. As set forth in the prospectus, Morgan Stanley & Co. Incorporated and Morgan Stanley International Limited perform these services for Charter MSFCM.

                                   LITIGATION

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE SECOND PARAGRAPH UNDER "LITIGATION" ON PAGE 102 AND THE FIRST FULL PARAGRAPH ON PAGE 103.

     In April 2001, the Appellate Division of New York State dismissed the class action. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.

THE FOLLOWING IS ADDED BEFORE THE LAST PARAGRAPH ON PAGE 103.

     On April 6, 2000, Morgan Stanley, along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a qui tam plaintiff) to resolve litigation and investigations relating to "yield burning" allegations. At the core of the "yield burning" litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan Stanley consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.

     On August 21, 2001 without admitting or denying any violation, Morgan Stanley & Co. Incorporated consented to the entry of a conclusion that: the Chicago Board of Trade Business Conduct Committee had reason to believe that the firm had violated regulation 9B.11 by virtue of regulation 9B.07, in that Morgan Stanley employees entered orders into the a/c/e trading platform without inputting their own user ids; and regulation 480.10, in that Morgan Stanley failed to ensure compliance by its employees with exchange regulation 9B.11. In addition, Morgan Stanley paid a $20,000 fine to the Chicago Board of Trade.

                                    EXPERTS

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 120.

     The statements of financial condition of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P. and Morgan Stanley Charter MSFCM L.P. as of December 31, 2000 and 1999, and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter Welton L.P., and for each of the three years in the period ended December 31, 2000 for Morgan Stanley Charter MSFCM L.P., as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2000 and 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and is included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.

                      WHERE YOU CAN FIND MORE INFORMATION

     THE FOLLOWING REPLACES THE INFORMATION UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 120.

     The partnerships filed registration statements relating to the units registered with the SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

     You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                              POTENTIAL ADVANTAGES

NOTICE TO INVESTORS

     The benchmark Public Managed Futures Funds Index used throughout this Part Two was originally developed and compiled by Managed Account Reports LLC and was sold, along with MAR's database operations, to Zurich Capital Markets Inc. on March 22, 2001. Accordingly, the index formerly referred to as the MAR Index will hereafter be referred to as the Zurich Index.

     THE FOLLOWING TABLE UPDATES AND REPLACES THROUGH SEPTEMBER 30, 2001, THE "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE ON PAGE 127. THE NOTES ON PAGES 128-129 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                  U.S. TREASURY                                                                      PUBLIC
                         U.S.     BONDS (LEHMAN    U.S. CORPORATE    NON-U.S.      GLOBAL                            MANAGED
                        STOCKS       BROTHERS      BONDS (SALOMON     STOCKS       STOCKS          MANAGED        FUTURES FUNDS
                       (S&P 500      TREASURY        CORPORATE      (MSCI EAFE   (MSCI WORLD   FUTURES (BARCLAY    (MAR PUBLIC
                        INDEX)     BOND INDEX)      BOND INDEX)       INDEX)       INDEX)         CTA INDEX)       FUND INDEX)
                       --------   --------------   --------------   ----------   -----------   ----------------   -------------
                         %            %                %               %            %              %                  %
1980.................    32.5           N/A             (2.7)          24.4          27.7            63.7               N/A
1981.................    (4.9)          1.1             (1.2)          (1.0)         (3.3)           23.9               N/A
1982.................    21.5          41.1             42.5           (0.8)         11.3            16.7               N/A
1983.................    22.6           1.8              6.3           24.6          23.3            23.8               N/A
1984.................     6.3          14.7             16.9            7.9           5.8             8.7               1.4
1985.................    31.7          32.0             30.1           56.7          41.8            25.5              21.9
1986.................    18.7          24.2             19.9           69.9          42.8             3.8             (14.4)
1987.................     5.3          (2.7)            (0.3)          24.9          16.8            57.3              43.1
1988.................    16.6           9.1             10.7           28.6          23.9            21.8               7.3
1989.................    31.7          18.9             16.2           10.8          17.2             1.8               4.7
1990.................    (3.1)          4.6              6.8          (23.2)        (16.5)           21.0              14.2
1991.................    30.5          17.9             19.9           12.5          19.0             3.7              10.0
1992.................     7.6           7.8              9.4          (11.8)         (4.7)           (0.9)             (1.4)
1993.................    10.1          16.4             13.2           32.9          23.1            10.4              10.7
1994.................     1.3          (6.9)            (5.8)           8.1           5.6            (0.7)             (7.7)
1995.................    37.6          30.7             27.2           11.6          21.3            13.7              13.9
1996.................    23.0          (0.4)             1.3            6.4          14.0             9.1               9.8
1997.................    33.4          14.9             11.6            2.1          16.2            10.9               7.6
1998.................    28.6          13.5             12.5           20.3          24.8             7.0               7.9
1999.................    21.0          (8.7)            (6.6)          27.3          25.3            (1.2)             (1.4)
2000.................    (9.1)         20.1             10.7          (14.0)        (12.9)            7.9               4.7
2001*................   (20.4)          6.6              9.8          (26.7)        (23.3)            2.2               2.4

---------------
*Through September 30, 2001

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE "CORRELATION ANALYSIS" CHARTS ON PAGES 130-131.

     The following charts were prepared by the general partner to illustrate the correlation of the performance results of each partnership to that of the S&P 500 Index and the Salomon Corporate Bond Index. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                 CHARTER GRAHAM
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter Graham       Index        Bond Index
                               ---------------     -------      -------------
Charter Graham                      1.00            (0.33)          0.10
S&P 500 Index                                        1.00          (0.02)
Salomon Corp. Bond Index                                            1.00

              During the 31 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Graham and            ... Charter Graham and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          8 of 31                 Both            11 of 31
Positive       months                 Positive         months

Different     14 of 31                Different       15 of 31
               months                                   months

Both          9 of 31                 Both             5 of 31
Negative       months                 Negative          months

Data: 31 months of trading from March 1999 through September 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                CHARTER MILLBURN
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                              Charter Millburn      Index        Bond Index
                              ----------------     -------      -------------
Charter Millburn                    1.00            (0.17)           0.08
S&P 500 Index                                        1.00           (0.02)
Salomon Corp. Bond Index                                             1.00

              During the 31 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Millburn and          ... Charter Millburn and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          8 of 31                 Both            10 of 31
Positive       months                 Positive         months

Different    13 of 31                 Different        16 of 31
               months                                   months

Both         10 of 31                 Both             5 of 31
Negative       months                 Negative          months

Data: 31 months of trading from March 1999 through September 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter Welton       Index        Bond Index
                               ---------------     -------      -------------
Charter Welton                      1.00             0.02           0.20
S&P 500 Index                                        1.00          (0.02)
Salomon Corp. Bond Index                                            1.00

              During the 31 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Welton and            ... Charter Welton and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          7 of 31                 Both            10 of 31
Positive       months                 Positive         months

Different    13 of 31                 Different        14 of 31
               months                                   months

Both         11 of 31                 Both             7 of 31
Negative       months                 Negative          months

Data: 31 months of trading from March 1999 through September 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                 CHARTER MSFCM
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter MSFCM        Index        Bond Index
                               -------------       -------      -------------
Charter MSFCM                      1.00             (0.03)          0.20
S&P 500 Index                                        1.00           0.29
Salomon Corp. Bond Index                                            1.00

              During the 91 months of trading since March 1994,
                        the monthly returns of ...

 ... Charter MSFCM and             ... Charter MSFCM and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         34 of 91                 Both            34 of 91
Positive       months                 Positive         months

Different    41 of 91                 Different       43 of 91
               months                                   months

Both         16 of 91                 Both            14 of 91
Negative       months                 Negative          months

Data: 91 months of trading from March 1994 through September 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH SEPTEMBER 30, 2001, THE "MANAGED FUTURES VS. STOCKS" CHART ON PAGE 132. THE NOTES ON PAGE 133 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                                  S&P 500 Index

                           Managed Futures vs. Stocks
                       12-Month Holding Period Performance

                 Source: Thomson Financial Software Solutions, Boston, MA

                                            ROR                  QTRLY           ANNUAL
           12/79                                          1000.00
            1/80                           6.20%          1062.00
            2/80                           0.00%          1062.00
            3/80                          -9.70%           958.99          -4.10%
            4/80                           4.60%          1003.10
            5/80                           5.10%          1054.26
            6/80                           3.20%          1087.99          13.45%
            7/80                           7.00%          1164.15
            8/80                           1.00%          1175.79
            9/80                           2.90%          1209.89          11.20%
           10/80                           2.00%          1234.09
           11/80                          10.70%          1366.14
           12/80                          -3.00%          1325.15           9.53%          32.52%          32.52%
            1/81                          -4.20%          1269.50                                          19.54%
            2/81                           1.70%          1291.08                                          21.57%
            3/81                           4.00%          1342.72           1.33%                          40.01%
            4/81                          -1.90%          1317.21                                          31.31%
            5/81                           0.30%          1321.16                                          25.32%
            6/81                          -0.60%          1313.24          -2.20%                          20.70%
            7/81                           0.20%          1315.86                                          13.03%
            8/81                          -5.80%          1239.54                                           5.42%
            9/81                          -4.90%          1178.80         -10.24%                          -2.57%
           10/81                           5.40%          1242.46                                           0.68%
           11/81                           4.10%          1293.40                                          -5.32%
           12/81                          -2.60%          1259.77           6.87%          -4.93%          -4.93%
            1/82                          -1.30%          1243.40                                          -2.06%
            2/82                          -5.60%          1173.76                                          -9.09%
            3/82                          -0.50%          1167.90          -7.29%                         -13.02%
            4/82                           4.50%          1220.45                                          -7.35%
            5/82                          -3.40%          1178.96                                         -10.76%
            6/82                          -1.50%          1161.27          -0.57%                         -11.57%
            7/82                          -1.80%          1140.37                                         -13.34%
            8/82                          12.10%          1278.35                                           3.13%
            9/82                           1.20%          1293.69          11.40%                           9.75%
           10/82                          11.50%          1442.47                                          16.10%
           11/82                           4.00%          1500.17                                          15.99%
           12/82                           1.90%          1528.67          18.16%          21.34%          21.34%
            1/83                           3.70%          1585.23                                          27.49%
            2/83                           2.30%          1621.69                                          38.16%
            3/83                           3.70%          1681.69          10.01%                          43.99%
            4/83                           7.90%          1814.55                                          48.68%
            5/83                          -0.90%          1798.22                                          52.53%
            6/83                           3.90%          1868.35          11.10%                          60.89%
            7/83                          -3.00%          1812.30                                          58.92%
            8/83                           1.50%          1839.48                                          43.89%
            9/83                           1.40%          1865.23          -0.17%                          44.18%
           10/83                          -1.20%          1842.85                                          27.76%
           11/83                           2.10%          1881.55                                          25.42%
           12/83                          -0.50%          1872.14           0.37%          22.47%          22.47%
            1/84                          -0.60%          1860.91                                          17.39%
            2/84                          -3.50%          1795.78                                          10.73%
            3/84                           1.70%          1826.31          -2.45%                           8.60%
            4/84                           0.90%          1842.74                                           1.55%
            5/84                          -5.50%          1741.39                                          -3.16%
            6/84                           2.20%          1779.70          -2.55%                          -4.74%
            7/84                          -1.20%          1758.35                                          -2.98%
            8/84                          11.00%          1951.77                                           6.10%
            9/84                           0.00%          1951.77           9.67%                           4.64%
           10/84                           0.40%          1959.57                                           6.33%
           11/84                          -1.10%          1938.02                                           3.00%
           12/84                           2.60%          1988.41           1.88%           6.21%           6.21%
            1/85                           7.80%          2143.50                                          15.19%
            2/85                           1.20%          2169.22                                          20.80%
            3/85                           0.10%          2171.39           9.20%                          18.90%
            4/85                          -0.10%          2169.22                                          17.72%
            5/85                           5.80%          2295.04                                          31.79%
            6/85                           1.60%          2331.76           7.39%                          31.02%
            7/85                          -0.10%          2329.42                                          32.48%
            8/85                          -0.90%          2308.46                                          18.28%
            9/85                          -3.10%          2236.90          -4.07%                          14.61%
           10/85                           4.60%          2339.79                                          19.40%
           11/85                           6.90%          2501.24                                          29.06%
           12/85                           4.80%          2621.30          17.18%          31.83%          31.83%
            1/86                           0.60%          2637.03                                          23.02%
            2/86                           7.50%          2834.81                                          30.68%
            3/86                           5.60%          2993.55          14.20%                          37.86%
            4/86                          -1.10%          2960.63                                          36.48%
            5/86                           5.30%          3117.54                                          35.84%
            6/86                           1.70%          3170.54           5.91%                          35.97%
            7/86                          -5.60%          2992.99                                          28.49%
            8/86                           7.40%          3214.47                                          39.25%
            9/86                          -8.30%          2947.67          -7.03%                          31.77%
           10/86                           5.80%          3118.63                                          33.29%
           11/86                           2.40%          3193.48                                          27.68%
           12/86                          -2.60%          3110.45           5.52%          18.66%          18.66%
            1/87                          13.50%          3530.36                                          33.88%
            2/87                           4.00%          3671.57                                          29.52%
            3/87                           2.90%          3778.05          21.46%                          26.21%
            4/87                          -0.90%          3744.05                                          26.46%
            5/87                           0.90%          3777.74                                          21.18%
            6/87                           5.00%          3966.63           4.99%                          25.11%
            7/87                           5.10%          4168.93                                          39.29%
            8/87                           3.70%          4323.18                                          34.49%
            9/87                          -2.20%          4228.07           6.59%                          43.44%
           10/87                         -21.50%          3319.03                                           6.43%
           11/87                          -8.20%          3046.87                                          -4.59%
           12/87                           7.60%          3278.43         -22.46%           5.40%           5.40%
            1/88                           4.20%          3416.13                                          -3.24%
            2/88                           4.70%          3576.69                                          -2.58%
            3/88                          -3.10%          3465.81           5.72%                          -8.26%
            4/88                           1.10%          3503.93                                          -6.41%
            5/88                           0.90%          3535.47                                          -6.41%
            6/88                           4.60%          3698.10           6.70%                          -6.77%
            7/88                          -0.40%          3683.31                                         -11.65%
            8/88                          -3.40%          3558.08                                         -17.70%
            9/88                           4.30%          3711.07           0.35%                         -12.23%
           10/88                           2.80%          3814.98                                          14.94%
           11/88                          -1.40%          3761.57                                          23.46%
           12/88                           1.70%          3825.52           3.08%          16.69%          16.69%
            1/89                           7.30%          4104.78                                          20.16%
            2/89                          -2.50%          4002.16                                          11.90%
            3/89                           2.30%          4094.21           7.02%                          18.13%
            4/89                           5.20%          4307.11                                          22.92%
            5/89                           4.00%          4479.40                                          26.70%
            6/89                          -0.60%          4452.52           8.75%                          20.40%
            7/89                           9.00%          4853.25                                          31.76%
            8/89                           2.00%          4950.31                                          39.13%
            9/89                          -0.40%          4930.51          10.74%                          32.86%
           10/89                          -2.30%          4817.11                                          26.27%
           11/89                           2.00%          4913.45                                          30.62%
           12/89                           2.40%          5031.37           2.05%          31.52%          31.52%
            1/90                          -6.70%          4694.27                                          14.36%
            2/90                           1.30%          4755.30                                          18.82%
            3/90                           2.60%          4878.94          -3.03%                          19.17%
            4/90                          -2.50%          4756.96                                          10.44%
            5/90                           9.80%          5223.14                                          16.60%
            6/90                          -0.70%          5186.58           6.31%                          16.49%
            7/90                          -0.30%          5171.02                                           6.55%
            8/90                          -9.00%          4705.63                                          -4.94%
            9/90                          -4.90%          4475.05         -13.72%                          -9.24%
           10/90                          -0.40%          4457.15                                          -7.47%
           11/90                           6.50%          4746.87                                          -3.39%
           12/90                           2.80%          4879.78           9.04%          -3.01%          -3.01%
            1/91                           4.40%          5094.49                                           8.53%
            2/91                           7.20%          5461.30                                          14.85%
            3/91                           2.40%          5592.37          14.60%                          14.62%
            4/91                           0.20%          5603.55                                          17.80%
            5/91                           4.30%          5844.50                                          11.90%
            6/91                          -4.60%          5575.66          -0.30%                           7.50%
            7/91                           4.70%          5837.71                                          12.89%
            8/91                           2.40%          5977.82                                          27.04%
            9/91                          -1.70%          5876.20           5.39%                          31.31%
           10/91                           1.30%          5952.59                                          33.55%
           11/91                          -4.00%          5714.48                                          20.38%
           12/91                          11.40%          6365.93           8.33%          30.46%          30.46%
            1/92                          -1.90%          6244.98                                          22.58%
            2/92                           1.30%          6326.17                                          15.84%
            3/92                          -1.90%          6205.97          -2.51%                          10.97%
            4/92                           2.90%          6385.94                                          13.96%
            5/92                           0.50%          6417.87                                           9.81%
            6/92                          -1.50%          6321.60           1.86%                          13.38%
            7/92                           4.10%          6580.79                                          12.73%
            8/92                          -2.00%          6449.17                                           7.89%
            9/92                           1.20%          6526.56           3.24%                          11.07%
           10/92                           0.30%          6546.14                                           9.97%
           11/92                           3.40%          6768.71                                          18.45%
           12/92                           1.20%          6849.94           4.95%           7.60%           7.60%
            1/93                           0.80%          6904.74                                          10.56%
            2/93                           1.40%          7001.40                                          10.67%
            3/93                           2.10%          7148.43           4.36%                          15.19%
            4/93                          -2.40%          6976.87                                           9.25%
            5/93                           2.70%          7165.24                                          11.65%
            6/93                           0.30%          7186.74           0.54%                          13.69%
            7/93                          -0.40%          7157.99                                           8.77%
            8/93                           3.80%          7430.00                                          15.21%
            9/93                          -0.80%          7370.56           2.56%                          12.93%
           10/93                           2.10%          7525.34                                          14.96%
           11/93                          -1.00%          7450.09                                          10.07%
           12/93                           1.20%          7539.49           2.29%          10.07%          10.07%
            1/94                           3.40%          7795.83                                          12.91%
            2/94                          -2.70%          7585.34                                           8.34%
            3/94                          -4.40%          7251.59          -3.82%                           1.44%
            4/94                           1.30%          7345.86                                           5.29%
            5/94                           1.60%          7463.39                                           4.16%
            6/94                          -2.50%          7276.81           0.35%                           1.25%
            7/94                           3.30%          7516.94                                           5.01%
            8/94                           4.10%          7825.14                                           5.32%
            9/94                          -2.40%          7637.33           4.95%                           3.62%
           10/94                           2.20%          7805.35                                           3.72%
           11/94                          -3.60%          7524.36                                           1.00%
           12/94                           1.50%          7637.23           0.00%           1.30%           1.30%
            1/95                           2.60%          7835.79                                           0.51%
            2/95                           3.90%          8141.39                                           7.33%
            3/95                           3.00%          8385.63           9.80%                          15.64%
            4/95                           2.90%          8628.81                                          17.47%
            5/95                           4.00%          8973.97                                          20.24%
            6/95                           2.30%          9180.37           9.48%                          26.16%
            7/95                           3.30%          9483.32                                          26.16%
            8/95                           0.30%          9511.77                                          21.55%
            9/95                           4.20%          9911.27           7.96%                          29.77%
           10/95                          -0.40%          9871.62                                          26.47%
           11/95                           4.40%         10305.97                                          36.97%
           12/95                           1.90%         10501.79           5.96%          37.51%          37.51%
            1/96                           3.40%         10858.85                                          38.58%
            2/96                           0.90%         10956.58                                          34.58%
            3/96                           1.00%         11066.14           5.37%                          31.97%
            4/96                           1.50%         11232.13                                          30.17%
            5/96                           2.60%         11524.17                                          28.42%
            6/96                           0.40%         11570.27           4.56%                          26.03%
            7/96                          -4.40%         11061.17                                          16.64%
            8/96                           2.10%         11293.46                                          18.73%
            9/96                           5.60%         11925.89           3.07%                          20.33%
           10/96                           2.80%         12259.82                                          24.19%
           11/96                           7.60%         13191.56                                          28.00%
           12/96                          -2.00%         12927.73           8.40%          23.10%          23.10%
            1/97                           6.20%         13729.25                                          26.43%
            2/97                           0.80%         13839.09                                          26.31%
            3/97                          -4.10%         13271.68           2.66%                          19.93%
            4/97                           6.00%         14067.98                                          25.25%
            5/97                           6.10%         14926.13                                          29.52%
            6/97                           4.50%         15597.81          17.53%                          34.81%
            7/97                           8.00%         16845.63                                          52.30%
            8/97                          -5.60%         15902.28                                          40.81%
            9/97                           5.50%         16776.90           7.56%                          40.68%
           10/97                          -3.30%         16223.26                                          32.33%
           11/97                           4.60%         16969.53                                          28.64%
           12/97                           1.70%         17258.02           2.87%          33.50%          33.50%
            1/98                           1.10%         17447.85                                          27.09%
            2/98                           7.20%         18704.10                                          35.15%
            3/98                           5.10%         19658.01          13.91%                          48.12%
            4/98                           1.00%         19854.59                                          41.13%
            5/98                          -1.70%         19517.06                                          30.76%
            6/98                           4.10%         20317.26           3.35%                          30.26%
            7/98                          -1.10%         20093.77                                          19.28%
            8/98                         -14.50%         17180.17                                           8.04%
            9/98                           6.40%         18279.70         -10.03%                           8.96%
           10/98                           8.10%         19760.36                                          21.80%
           11/98                           6.10%         20965.74                                          23.55%
           12/98                           5.80%         22181.76          21.35%          28.53%          28.53%
            1/99                           4.20%         23113.39                                          32.47%
            2/99                          -3.10%         22396.87                                          19.74%
            3/99                           4.00%         23292.75           5.01%                          18.49%
            4/99                           3.90%         24201.17                                          21.89%
            5/99                          -2.40%         23620.34                                          21.02%
            6/99                           5.50%         24919.46           6.98%                          22.65%
            7/99                          -3.10%         24146.95                                          20.17%
            8/99                          -0.50%         24026.22                                          39.85%
            9/99                          -2.70%         23377.51          -6.19%                          27.89%
           10/99                           6.30%         24850.29                                          25.76%
           11/99                           2.00%         25347.30                                          20.90%
           12/99                           5.90%         26842.79          14.82%          21.01%          21.01%
            1/00                          -5.00%         25500.65                                          10.33%
            2/00                          -1.90%         25016.14                                          11.69%
            3/00                           9.80%         27467.72           2.33%                          17.92%
            4/00                          -3.00%         26643.69                                          10.09%
            5/00                          -2.10%         26084.17                                          10.43%
            6/00                           2.50%         26736.28          -2.66%                           7.29%
            7/00                          -1.60%         26308.50                                           8.95%
            8/00                           6.20%         27939.62                                          16.29%
            9/00                          -5.30%         26458.82          -1.04%                          13.18%
           10/00                          -0.40%         26352.99                                           6.05%
           11/00                          -7.90%         24271.10                                          -4.25%
           12/00                           0.50%         24392.46          -7.81%          -9.13%          -9.13%
            1/01                           3.50%         25246.19                                          -1.00%
            2/01                          -9.10%         22948.79                                          -8.26%
            3/01                          -6.30%         21503.01         -11.85%                         -21.72%
            4/01                           7.80%         23180.25                                         -13.00%
            5/01                           0.70%         23342.51                                         -10.51%
            6/01                          -2.40%         22782.29           5.95%                         -14.79%
            7/01                          -1.00%         22554.47                                         -14.27%
            8/01                          -6.30%         21133.54                                         -24.36%
            9/01                          -8.08%         19427.00         -14.73%                         -26.58%


                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                   holding
                 Source: Barclay Trading Group, Fairfield, IA                        periods

                       ROR                       QTRLY           ANNUAL
                                         1000.00
                          29.26%         1292.60
                           1.41%         1310.83
                           4.43%         1368.90          36.89%
                          -2.13%         1339.74
                           3.48%         1386.36
                           3.05%         1428.64           4.36%
                          11.44%         1592.08
                           0.94%         1607.05
                           0.67%         1617.81          13.24%
                           1.19%         1637.07
                          -0.25%         1632.97
                           0.24%         1636.89           1.18%          63.69%          63.69%
                           5.25%         1722.83                                          33.28%
                           0.78%         1736.27                                          32.46%
                          -3.98%         1667.16           1.85%                          21.79%
                           1.22%         1687.50                                          25.96%
                           3.56%         1747.58                                          26.06%
                          16.46%         2035.23          22.08%                          42.46%
                          -2.73%         1979.67                                          24.34%
                           3.05%         2040.05                                          26.94%
                          -2.57%         1987.62          -2.34%                          22.86%
                          -2.25%         1942.90                                          18.68%
                           6.71%         2073.27                                          26.96%
                          -2.18%         2028.07           2.04%          23.90%          23.90%
                           1.67%         2061.94                                          19.68%
                           3.05%         2124.83                                          22.38%
                           7.34%         2280.79          12.46%                          36.81%
                          -0.74%         2263.91                                          34.16%
                           3.16%         2335.45                                          33.64%
                           6.82%         2494.73           9.38%                          22.58%
                          -9.12%         2267.21                                          14.52%
                           4.30%         2364.70                                          15.91%
                           9.39%         2586.74           3.69%                          30.14%
                          -3.09%         2506.81                                          29.02%
                          -4.91%         2383.73                                          14.97%
                          -0.73%         2366.33          -8.52%          16.68%          16.68%
                          18.37%         2801.02                                          35.84%
                          -9.05%         2547.53                                          19.89%
                           2.04%         2599.50           9.85%                          13.97%
                          -0.82%         2578.18                                          13.88%
                           9.82%         2831.36                                          21.23%
                          -8.50%         2590.70          -0.34%                           3.85%
                           3.12%         2671.53                                          17.83%
                           9.06%         2913.57                                          23.21%
                           0.19%         2919.10          12.68%                          12.85%
                           1.83%         2972.52                                          18.58%
                          -4.17%         2848.57                                          19.50%
                           2.80%         2928.33           0.32%          23.75%          23.75%
                           1.60%         2975.18                                           6.22%
                          -0.96%         2946.62                                          15.67%
                           1.97%         3004.67           2.61%                          15.59%
                          -2.53%         2928.65                                          13.59%
                           4.12%         3049.31                                           7.70%
                          -9.81%         2750.17          -8.47%                           6.16%
                          21.33%         3336.78                                          24.90%
                          -8.00%         3069.84                                           5.36%
                           3.98%         3192.02          16.07%                           9.35%
                          -4.20%         3057.96                                           2.87%
                          -2.98%         2966.83                                           4.15%
                           7.33%         3184.30          -0.24%           8.74%           8.74%
                           2.57%         3266.13                                           9.78%
                           4.67%         3418.66                                          16.02%
                          -1.06%         3382.42           6.22%                          12.57%
                          -1.98%         3315.45                                          13.21%
                           1.34%         3359.88                                          10.18%
                          -4.83%         3197.60          -5.46%                          16.27%
                          13.96%         3643.98                                           9.21%
                          -1.62%         3584.95                                          16.78%
                          -7.69%         3309.27           3.49%                           3.67%
                           6.61%         3528.01                                          15.37%
                           4.69%         3693.47                                          24.49%
                           8.20%         3996.34          20.76%          25.50%          25.50%
                           1.87%         4071.07                                          24.64%
                          14.14%         4646.72                                          35.92%
                           5.62%         4907.86          22.81%                          45.10%
                          -6.23%         4602.10                                          38.81%
                          -3.92%         4421.70                                          31.60%
                          -1.46%         4357.14         -11.22%                          36.26%
                           3.25%         4498.75                                          23.46%
                           5.11%         4728.64                                          31.90%
                          -5.56%         4465.73           2.49%                          34.95%
                          -4.40%         4269.23                                          21.01%
                          -2.20%         4175.31                                          13.05%
                          -0.63%         4149.01          -7.09%           3.82%           3.82%
                          10.51%         4585.07                                          12.63%
                           0.61%         4613.04                                          -0.72%
                           3.37%         4768.50          14.93%                          -2.84%
                          22.07%         5820.90                                          26.48%
                          -1.81%         5715.54                                          29.26%
                          -3.24%         5530.36          15.98%                          26.93%
                           4.73%         5791.95                                          28.75%
                          -1.69%         5694.06                                          20.42%
                           0.72%         5735.06           3.70%                          28.42%
                           0.33%         5753.99                                          34.78%
                           8.60%         6248.83                                          49.66%
                           4.42%         6525.03          13.77%          57.27%          57.27%
                          -1.88%         6402.36                                          39.63%
                           0.70%         6447.17                                          39.76%
                          -3.43%         6226.03          -4.58%                          30.57%
                          -3.95%         5980.11                                           2.74%
                           8.95%         6515.33                                          13.99%
                          27.40%         8300.52          33.32%                          50.09%
                          -8.23%         7617.39                                          31.52%
                           0.54%         7658.52                                          34.50%
                           0.80%         7719.79          -7.00%                          34.61%
                           1.37%         7825.55                                          36.00%
                           2.62%         8030.58                                          28.51%
                          -1.07%         7944.66           2.91%          21.76%          21.76%
                           1.48%         8062.24                                          25.93%
                          -3.47%         7782.48                                          20.71%
                           3.65%         8066.54           1.53%                          29.56%
                          -2.50%         7864.87                                          31.52%
                          11.92%         8802.37                                          35.10%
                           1.28%         8915.04          10.52%                           7.40%
                          -1.74%         8759.92                                          15.00%
                          -5.83%         8249.21                                           7.71%
                          -3.04%         7998.44         -10.28%                           3.61%
                          -5.99%         7519.33                                          -3.91%
                           2.30%         7692.28                                          -4.21%
                           5.14%         8087.66           1.12%           1.80%           1.80%
                           1.54%         8212.21                                           1.86%
                           0.79%         8277.08                                           6.36%
                           3.02%         8527.05           5.43%                           5.71%
                           4.54%         8914.18                                          13.34%
                          -5.49%         8424.79                                          -4.29%
                           1.23%         8528.42           0.02%                          -4.34%
                           5.62%         9007.71                                           2.83%
                           6.69%         9610.33                                          16.50%
                           2.78%         9877.50          15.82%                          23.49%
                           1.15%         9991.09                                          32.87%
                          -0.47%         9944.13                                          29.27%
                          -1.57%         9788.01          -0.91%          21.02%          21.02%
                          -4.90%         9308.40                                          13.35%
                          -0.83%         9231.14                                          11.53%
                           4.28%         9626.23          -1.65%                          12.89%
                          -1.89%         9444.29                                           5.95%
                          -1.61%         9292.24                                          10.30%
                           2.66%         9539.41          -0.90%                          11.85%
                          -3.36%         9218.89                                           2.34%
                          -1.92%         9041.89                                          -5.91%
                           2.72%         9287.83          -2.64%                          -5.97%
                          -0.91%         9203.31                                          -7.88%
                           0.26%         9227.24                                          -7.21%
                          10.03%        10152.73           9.31%           3.73%           3.73%
                          -4.53%         9692.81                                           4.13%
                          -2.61%         9439.83                                           2.26%
                          -1.81%         9268.97          -8.70%                          -3.71%
                          -0.80%         9194.81                                          -2.64%
                          -0.73%         9127.69                                          -1.77%
                           4.44%         9532.96           2.85%                          -0.07%
                           4.31%         9943.83                                           7.86%
                           2.30%        10172.54                                          12.50%
                          -1.61%        10008.76           4.99%                           7.76%
                           0.19%        10027.78                                           8.96%
                           1.19%        10147.11                                           9.97%
                          -0.86%        10059.84           0.51%          -0.91%          -0.91%
                          -1.81%         9877.76                                           1.91%
                           5.47%        10418.07                                          10.36%
                          -0.50%        10365.98           3.04%                          11.84%
                           3.20%        10697.70                                          16.34%
                           0.62%        10764.02                                          17.93%
                           0.98%        10869.51           4.86%                          14.02%
                           3.71%        11272.77                                          13.36%
                          -3.11%        10922.18                                           7.37%
                          -0.85%        10829.35          -0.37%                           8.20%
                          -0.58%        10766.54                                           7.37%
                           0.15%        10782.68                                           6.26%
                           2.97%        11102.93           2.53%          10.37%          10.37%
                          -3.30%        10736.53                                           8.69%
                          -1.44%        10581.93                                           1.57%
                           2.03%        10796.74          -2.76%                           4.16%
                          -1.77%        10605.64                                          -0.86%
                           2.78%        10900.48                                           1.27%
                           2.50%        11172.99           3.48%                           2.79%
                          -1.04%        11056.79                                          -1.92%
                          -3.11%        10712.92                                          -1.92%
                           1.68%        10892.90          -2.51%                           0.59%
                           0.08%        10901.61                                           1.25%
                           1.68%        11084.76                                           2.80%
                          -0.49%        11030.45           1.26%          -0.65%          -0.65%
                          -1.79%        10833.00                                           0.90%
                           3.40%        11201.32                                           5.85%
                           6.42%        11920.45           8.07%                          10.41%
                           1.17%        12059.92                                          13.71%
                           0.51%        12121.42                                          11.20%
                          -1.29%        11965.06           0.37%                           7.09%
                          -1.23%        11817.89                                           6.88%
                           2.33%        12093.24                                          12.88%
                          -0.14%        12076.31           0.93%                          10.86%
                          -0.03%        12072.69                                          10.74%
                           1.04%        12198.24                                          10.05%
                           2.76%        12534.92           3.80%          13.64%          13.64%
                           2.64%        12865.84                                          18.77%
                          -4.77%        12252.14                                           9.38%
                           0.59%        12324.43          -1.68%                           3.39%
                           5.96%        13058.96                                           8.28%
                          -1.96%        12803.01                                           5.62%
                          -0.35%        12758.19           3.52%                           6.63%
                          -1.64%        12548.96                                           6.19%
                          -0.82%        12446.06                                           2.92%
                           2.22%        12722.36          -0.28%                           5.35%
                           5.49%        13420.82                                          11.17%
                           3.47%        13886.52                                          13.84%
                          -1.50%        13678.22           7.51%           9.12%           9.12%
                           3.86%        14206.20                                          10.42%
                           3.49%        14702.00                                          20.00%
                          -0.59%        14615.26           6.85%                          18.59%
                          -1.38%        14413.57                                          10.37%
                           0.32%        14459.69                                          12.94%
                           0.08%        14471.26          -0.99%                          13.43%
                           5.69%        15294.67                                          21.88%
                          -4.00%        14682.89                                          17.97%
                           1.01%        14831.18           2.49%                          16.58%
                          -1.60%        14593.88                                           8.74%
                           1.42%        14801.12                                           6.59%
                           2.48%        15168.19           2.27%          10.89%          10.89%
                           0.58%        15256.16                                           7.39%
                          -0.99%        15105.12                                           2.74%
                           0.54%        15186.69           0.12%                           3.91%
                          -3.39%        14671.86                                           1.79%
                           0.76%        14783.37                                           2.24%
                           0.36%        14836.59          -2.31%                           2.52%
                          -0.29%        14793.56                                          -3.28%
                           5.92%        15669.34                                           6.72%
                           3.16%        16164.49           8.95%                           8.99%
                          -0.75%        16043.26                                           9.93%
                          -0.93%        15894.06                                           7.38%
                           2.12%        16231.01           0.41%           7.01%           7.01%
                          -1.50%        15987.55                                           4.79%
                           2.62%        16406.42                                           8.61%
                          -1.22%        16206.26          -0.15%                           6.71%
                           1.81%        16499.60                                          12.46%
                          -1.43%        16263.65                                          10.01%
                           1.55%        16515.74           1.91%                          11.32%
                          -0.52%        16429.86                                          11.06%
                          -0.32%        16377.28                                           4.52%
                           0.05%        16385.47          -0.79%                           1.37%
                          -4.21%        15695.64                                          -2.17%
                           1.96%        16003.28                                           0.69%
                           0.22%        16038.48          -2.12%          -1.19%          -1.19%
                           1.41%        16264.63                                           1.73%
                          -0.44%        16193.06                                          -1.30%
                          -0.83%        16058.66           0.13%                          -0.91%
                          -1.61%        15800.11                                          -4.24%
                           0.80%        15926.51                                          -2.07%
                          -0.95%        15775.21          -1.77%                          -4.48%
                          -1.20%        15585.91                                          -5.14%
                           2.56%        15984.91                                          -2.40%
                          -1.49%        15746.73          -0.18%                          -3.90%
                           0.88%        15885.31                                           1.21%
                           2.74%        16320.56                                           1.98%
                           6.00%        17299.80           9.86%           7.86%           7.86%
                          -0.02%        17296.34                                           6.34%
                          -0.63%        17187.37                                           6.14%
                           4.44%        17950.49           3.76%                          11.78%
                          -3.81%        17266.58                                           9.28%
                           0.60%        17370.18                                           9.06%
                          -1.03%        17191.26          -4.23%                           8.98%
                          -0.66%        17077.80                                           9.57%
                           1.49%        17332.26                                           8.43%
                           2.00%        17678.90           2.84%                          12.27%

Data: January 1980 through September 2001

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH SEPTEMBER 30, 2001, THE "IMPROVED PORTFOLIO EFFICIENCY" CHART ON PAGE 134. THE NOTES ON PAGE 134 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                         IMPROVED PORTFOLIO EFFICIENCY
                      JANUARY 1980 THROUGH SEPTEMBER 2001
            U.S. STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                                           Standard Deviation        Average Monthly ROR
                                                                                      (x-axis)                   (Y-axis)
-------------------------------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                                           4.4533%                    1.2429%
100% Bonds (Salomon Corporate Bond Index)                                             2.7634%                    0.8994%
100% International Equities (MSCI EAFE Index)                                         5.0522%                    1.0085%
100% Managed Futures (Barclay CTA Index)                                              5.0759%                    1.2265%
50% Stocks/50% Bonds                                                                  2.9702%                    1.0711%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                                  2.9519%                    1.1148%
50% Stocks/40% Bonds/10% Mgd. Futures                                                 2.8341%                    1.1039%
60% Stocks/40% Bonds                                                                  3.1997%                    1.1055%
60% Stocks/30% Bonds/10% Mgd. Futures                                                 3.0890%                    1.1382%
70% Stocks/30% Bonds                                                                  3.4709%                    1.1399%
70% Stocks/20% Bonds/10% Mgd. Futures                                                 3.3830%                    1.1726%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE CHARTS ON PAGES 139-146.

--------------------------------------------------------------------------------
                                 CHARTER GRAHAM

Prior to January 2, 2001, Graham traded 100% of Charter Graham's assets pursuant to its Global Diversified Program at 150% Leverage. From January 2, 2001 through June 14, 2001, Graham traded 60% of Charter Graham's assets pursuant to its Global Diversified Program at 150% Leverage, 20% of Charter Graham's assets pursuant to its K4 Program at 150% Leverage , and 20% of Charter Graham's assets pursuant to its Non-Trend Based Program at 150% Leverage. Effective June 15, 2001, Graham began trading 60% of Charter Graham's assets pursuant to its Global Diversified Program at 150% Leverage and 40% of Charter Graham's assets pursuant to its K4 Program at 150% Leverage. All of the performance data below is as of September 30, 2001. Effective January 1, 2002, 50% of the assets of Charter Graham will be traded pursuant to the Global Diversified Program at 150% Leverage and 50% of the assets of Charter Graham will be traded pursuant to the K4 Program at 150% Leverage.

------------------------------------------------------
                           CHARTER GRAHAM STATISTICS

Trading Advisor:                                 Graham Capital Management, L.P.
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $42.8 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

------------------------------------------------------
                                 RISK ANALYSIS
Compounded Annual Rate of Return:                                         15.41%
Standard Deviation of Monthly Returns:                                     6.61%
Annualized Standard Deviation:                                            22.91%
Sharpe Ratio:                                                               0.45
Largest Decline Period (2/00-7/00):                                      -17.06%
Average Recovery (No. of months):                                           3.50
Average Monthly Loss:                                                     -4.26%
Standard Deviation of Monthly Loss:                                        2.79%
% of Losing Months:                                                       45.16%
Average Monthly Gain:                                                      6.08%
Standard Deviation of Monthly Gain:                                        4.94%
% of Winning Months:                                                      54.84%

------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange       24%
Interest Rates         35%
Agriculturals & Softs   8%
Stock Indices          10%
Energies               11%
Metals                 12%

----------------------------------------------------------
                                TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham's trading programs.
------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS            METALS                STOCK
Corn                     Aluminum              INDICES
Lean Hogs                Copper                CAC 40
Live Cattle              Gold                  DAX
Soybean Meal             Lead                  FT-SE 100
Soybean                  Nickel                Hang Seng
Soybean Oil              Palladium             IBEX-35 PLUS
Wheat                    Zinc                  NASDAQ 100
SOFTS                    FOREIGN               Nikkei 225
Cocoa                    EXCHANGE              Russell 1000
Coffee                   Australian dollar     S&P 500
Cotton                   British pound         Topix
Sugar                    Canadian dollar       INTEREST
ENERGIES                 Euro                  RATES
Crude Oil                Japanese yen          Australian bonds
Gas Oil                  Korean won            British bonds
Natural Gas              Mexican peso          Eurobonds
Unleaded Gas             New Zealand           German bonds
                           dollar              Japanese bonds
                         Singapore dollar      Swiss bonds
                         South African rand    U.S. bonds
                         Swedish krona
                         Swiss franc
                         Thai baht
                         U.S. Dollar Index
                         Cross rates

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER GRAHAM PERFORMANCE

         1999               2000               2001
         2.90%             21.96%             15.46%
      (10 months)                           (9 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

                                   [Chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [Chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 9/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                       Charter
                                                       Graham        Zurich        S&P        SAL       EAFE
Charter Graham                                          1.00           0.86      -0.33       0.10      -0.22
Zurich Index                                                           1.00      -0.22       0.16      -0.12
S & P 500 Index                                                                   1.00      -0.02       0.81
Salomon Corporate Bond Index                                                                 1.00      -0.04
MSCI EAFE Index                                                                                         1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER MILLBURN

Millburn currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio. All of the performance data below is as of September 30, 2001.

---------------------------------------------------
                          CHARTER MILLBURN STATISTICS

Trading Advisor:                                 Millburn Ridgefield Corporation
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $30.1 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                         -1.61%
Standard Deviation of Monthly Returns:                                     5.32%
Annualized Standard Deviation:                                            18.44%
Sharpe Ratio:                                                              -0.36
Largest Decline Period (7/99 - 7/00):                                    -23.11%
Average Recovery (No. of Months):                                           3.33
Average Monthly Loss:                                                     -3.99%
Standard Deviation of Monthly Loss:                                        2.98%
% of Losing Months:                                                       48.39%
Average Monthly Gain:                                                      3.74%
Standard Deviation of Monthly Gain:                                        4.19%
% of Winning Months:                                                      51.61%

---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Interest Rates          26%
Foreign Exchange        41%
Agriculturals & Softs    4%
Metals                   5%
Stock Indices            9%
Energies                15%

------------------------------------------------------------
                                TRADING STRATEGY

Millburn's trading methodology includes technical trend analysis, certain non-trend-following technical systems, and risk management principles. The first step in the trading methodology is the development of intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. Millburn applies a System Selection Algorithm to simulate potential combinations of systems and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected is designed to maximize Sharpe ratio, subject to minimum levels of diversification among systems in the group. Millburn also employs a Portfolio Allocation Algorithm designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics and to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit.

In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in a portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS            FOREIGN                 STOCK
Corn                     EXCHANGE                INDICES
Wheat                    British pound           DAX
SOFTS                    Canadian dollar         FT-SE 100
Coffee                   Euro                    Hang Seng
Cotton                   Japanese yen            NASDAQ 100
Sugar                    Norwegian krone         Nikkei 225
ENERGIES                 Singapore dollar        S&P 500
Crude Oil                Swiss franc             Topix
Gas Oil                  Thai baht               INTEREST
Heating Oil              Cross rates             RATES
Natural Gas                                      British bonds
Unleaded Gas                                     German bonds
METALS                                           Japanese bonds
Aluminum                                         U.S. bonds
Copper
Gold
Zinc

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                          CHARTER MILLBURN PERFORMANCE

         1999               2000               2001
        -7.20%             12.07%             -7.79%
     (10 months)                            (9 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

                                   [Chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [Chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 9/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                       Charter
                                                      Millburn       Zurich        S&P        SAL       EAFE
Charter Millburn                                        1.00           0.86      -0.17       0.08      -0.05
Zurich Index                                                           1.00      -0.22       0.16      -0.12
S & P 500 Index                                                                   1.00      -0.02       0.81
Salomon Corporate Bond Index                                                                 1.00      -0.04
MSCI EAFE Index                                                                                         1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER WELTON

Prior to May 1, 2001, Welton traded 100% of Charter Welton's assets pursuant to its Diversified Portfolio. Effective May 1, 2001, the trading advisor began trading the partnership's assets pursuant to both its Diversified Portfolio and, as an overlay to the Diversified Portfolio, its Alpha Portfolio. All of the performance data below is as of September 30, 2001.

---------------------------------------------------
                           CHARTER WELTON STATISTICS

Trading Advisor:                                  Welton Investments Corporation
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $18.0 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                        -12.88%
Standard Deviation of Monthly Returns:                                     5.23%
Annualized Standard Deviation:                                            18.11%
Sharpe Ratio:                                                              -0.99
Largest Decline Period (3/99 - 6/01):                                    -34.40%
Average Recovery (No. of months):                                            N/A
Average Monthly Loss:                                                     -5.04%
Standard Deviation of Monthly Loss:                                        2.31%
% of Losing Months:                                                       54.84%
Average Monthly Gain:                                                      3.88%
Standard Deviation of Monthly Gain:                                        3.07%
% of Winning Months:                                                      45.16%

---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Stock Indices            28%
Interest Rates           28%
Agriculturals & Softs     3%
Metals                    6%
Foreign Exchange         17%
Energies                 18%

------------------------------------------------------------
                                TRADING STRATEGY

Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.

Welton's Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid global futures and options markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and the timing of those positions.

Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, or any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. Some principals of Welton have a significant amount of their personal capital invested in the Diversified Portfolio.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS          METALS              STOCK INDICES
Azuki (R. Beans)       Aluminum            ASE All Ordinaries
Canola Oil             Copper              CAC 40
Corn                   Gold                DAX
Goldman Sachs          Lead                DJIA
  Commodity            Nickel              FT-SE 100
  Index                Palladium           Hang Seng
Lean Hogs              Platinum            IBEX-35 PLUS
Live Cattle            Silver              Mexican IPC
Pork Bellies           Tin                 MIB 30
Soybean Meal           Zinc                MSCI Hong Kong
Soybean Oil            FOREIGN             MSCI Taiwan
Soybeans               EXCHANGE            NASDAQ 100
Wheat                  Australian dollar   Nikkei 225
SOFTS                  British pound       Red Chip
Cocoa                  Canadian dollar     S&P 500
Coffee                 Euro                INTEREST
Cotton                 Japanese yen        RATES
Lumber                 Mexican peso        Australian bonds
Orange Juice           New Zealand         British bonds
Rubber                   dollar            Canadian bonds
Sugar                  South African rand  Euro bonds
ENERGIES               Swedish krona       German bonds
Crude Oil              Swiss franc         Italian bonds
Heating Oil            Cross rates         Japanese bonds
Natural Gas                                New Zealand bonds
Unleaded Gas                               U.S. Treasury bonds

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER WELTON PERFORMANCE

         1999               2000               2001
        -10.70%            -8.17%             -14.63%
     (10 months)                            (9 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

                                   [Chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [Chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 9/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                       Charter
                                                       Welton        Zurich        S&P        SAL       EAFE
Charter Welton                                          1.00           0.76       0.02       0.20       0.17
Zurich Index                                                           1.00      -0.22       0.16      -0.12
S & P 500 Index                                                                   1.00      -0.02       0.81
Salomon Corporate Bond Index                                                                 1.00      -0.04
MSCI EAFE Index                                                                                         1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER MSFCM

Morgan Stanley Futures & Currency Management Inc. currently trades 100% of Charter MSFCM's assets pursuant to its Global Portfolio. All of the information below pertains to the Global Portfolio, with risk analysis statistics based on the actual performance of Charter MSFCM, except where otherwise noted. All of the performance data below is as of September 30, 2001.

---------------------------------------------------
                            CHARTER MSFCM STATISTICS

Trading Advisor:  Morgan Stanley Futures & Currency
                                                                      Mgmt. Inc.
Began Trading:                                                     March 1, 1994
Total Assets in Fund:                                              $40.7 Million
Minimum Investment:                                                      $20,000
Monthly Management
  Fee:                                             1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Quarterly Incentive Fee:                                        20% of Quarterly
                                                                 Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          7.78%
Standard Deviation of Monthly Returns:                                     6.39%
Annualized Standard Deviation:                                            22.15%
Sharpe Ratio:                                                               0.13
Largest Decline Period (7/94 - 1/95):                                    -22.84%
Average Recovery (No. of months):                                           2.45
Average Monthly Loss:                                                     -4.21%
Standard Deviation of Monthly Loss:                                        3.05%
% of Losing Months:                                                       45.05%
Average Monthly Gain:                                                      4.94%
Standard Deviation of Monthly Gain:                                        5.39%
% of Winning Months:                                                      54.95%

---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange          33%
Interest Rates            33%
Stock Indices              2%
Metals                    13%
Energies                  19%

------------------------------------------------------------
                                TRADING STRATEGY
Morgan Stanley Futures & Currency Management's trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility, and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its thirteen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

INTEREST RATES         FOREIGN EXCHANGE    STOCK INDICES
Australian 10 yr       Australian dollar   Nikkei 225
  Bond                 British pound       S&P 500
Eurobond               Euro
Eurodollars            Japanese yen
Japanese Gov't         South African rand
  Bond                 Swedish krona
T-Notes (10 yr)        Swiss franc
U.S. Bonds             METALS
ENERGIES               Aluminum
Brent Crude Oil        Copper
Crude Oil              Gold
Natural Gas

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER MSFCM PERFORMANCE

  1994       1995       1996       1997       1998       1999       2000       2001
 -7.32%     21.88%      3.97%     26.22%      5.07%     -9.21%     23.77%      0.86%
(10 months)                                                                  (9 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

                                   [Chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)

                                   [Chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/94 - 9/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                       Charter
                                                        MSFCM        Zurich        S&P        SAL       EAFE
Charter MSFCM                                           1.00           0.84      -0.03       0.20       0.02
Zurich Index                                                           1.00      -0.07       0.27      -0.05
S & P 500 Index                                                                   1.00       0.29       0.75
Salomon Corporate Bond Index                                                                 1.00       0.04
MSCI EAFE Index                                                                                         1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE "FUND ASSET HISTORY" CHARTS ON PAGES 147-148.


                                 CHARTER GRAHAM
                               FUND ASSET HISTORY

                    Feb-99        Dec-99      Dec-00          Sep-01
CHARTER GRAHAM      $4.7          $20.7       $28.8           $42.8

                    Net assets in millions

                                CHARTER MILLBURN
                               FUND ASSET HISTORY

                    Mar-99        Dec-99      Dec-00          Sep-01
CHARTER MILLBURN    $7.7          $23.3       $29.8           $30.1

                    Net assets in millions

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                               FUND ASSET HISTORY

                    Mar-99        Dec-99      Jan-00          Sep-01
CHARTER WELTON      $8.1           $23.1       $22.3           $18.0

                    Net assets in millions

                                 CHARTER MSFCM
                               FUND ASSET HISTORY

               Feb-94     Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    Dec-00    Sep-01
CHARTER MSFCM  $20.3      $60.4     $53.6     $44.8     $48.0     $45.5     $36.2     $37.4     $40.7

               Net assets in millions


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE "HISTORICAL PERFORMANCE COMPARISON" CHARTS ON PAGES 149-150. AS OF SEPTEMBER 30, 2001, THERE WERE 59 PUBLIC MANAGED FUTURES FUNDS INCLUDED IN THE CALCULATION OF THE ZURICH INDEX.

                               CHARTER GRAHAM VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    ZURICH PUBLIC FUND INDEX
            1           2         3         4          5         6
                                              Fiscal YTD
    Date      (E)stimates MonthlytRORs NAV     December     QTD
       Feb-99      A                    10.00
       Mar-99      A         -1.04%      9.90               -1.04%
       Apr-99      A          4.22%     10.31
       May-99      A         -3.12%      9.99
       Jun-99      A          2.50%     10.24                3.49%
       Jul-99      A         -2.57%      9.98
       Aug-99      A          0.64%     10.04
       Sep-99      A          0.49%     10.09               -1.47%
       Oct-99      A         -5.04%      9.58
       Nov-99      A          1.81%      9.76
       Dec-99      A          1.36%      9.89     -1.11%    -2.01%
       Jan-00      A          0.69%      9.96
       Feb-00      A         -2.26%      9.73
       Mar-00      A         -0.90%      9.64               -2.47%
       Apr-00      A         -1.70%      9.48
       May-00      A          0.09%      9.49
       Jun-00      A         -2.10%      9.29               -3.68%
       Jul-00      A         -2.68%      9.04
       Aug-00      A          1.96%      9.22
       Sep-00      A         -4.11%      8.84               -4.85%
       Oct-00      A          1.49%      8.97
       Nov-00      A          6.18%      9.53
       Dec-00      A          8.66%     10.35      4.66%    17.09%
       Jan-01      A         -0.25%     10.32
       Feb-01      A         -0.98%     10.22
       Mar-01      A          6.64%     10.90                5.33%
       Apr-01      A         -6.24%     10.22
       May-01      A          0.84%     10.31
       Jun-01      A         -2.27%     10.07               -7.60%
       Jul-01      A         -1.21%      9.95
       Aug-01      A          2.29%     10.18
       Sep-01      A          4.11%     10.60      2.39%     5.21%

                                    Fund LevelCharter Graham
            7         8           9        10         11        12        13        14         15
    MSCG                             Actual              AccountingFMS PositiDifferenceFiscal YTD
(in Thousands)(in MillionsAssets    Monthly ROR  NAV     Monthly ROMonthly ROMonthly RORDecember
        4,363       4.4 4,363,137.00               10.00
        6,090       6.1 6,090,363.00   -8.00%       9.20
            0       0.0        0.00     4.24%       9.59
            0       0.0        0.00    -5.94%       9.02
            0       0.0        0.00     6.65%       9.62
            0       0.0        0.00    -2.60%       9.37
            0       0.0        0.00     4.70%       9.81
            0       0.0        0.00     1.22%       9.93
            0       0.0        0.00    -6.04%       9.33
       18,540      18.5 18,539,989.00   1.82%       9.50
       20,661      20.7 20,661,112.00   8.32%      10.29                                    2.90%
       21,491      21.5 21,491,266.00   2.53%      10.55
       21,863      21.9 21,862,895.00  -2.37%      10.30
       22,497      22.5 22,496,979.00   0.29%      10.33
       21,810      21.8 21,809,634.00  -4.94%       9.82
       21,436      21.4 21,435,816.00  -3.97%       9.43
       20,311      20.3 20,311,043.00  -5.51%       8.91
       20,033      20.0 20,032,547.00  -1.80%       8.75
       21,416      21.4 21,416,196.00   7.09%       9.37
       21,206      21.2 21,206,080.00  -1.60%       9.22
       21,867      21.9 21,866,995.00   2.93%       9.49
       25,622      25.6 25,621,883.00  16.54%      11.06
       28,771      28.8 28,771,158.00  13.47%      12.55                                   21.96%
       28,547      28.5 28,547,015.00  -1.99%      12.30
       30,363      30.4 30,362,608.00   3.41%      12.72
       33,432      33.4 33,432,257.00   8.41%      13.79
       30,730      30.7 30,730,185.00 -10.66%      12.32
       32,711      32.7 32,710,773.00   0.81%      12.42
       33,116      33.1 33,115,910.00  -0.64%      12.34
       32,771      32.8 32,771,150.00  -3.57%      11.90
       36,717      36.7 36,717,127.00   6.05%      12.62
       42,790      42.8 42,790,135.00  14.82%      14.49     0.00%     0.00%     0.00%     15.46%

                      GRAHAM GL DIV                            GRAHAM NTB(CLOSED)                       GRAHAM K-4
         16        17        18        19         20        21        22        23         24        25        26        27    28
                                Fiscal YTD                               Fiscal YTD                               Fiscal YTD
    QTD     Monthly ROR  NAV    December     QTD     Monthly ROR  NAV    December     QTD     Monthly ROR  NAV    December     QTD
                         $10.00
    -8.00%    -8.02%     $9.20               -8.02%
                4.22%     $9.59
               -5.91%     $9.02
      4.57%     6.62%     $9.62                4.55%
               -2.62%     $9.36
                4.70%     $9.80
      3.22%     1.30%     $9.93                3.28%
               -6.08%     $9.33
                1.87%     $9.50
      3.63%     8.30%    $10.29     2.92%      3.62%
                2.53%    $10.55
               -2.37%    $10.30
      0.39%     0.29%    $10.33                0.39%
               -4.97%     $9.82
               -4.01%     $9.42
    -13.75%    -5.42%     $8.91              -13.72%
               -1.80%     $8.75
                7.04%     $9.37
      3.48%    -1.63%     $9.22                3.40%
                2.94%     $9.49
               16.60%    $11.06
     36.12%    13.48%    $12.55    21.98%     36.21%              $10.00                                   $10.00
               -2.19%    $12.28                         -6.14%     $9.39                          2.68%    $10.27
                2.46%    $12.58                          1.06%     $9.49                          8.13%    $11.10
      9.88%    11.67%    $14.05               11.91%    -5.06%     $9.01               -9.95%    10.99%    $12.32             23.23%
              -12.57%    $12.28                         -3.11%     $8.73                        -10.71%    $11.00
                0.85%    $12.39                         -1.17%     $8.62                          2.04%    $11.23
    -10.51%    -0.42%    $12.34              -12.20%    -3.03%     $8.36   -16.38%     -7.15%     0.63%    $11.30             -8.32%
               -2.01%    $12.09                          0.00%     $8.36                         -5.85%    $10.64
                6.20%    $12.84                          0.00%     $8.36                          5.72%    $11.24
     17.42%    12.14%    $14.40    14.66%     16.69%                                             19.18%    $13.40    34.02%   18.62%

                              CHARTER MILLBURN VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    ZURICH INDEX
            1           2         3         4          5         6           7          8           9
                                              Fiscal YTD              MSCM
    Date      (E)stimates MonthlytRORs NAV     December     QTD    (in Thousand(in Millions)Assets

       Feb-99      A                    10.00                            4,835        4.8 4,834,883.00
       Mar-99      A         -1.04%      9.90               -1.04%       7,656        7.7 7,655,751.00
       Apr-99      A          4.22%     10.31                                0        0.0        0.00
       May-99      A         -3.12%      9.99                                0        0.0        0.00
       Jun-99      A          2.50%     10.24                3.49%           0        0.0        0.00
       Jul-99      A         -2.57%      9.98                                0        0.0        0.00
       Aug-99      A          0.64%     10.04                                0        0.0        0.00
       Sep-99      A          0.49%     10.09               -1.47%           0        0.0        0.00
       Oct-99      A         -5.04%      9.58                                0        0.0        0.00
       Nov-99      A          1.81%      9.76                           22,178       22.2 22,177,885.00
       Dec-99      A          1.36%      9.89     -1.11%    -2.01%      23,304       23.3 23,303,720.00
       Jan-00      A          0.69%      9.96                           24,128       24.1 24,127,913.00
       Feb-00      A         -2.26%      9.73                           24,603       24.6 24,603,221.00
       Mar-00      A         -0.90%      9.64               -2.47%      24,361       24.4 24,361,151.00
       Apr-00      A         -1.70%      9.48                           24,839       24.8 24,839,185.00
       May-00      A          0.09%      9.49                           24,684       24.7 24,683,527.00
       Jun-00      A         -2.10%      9.29               -3.68%      23,750       23.8 23,750,238.00
       Jul-00      A         -2.68%      9.04                           23,543       23.5 23,542,865.00
       Aug-00      A          1.96%      9.22                           24,158       24.2 24,157,514.00
       Sep-00      A         -4.11%      8.84               -4.85%      23,624       23.6 23,624,416.00
       Oct-00      A          1.49%      8.97                           24,638       24.6 24,637,999.00
       Nov-00      A          6.18%      9.53                           25,750       25.7 25,749,840.00
       Dec-00      A          8.66%     10.35      4.66%    17.09%      29,783       29.8 29,782,599.00
       Jan-01      A         -0.25%     10.32                           30,347       30.3 30,346,641.00
       Feb-01      A         -0.98%     10.22                           30,470       30.5 30,469,625.00
       Mar-01      A          6.64%     10.90                5.33%      33,561       33.6 33,560,804.00
       Apr-01      A         -6.24%     10.22                           31,644       31.6 31,644,326.00
       May-01      A          0.84%     10.31                           32,536       32.5 32,536,220.00
       Jun-01      A         -2.27%     10.07               -7.60%      31,684       31.7 31,683,878.00
       Jul-01      A         -1.21%      9.95                           29,964       30.0 29,964,080.00
       Aug-01      A          2.29%     10.18                           31,054       31.1 31,053,730.00
       Sep-01      A          4.11%     10.60      2.39%     5.21%      30,067       30.1 30,066,571.00

Fund Level  Charter Millburn                                                       MILLBURN DIV
         10        11        12        13         14        15        16        17         18        19        20
  Actual              AccountingFMS PositiDifference Fiscal YTD                               Fiscal YTD
Monthly ROR    NAV    Monthly ROMonthly ROMonthly RORDecember     QTD    Monthly ROR  NAV     December     QTD
                10.00                                                                  $10.00
     -0.50%      9.95                                             -0.50%    -0.52%      $9.95              -0.52%
      5.03%     10.45                                                        5.04%     $10.45
     -3.54%     10.08                                                       -3.57%     $10.08
      5.16%     10.60                                              6.53%     5.20%     $10.60               6.56%
     -3.77%     10.20                                                       -3.81%     $10.20
      0.98%     10.30                                                        0.97%     $10.30
      0.19%     10.32                                             -2.64%     0.19%     $10.32              -2.69%
    -12.69%      9.01                                                      -12.70%      $9.01
      1.44%      9.14                                                        1.47%      $9.14
      1.53%      9.28                                   -7.20%   -10.08%     1.58%      $9.28    -7.18%   -10.02%
      2.16%      9.48                                                        2.16%      $9.48
     -1.79%      9.31                                                       -1.79%      $9.31
     -5.26%      8.82                                             -4.96%    -5.26%      $8.82              -4.95%
      0.68%      8.88                                                        0.68%      $8.88
     -2.25%      8.68                                                       -2.25%      $8.68
     -4.72%      8.27                                             -6.24%    -4.72%      $8.27              -6.23%
     -1.45%      8.15                                                       -1.45%      $8.15
      3.07%      8.40                                                        3.07%      $8.40
     -2.26%      8.21                                             -0.73%    -2.26%      $8.21              -0.72%
      4.02%      8.54                                                        4.02%      $8.54
      4.45%      8.92                                                        4.45%      $8.92
     16.59%     10.40                                   12.07%    26.67%    16.59%     $10.40    12.09%    26.67%
      0.58%     10.46                                                        0.58%     $10.46
     -2.29%     10.22                                                       -2.29%     $10.23
      9.69%     11.21                                              7.79%     9.69%     $11.22               7.80%
     -6.69%     10.46                                                       -6.69%     $10.47
      1.63%     10.63                                                        1.63%     $10.64
     -3.01%     10.31                                             -8.03%    -3.01%     $10.32              -8.02%
     -6.21%      9.67                                                       -6.21%      $9.68
      2.69%      9.93                                                        2.69%      $9.94
     -3.42%      9.59     0.00%     0.00%      0.00%    -7.79%    -6.98%    -3.42%      $9.60    -7.77%    -6.98%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    ZURICH INDEX
            1           2         3         4          5         6           7          8           9
                                              Fiscal YTD              MSCW
    Date      (E)stimates MonthlytRORs NAV     December     QTD    (in Thousand(in Millions)Assets


       Feb-99      A                    10.00                            5,801        5.8 5,801,450.00
       Mar-99      A         -1.04%      9.90               -1.04%       8,106        8.1 8,105,617.00
       Apr-99      A          4.22%     10.31                           10,595       10.6 10,595,200.00
       May-99      A         -3.12%      9.99                           12,418       12.4 12,418,334.00
       Jun-99      A          2.50%     10.24                3.49%      14,534       14.5 14,534,027.00
       Jul-99      A         -2.57%      9.98                           17,595       17.6 17,595,391.00
       Aug-99      A          0.64%     10.04                           18,729       18.7 18,729,198.00
       Sep-99      A          0.49%     10.09               -1.47%      19,077       19.1 19,077,471.00
       Oct-99      A         -5.04%      9.58                           18,573       18.6 18,573,073.00
       Nov-99      A          1.81%      9.76                           20,717       20.7 20,716,823.00
       Dec-99      A          1.36%      9.89     -1.11%    -2.01%      23,077       23.1 23,077,361.00
       Jan-00      A          0.69%      9.96                           22,059       22.1 22,059,310.00
       Feb-00      A         -2.26%      9.73                           23,298       23.3 23,298,067.00
       Mar-00      A         -0.90%      9.64               -2.47%      24,455       24.5 24,454,512.00
       Apr-00      A         -1.70%      9.48                           23,200       23.2 23,199,972.00
       May-00      A          0.09%      9.49                           22,923       22.9 22,923,103.00
       Jun-00      A         -2.10%      9.29               -3.68%      22,289       22.3 22,288,704.00
       Jul-00      A         -2.68%      9.04                           21,266       21.3 21,265,892.00
       Aug-00      A          1.96%      9.22                           21,603       21.6 21,602,763.00
       Sep-00      A         -4.11%      8.84               -4.85%      20,122       20.1 20,122,218.00
       Oct-00      A          1.49%      8.97                           20,374       20.4 20,373,811.09
       Nov-00      A          6.18%      9.53                           20,551       20.6 20,551,132.00
       Dec-00      A          8.66%     10.35      4.66%    17.09%      22,309       22.3 22,309,441.00
       Jan-01      A         -0.25%     10.32                           21,369       21.4 21,369,290.00
       Feb-01      A         -0.98%     10.22                           20,956       21.0 20,956,081.00
       Mar-01      A          6.64%     10.90                5.33%      22,351       22.4 22,350,543.00
       Apr-01      A         -6.24%     10.22                           19,787       19.8 19,787,168.00
       May-01      A          0.84%     10.31                           19,110       19.1 19,110,495.00
       Jun-01      A         -2.27%     10.07               -7.60%      17,907       17.9 17,907,488.00
       Jul-01      A         -1.21%      9.95                           17,895       17.9 17,894,626.00
       Aug-01      A          2.29%     10.18                           18,292       18.3 18,292,422.00
       Sep-01      A          4.11%     10.60      2.39%     5.21%      17,987       18.0 17,987,069.00


Fund Level  Charter Welton                                                         WELTON DIVERSIFIED
         10        11        12        13         14        15        16        17         18        19        20
  Actual              AccountingFMS PositiDifference Fiscal YTD                               Fiscal YTD
Monthly ROR    NAV    Monthly ROMonthly ROMonthly RORDecember     QTD    Monthly ROR  NAV     December     QTD


                10.00                                                                  $10.00
     -7.70%      9.23                                             -7.70%    -7.74%      $9.23              -7.74%
      0.33%      9.26                                                        0.32%      $9.26
     -3.46%      8.94                                                       -3.39%      $8.94
      3.02%      9.21                                             -0.22%     3.03%      $9.21              -0.15%
     -4.13%      8.83                                                       -4.18%      $8.83
     -3.17%      8.55                                                       -3.13%      $8.55
     -2.22%      8.36                                             -9.23%    -2.30%      $8.35              -9.31%
     -6.94%      7.78                                                       -6.88%      $7.78
      6.43%      8.28                                                        6.38%      $8.28
      7.85%      8.93                                  -10.70%     6.82%     7.89%      $8.93   -10.71%     6.88%
     -6.05%      8.39                                                       -6.05%      $8.39
      1.79%      8.54                                                        1.79%      $8.54
      3.75%      8.86                                             -0.78%     3.75%      $8.86              -0.78%
     -6.43%      8.29                                                       -6.43%      $8.29
     -3.02%      8.04                                                       -3.02%      $8.04
     -2.61%      7.83                                            -11.63%    -2.61%      $7.83             -11.62%
     -4.85%      7.45                                                       -4.85%      $7.45
      2.68%      7.65                                                        2.68%      $7.65
     -7.32%      7.09                                             -9.45%    -7.32%      $7.09              -9.45%
      2.12%      7.24                                                        2.12%      $7.24
      1.93%      7.38                                                        1.93%      $7.38
     11.11%      8.20                                   -8.17%    15.66%    11.11%      $8.20    -8.17%    15.66%
     -5.37%      7.76                                                       -5.36%      $7.76
     -2.84%      7.54                                                       -2.79%      $7.54
      6.76%      8.05                                             -1.83%     6.76%      $8.05              -1.79%
    -10.93%      7.17                                                      -10.95%      $7.17
     -3.49%      6.92                                                       -4.91%      $6.82
     -5.20%      6.56                                            -18.51%   -10.31%      $6.12             -24.06%
      2.13%      6.70                                                        5.00%      $6.42
      3.88%      6.96                                                        9.40%      $7.02
      0.57%      7.00     0.00%     0.00%      0.00%   -14.63%     6.71%     7.67%      $7.56    -7.12%    23.69%


            WELTON ALPHA
         21        22        23        24
                      Fiscal YTD
Monthly ROR    NAV    December     QTD




























                $7.17
     -1.92%     $7.03
     -0.34%     $7.01              -2.25%
     -0.45%     $6.98
     -1.06%     $6.90
     -6.43%     $6.46    -7.42%    -7.84%


                               CHARTER MSFCM VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    ZURICH INDEX
            1           2         3         4          5         6           7          8           9
                                              Fiscal YTD              MSCD
    Date      (E)stimates MonthlytRORs NAV     December     QTD    (in Thousand(in Millions)Assets

       Mar-94                          $10.00                           20,265       20.3 20,265,008.00
       Mar-94      A          2.30%    $10.23                2.30%           0        0.0        0.00
       Apr-94      A         -2.17%    $10.01                                0        0.0        0.00
       May-94      A          1.72%    $10.18                                0        0.0        0.00
       Jun-94      A          3.29%    $10.52                2.79%           0        0.0        0.00
       Jul-94      A         -2.73%    $10.23                                0        0.0        0.00
       Aug-94      A         -3.16%     $9.90                                0        0.0        0.00
       Sep-94      A          1.00%    $10.00               -4.86%           0        0.0        0.00
       Oct-94      A          0.04%    $10.01                                0        0.0        0.00
       Nov-94      A          0.29%    $10.04                                0        0.0        0.00
       Dec-94      A         -1.37%     $9.90     -1.01%    -1.04%      60,366       60.4 60,365,973.00
       Jan-95      A         -4.23%     $9.48                                0        0.0        0.00
       Feb-95      A          5.27%     $9.98                                0        0.0        0.00
       Mar-95      A         10.41%    $11.02               11.31%           0        0.0        0.00
       Apr-95      A          2.65%    $11.31                                0        0.0        0.00
       May-95      A          2.13%    $11.55                                0        0.0        0.00
       Jun-95      A         -1.41%    $11.39                3.36%           0        0.0        0.00
       Jul-95      A         -3.07%    $11.04                                0        0.0        0.00
       Aug-95      A          0.59%    $11.10                                0        0.0        0.00
       Sep-95      A         -2.10%    $10.87               -4.55%           0        0.0        0.00
       Oct-95      A         -1.15%    $10.75                                0        0.0        0.00
       Nov-95      A          0.85%    $10.84                                0        0.0        0.00
       Dec-95      A          4.03%    $11.27     13.89%     3.71%      53,645       53.6 53,644,919.00
       Jan-96      A          2.83%    $11.59                                0        0.0        0.00
       Feb-96      A         -7.35%    $10.74                                0        0.0        0.00
       Mar-96      A          0.53%    $10.80               -4.22%           0        0.0        0.00
       Apr-96      A          4.19%    $11.25                                0        0.0        0.00
       May-96      A         -3.15%    $10.90                                0        0.0        0.00
       Jun-96      A          0.98%    $11.00                1.90%           0        0.0        0.00
       Jul-96      A         -1.53%    $10.83                                0        0.0        0.00
       Aug-96      A         -0.29%    $10.80                                0        0.0        0.00
       Sep-96      A          3.66%    $11.20                1.78%           0        0.0        0.00
       Oct-96      A          7.17%    $12.00                                0        0.0        0.00
       Nov-96      A          5.66%    $12.68                                0        0.0        0.00
       Dec-96      A         -2.41%    $12.38      9.77%    10.51%      44,794       44.8 44,794,454.00
       Jan-97      A          3.60%    $12.82                                0        0.0        0.00
       Feb-97      A          2.46%    $13.14                                0        0.0        0.00
       Mar-97      A         -0.64%    $13.05                5.47%           0        0.0        0.00
       Apr-97      A         -1.91%    $12.80                                0        0.0        0.00
       May-97      A         -1.59%    $12.60                                0        0.0        0.00
       Jun-97      A          0.81%    $12.70               -2.69%           0        0.0        0.00
       Jul-97      A          6.44%    $13.52                                0        0.0        0.00
       Aug-97      A         -3.86%    $13.00                                0        0.0        0.00
       Sep-97      A          1.12%    $13.14                3.48%           0        0.0        0.00
       Oct-97      A         -1.58%    $12.94                                0        0.0        0.00
       Nov-97      A          0.97%    $13.06                                0        0.0        0.00
       Dec-97      A          1.97%    $13.32      7.62%     1.33%      48,003       48.0 48,002,629.00
       Jan-98      A          0.20%    $13.34                                0        0.0        0.00
       Feb-98      A         -0.88%    $13.23                                0        0.0        0.00
       Mar-98      A          0.15%    $13.25               -0.53%           0        0.0        0.00
       Apr-98      A         -4.05%    $12.71                                0        0.0        0.00
       May-98      A          3.38%    $13.14                                0        0.0        0.00
       Jun-98      A          0.38%    $13.19               -0.43%           0        0.0        0.00
       Jul-98      A         -1.05%    $13.05                                0        0.0        0.00
       Aug-98      A          7.79%    $14.07                                0        0.0        0.00
       Sep-98      A          4.19%    $14.66               11.13%           0        0.0        0.00
       Oct-98      A         -0.62%    $14.57                                0        0.0        0.00
       Nov-98      A         -3.08%    $14.12                                0        0.0        0.00
       Dec-98      A          1.80%    $14.37      7.92%    -1.95%      45,472       45.5 45,472,168.00
       Jan-99      A         -2.00%    $14.09                                0        0.0        0.00
       Feb-99      A          1.73%    $14.33                                0        0.0        0.00
       Mar-99      A         -1.04%    $14.18               -1.34%           0        0.0        0.00
       Apr-99      A          4.22%    $14.78                                0        0.0        0.00
       May-99      A         -3.12%    $14.32                                0        0.0        0.00
       Jun-99      A          2.50%    $14.68                3.49%           0        0.0        0.00
       Jul-99      A         -2.57%    $14.30                                0        0.0        0.00
       Aug-99      A          0.64%    $14.39                                0        0.0        0.00
       Sep-99      A          0.49%    $14.46               -1.47%           0        0.0        0.00
       Oct-99      A         -5.04%    $13.73                                0        0.0        0.00
       Nov-99      A          1.81%    $13.98                           35,870       35.9 35,869,806.00
       Dec-99      A          1.36%    $14.17     -1.41%    -2.01%      36,185       36.2 36,185,214.00
       Jan-00      A          0.69%    $14.27                           35,003       35.0 35,002,752.00
       Feb-00      A         -2.26%    $13.95                           34,278       34.3 34,277,770.00
       Mar-00      A         -0.90%    $13.82               -2.47%      35,238       35.2 35,238,325.00
       Apr-00      A         -1.70%    $13.58                           35,538       35.5 35,537,506.00
       May-00      A          0.09%    $13.60                           35,953       36.0 35,953,435.00
       Jun-00      A         -2.10%    $13.31               -3.68%      34,074       34.1 34,073,667.00
       Jul-00      A         -2.68%    $12.95                           31,116       31.1 31,115,648.00
       Aug-00      A          1.96%    $13.21                           31,472       31.5 31,472,005.00
       Sep-00      A         -4.11%    $12.67               -4.85%      30,675       30.7 30,674,964.00
       Oct-00      A          1.49%    $12.85                           30,793       30.8 30,792,770.00
       Nov-00      A          6.18%    $13.65                           31,615       31.6 31,615,106.00
       Dec-00      A          8.66%    $14.83      4.67%    17.09%      37,382       37.4 37,382,312.00
       Jan-01      A         -0.25%    $14.79                           36,119       36.1 36,118,531.00
       Feb-01      A         -0.98%    $14.65                           36,543       36.5 36,543,359.00
       Mar-01      A          6.64%    $15.62                5.33%      38,872       38.9 38,872,484.00
       Apr-01      A         -6.24%    $14.65                           36,240       36.2 36,239,505.00
       May-01      A          0.84%    $14.77                           39,395       39.4 39,394,544.00
       Jun-01      A         -2.27%    $14.43               -7.60%      39,198       39.2 39,198,154.00
       Jul-01      A         -1.21%    $14.26                           30,310       30.3 30,309,658.00
       Aug-01      A          2.29%    $14.59                           41,260       41.3 41,260,048.00
       Sep-01      A          4.11%    $15.19      2.39%     5.20%      40,723       40.7 40,722,831.00

Fund Level    MSCD
         10        11        12        13         14        15        16        17
  Actual                        AccountingFMS PositioDifferenceFiscal YTD
Monthly ROR    NAV    Adjusted NMonthly ROMonthly RORMonthly RODecember     QTD

             1,000.00     10.00
      2.28%  1,022.82     10.23                                              2.28%
     -2.36%    998.64      9.99
      2.58%  1,024.37     10.24
      2.15%  1,046.41     10.46                                              2.31%
     -4.57%    998.56      9.99
     -5.22%    946.46      9.46
     -1.44%    932.82      9.33                                            -10.86%
      4.96%    979.10      9.79
      1.72%    995.96      9.96
     -6.95%    926.77      9.27                                   -7.32%    -0.65%
    -12.87%    807.46      8.07
     11.47%    900.08      9.00
     28.77%  1,159.06     11.59                                             25.06%
      4.41%  1,210.17     12.10
      1.21%  1,224.76     12.25
     -2.60%  1,192.86     11.93                                              2.92%
      0.48%  1,198.58     11.99
      3.58%  1,241.44     12.41
     -4.93%  1,180.26     11.80                                             -1.06%
     -1.79%  1,159.15     11.59
     -4.17%  1,110.86     11.11
      1.68%  1,129.51     11.30                                   21.88%    -4.30%
      2.85%  1,161.70     11.62
    -11.64%  1,026.52     10.27
      0.89%  1,035.61     10.36                                             -8.31%
      3.90%  1,076.04     10.76
     -4.67%  1,025.83     10.26
     -1.55%  1,009.92     10.10                                             -2.48%
      5.97%  1,070.23     10.70
     -2.48%  1,043.67     10.44
      4.88%  1,094.57     10.95                                              8.38%
      8.88%  1,191.80     11.92
      7.53%  1,281.57     12.82
     -8.37%  1,174.35     11.74                                    3.97%     7.29%
     10.03%  1,292.11     12.92
      6.10%  1,370.97     13.71
     -8.05%  1,260.55     12.61                                              7.34%
     -5.89%  1,186.33     11.86
      0.37%  1,190.72     11.91
      0.41%  1,195.58     11.96                                             -5.15%
     15.17%  1,376.90     13.77
     -3.21%  1,332.75     13.33
      4.51%  1,392.80     13.93                                             16.50%
     -4.59%  1,328.84     13.29
      6.81%  1,419.36     14.19
      4.43%  1,482.22     14.82                                   26.22%     6.42%
     -1.65%  1,457.80     14.58
     -2.21%  1,425.59     14.26
     -0.69%  1,415.69     14.16                                             -4.49%
     -5.90%  1,332.17     13.32
      6.70%  1,421.46     14.21
     -0.81%  1,409.88     14.10                                             -0.41%
     -4.53%  1,346.03     13.46
     15.33%  1,552.38     15.52
      1.62%  1,577.54     15.78                                             11.89%
      1.57%  1,602.35     16.02
     -5.12%  1,520.24     15.20
      2.44%  1,557.38     15.57                                    5.07%    -1.28%
     -5.38%  1,473.57     14.74
      1.34%  1,493.38     14.93
     -3.27%  1,444.53     14.45                                             -7.25%
      2.78%  1,484.69     14.85
     -4.36%  1,420.02     14.20
      0.54%  1,427.63     14.28                                             -1.17%
     -0.47%  1,420.89     14.21
      5.00%  1,491.96     14.92
      0.14%  1,494.12     14.94                                              4.66%
     -9.69%  1,349.30     13.49
      2.39%  1,381.54     13.82
      2.35%  1,413.97     14.14                                   -9.21%    -5.36%
     -0.68%  1,404.40     14.04
     -0.66%  1,395.19     13.95
      4.72%  1,461.02     14.61                                              3.33%
      2.15%  1,492.42     14.92
      2.34%  1,527.35     15.27
     -4.32%  1,461.40     14.61                                              0.03%
     -7.75%  1,348.13     13.48
      3.32%  1,392.83     13.93
     -1.33%  1,374.27     13.74                                             -5.96%
      1.29%  1,391.94     13.92
      4.31%  1,452.00     14.52
     20.52%  1,750.00     17.50                                   23.77%    27.34%
     -4.29%  1,675.00     16.75
      0.42%  1,682.00     16.82
      7.07%  1,801.00     18.01                                              2.91%
     -7.72%  1,662.00     16.62
      5.96%  1,761.00     17.61
     -2.10%  1,724.00     17.24                                             -4.28%
     -0.93%  1,708.00     17.08
      4.68%  1,788.00     17.88
     -1.29%  1,765.00     17.65     0.00%      0.00%     0.00%     0.86%     2.38%

            DWFCM GLOBAL
         18        19        20        21
                      Fiscal YTD
Monthly ROR    NAV    December     QTD

               $10.00
      1.46%    $10.15               1.46%
     -1.07%    $10.04
      5.90%    $10.63
      4.01%    $11.06               8.97%
     -2.85%    $10.74
     -4.05%    $10.31
     -2.34%    $10.06              -8.97%
      2.44%    $10.31
      8.96%    $11.23
     -7.52%    $10.39     3.89%     3.23%
     -8.64%     $9.49
      1.56%     $9.64
     23.78%    $11.93              14.85%
      7.15%    $12.79
     16.15%    $14.85
     -3.05%    $14.40              20.66%
     -0.72%    $14.29
     -2.91%    $13.88
     -3.91%    $13.33              -7.38%
     -6.08%    $12.52
     -1.12%    $12.38
      0.82%    $12.49    20.18%    -6.37%
      2.80%    $12.83
     -6.70%    $11.97
     -2.08%    $11.73              -6.08%
     -1.00%    $11.61
     -6.79%    $10.82
     -2.06%    $10.60              -9.62%
      5.53%    $11.18
      2.07%    $11.41
      9.34%    $12.48              17.78%
      6.14%    $13.25
      4.79%    $13.88
     -8.68%    $12.68     1.54%     1.57%
      2.88%    $13.04
      4.52%    $13.63
     -6.80%    $12.70               0.22%
     -5.94%    $11.95
      5.89%    $12.65
     -3.09%    $12.26              -3.48%
     12.43%    $13.79
     -3.99%    $13.24
      3.92%    $13.76              12.18%
     -8.42%    $12.60
      6.39%    $13.40
      7.20%    $14.37    13.34%     4.45%
     -1.65%    $14.13
      0.27%    $14.17
     -2.55%    $13.81              -3.90%
     -7.05%    $12.83
      4.80%    $13.45
     -1.63%    $13.23              -4.18%
     -4.75%    $12.60
     22.92%    $15.49
      5.65%    $16.37              23.70%
     -3.07%    $15.86
     -2.98%    $15.39
      3.80%    $15.98    11.19%    -2.38%
     -4.10%    $15.32
      1.51%    $15.55
     -5.00%    $14.77              -7.52%
      2.25%    $15.11
     -4.65%    $14.40
      2.09%    $14.71              -0.47%
     -0.93%    $14.57
      5.26%    $15.34
      0.57%    $15.42               4.88%
    -11.65%    $13.63
      1.54%    $13.84
      3.45%    $14.31   -10.41%    -7.19%
     -0.68%    $14.22
     -0.66%    $14.12
      4.72%    $14.79               3.32%
      2.15%    $15.11
      2.34%    $15.46
     -4.32%    $14.79               0.02%
     -7.75%    $13.65
      3.32%    $14.10
     -1.33%    $13.91              -5.96%
      1.29%    $14.09
      4.31%    $14.70
     20.52%    $17.71    23.76%    27.34%
     -4.29%    $16.95
      0.42%    $17.03
      7.07%    $18.23               2.91%
     -7.72%    $16.82
      5.96%    $17.82
     -2.10%    $17.45              -4.27%
     -0.93%    $17.29
      4.68%    $18.10
     -1.29%    $17.86     0.84%     2.37%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE "HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)" CHARTS ON PAGES 151-152.


                        CHARTER GRAHAM VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                 Inception-to-date    1 Year    Year-to-date    Quarter-to-date
CHARTER GRAHAM        15.41%          57.16%       15.46%           17.42%
ZURICH INDEX           2.27%          19.90%        2.39%            5.21%

Data: March 1999 through September 2001.
All returns, with the exception of year-to-date returns, are annualized.

                       CHARTER MILLBURN VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                 Inception-to-date    1 Year    Year-to-date    Quarter-to-date
CHARTER GRAHAM        -1.61%          16.81%       -7.79%           -6.98%
ZURICH INDEX           2.27%          19.90%        2.39%            5.21%

Data: March 1999 through September 2001.
All returns, with the exception of year-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        CHARTER WELTON VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                 Inception-to-date    1 Year    Year-to-date    Quarter-to-date
CHARTER GRAHAM       -12.88%          -1.27%      -14.63%            6.71%
ZURICH INDEX           2.27%          19.90%        2.39%            5.21%

Data: March 1999 through September 2001.
All returns, with the exception of year-to-date returns, are annualized.

                         CHARTER MSFCM VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                 Inception-to-date      5 Year      3 Year      1 Year      Year-to-date      Quarter-to-date
CHARTER GRAHAM         7.78%            10.03%       3.81%      28.43%          0.86%              2.38%
ZURICH INDEX           5.66%             6.28%       1.19%      19.90%          2.39%              5.21%

Data: March 1999 through September 2001.
All returns, with the exception of year-to-date returns, are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH SEPTEMBER 30, 2001, THE "HISTORICAL PERFORMANCE" CHARTS ON PAGES 153-155.


                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       -8.00%        9.20        -8.00%
     Apr-99        4.24%        9.59
     May-99       -5.94%        9.02
     Jun-99        6.65%        9.62         4.57%
     Jul-99       -2.60%        9.37
     Aug-99        4.70%        9.81
     Sep-99        1.22%        9.93         3.22%
     Oct-99       -6.04%        9.33
     Nov-99        1.82%        9.50
     Dec-99        8.32%       10.29         3.63%        2.90%
     Jan-00        2.53%       10.55
     Feb-00       -2.37%       10.30                                   3.00%
     Mar-00        0.29%       10.33         0.39%                    12.28%
     Apr-00       -4.94%        9.82                                   2.40%
     May-00       -3.97%        9.43                                   4.55%
     Jun-00       -5.51%        8.91       -13.75%                    -7.38%
     Jul-00       -1.80%        8.75                                  -6.62%
     Aug-00        7.09%        9.37                                  -4.49%
     Sep-00       -1.60%        9.22         3.48%                    -7.15%
     Oct-00        2.93%        9.49                                   1.71%
     Nov-00       16.54%       11.06                                  16.42%
     Dec-00       13.47%       12.55        36.12%       21.96%       21.96%
     Jan-01       -1.99%       12.30                                  16.59%
     Feb-01        3.41%       12.72                                  23.50%       27.20%
     Mar-01        8.41%       13.79         9.88%                    33.49%       49.89%
     Apr-01      -10.66%       12.32                                  25.46%       28.47%
     May-01        0.81%       12.42                                  31.71%       37.69%
     Jun-01       -0.64%       12.34       -10.51%                    38.50%       28.27%
     Jul-01       -3.57%       11.90                                  36.00%       27.00%
     Aug-01        6.05%       12.62                                  34.69%       28.64%
     Sep-01       14.82%       14.49        17.42%       15.46%       57.16%       45.92%
    COMPOUNDED ANNUAL ROR:                  15.41%

    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    6.61%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       -0.50%        9.95        -0.50%
     Apr-99        5.03%       10.45
     May-99       -3.54%       10.08
     Jun-99        5.16%       10.60         6.53%
     Jul-99       -3.77%       10.20
     Aug-99        0.98%       10.30
     Sep-99        0.19%       10.32        -2.64%
     Oct-99      -12.69%        9.01
     Nov-99        1.44%        9.14
     Dec-99        1.53%        9.28       -10.08%       -7.20%
     Jan-00        2.16%        9.48
     Feb-00       -1.79%        9.31                                  -6.90%
     Mar-00       -5.26%        8.82        -4.96%                   -11.36%
     Apr-00        0.68%        8.88                                 -15.02%
     May-00       -2.25%        8.68                                 -13.89%
     Jun-00       -4.72%        8.27        -6.24%                   -21.98%
     Jul-00       -1.45%        8.15                                 -20.10%
     Aug-00        3.07%        8.40                                 -18.45%
     Sep-00       -2.26%        8.21        -0.73%                   -20.45%
     Oct-00        4.02%        8.54                                  -5.22%
     Nov-00        4.45%        8.92                                  -2.41%
     Dec-00       16.59%       10.40        26.67%       12.07%       12.07%
     Jan-01        0.58%       10.46                                  10.34%
     Feb-01       -2.29%       10.22                                   9.77%        2.20%
     Mar-01        9.69%       11.21         7.79%                    27.10%       12.66%
     Apr-01       -6.69%       10.46                                  17.79%        0.10%
     May-01        1.63%       10.63                                  22.47%        5.46%
     Jun-01       -3.01%       10.31        -8.03%                    24.67%       -2.74%
     Jul-01       -6.21%        9.67                                  18.65%       -5.20%
     Aug-01        2.69%        9.93                                  18.21%       -3.59%
     Sep-01       -3.42%        9.59        -6.98%       -7.79%       16.81%       -7.07%
    COMPOUNDED ANNUAL ROR:                  -1.61%

    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    5.32%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       -7.70%        9.23        -7.70%
     Apr-99        0.33%        9.26
     May-99       -3.46%        8.94
     Jun-99        3.02%        9.21        -0.22%
     Jul-99       -4.13%        8.83
     Aug-99       -3.17%        8.55
     Sep-99       -2.22%        8.36        -9.23%
     Oct-99       -6.94%        7.78
     Nov-99        6.43%        8.28
     Dec-99        7.85%        8.93         6.82%      -10.70%
     Jan-00       -6.05%        8.39
     Feb-00        1.79%        8.54                                 -14.60%
     Mar-00        3.75%        8.86        -0.78%                    -4.01%
     Apr-00       -6.43%        8.29                                 -10.48%
     May-00       -3.02%        8.04                                 -10.07%
     Jun-00       -2.61%        7.83       -11.63%                   -14.98%
     Jul-00       -4.85%        7.45                                 -15.63%
     Aug-00        2.68%        7.65                                 -10.53%
     Sep-00       -7.32%        7.09        -9.45%                   -15.19%
     Oct-00        2.12%        7.24                                  -6.94%
     Nov-00        1.93%        7.38                                 -10.87%
     Dec-00       11.11%        8.20        15.66%       -8.17%       -8.17%
     Jan-01       -5.37%        7.76                                  -7.51%
     Feb-01       -2.84%        7.54                                 -11.71%      -24.60%
     Mar-01        6.76%        8.05        -1.83%                    -9.14%      -12.78%
     Apr-01      -10.93%        7.17                                 -13.51%      -22.57%
     May-01       -3.49%        6.92                                 -13.93%      -22.60%
     Jun-01       -5.20%        6.56       -18.51%                   -16.22%      -28.77%
     Jul-01        2.13%        6.70                                 -10.07%      -24.12%
     Aug-01        3.88%        6.96                                  -9.02%      -18.60%
     Sep-01        0.57%        7.00         6.71%      -14.63%       -1.27%      -16.27%
    COMPOUNDED ANNUAL ROR:                 -12.88%

    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      5.23%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-94                    10.00
     Mar-94        2.28%       10.23         2.28%
     Apr-94       -2.36%        9.99
     May-94        2.58%       10.24
     Jun-94        2.15%       10.46         2.31%
     Jul-94       -4.57%        9.99
     Aug-94       -5.22%        9.46
     Sep-94       -1.44%        9.33       -10.86%
     Oct-94        4.96%        9.79
     Nov-94        1.72%        9.96
     Dec-94       -6.95%        9.27        -0.65%       -7.32%
     Jan-95      -12.87%        8.07
     Feb-95       11.47%        9.00                                  -9.99%
     Mar-95       28.77%       11.59        25.06%                    13.32%
     Apr-95        4.41%       12.10                                  21.18%
     May-95        1.21%       12.25                                  19.56%
     Jun-95       -2.60%       11.93         2.92%                    14.00%
     Jul-95        0.48%       11.99                                  20.03%
     Aug-95        3.58%       12.41                                  31.17%
     Sep-95       -4.93%       11.80        -1.06%                    26.53%
     Oct-95       -1.79%       11.59                                  18.39%
     Nov-95       -4.17%       11.11                                  11.54%
     Dec-95        1.68%       11.30        -4.30%       21.88%       21.88%
     Jan-96        2.85%       11.62                                  43.87%
     Feb-96      -11.64%       10.27                                  14.05%        2.65%
     Mar-96        0.89%       10.36        -8.31%                   -10.65%        1.25%
     Apr-96        3.90%       10.76                                 -11.08%        7.75%
     May-96       -4.67%       10.26                                 -16.24%        0.14%
     Jun-96       -1.55%       10.10        -2.48%                   -15.34%       -3.49%
     Jul-96        5.97%       10.70                                 -10.71%        7.18%
     Aug-96       -2.48%       10.44                                 -15.93%       10.27%
     Sep-96        4.88%       10.95         8.38%                    -7.26%       17.34%
     Oct-96        8.88%       11.92                                   2.82%       21.72%
     Nov-96        7.53%       12.82                                  15.37%       28.68%
     Dec-96       -8.37%       11.74         7.29%        3.97%        3.97%       26.71%
     Jan-97       10.03%       12.92                                  11.23%       60.02%
     Feb-97        6.10%       13.71                                  33.56%       52.32%
     Mar-97       -8.05%       12.61         7.34%                    21.72%        8.76%
     Apr-97       -5.89%       11.86                                  10.25%       -1.97%
     May-97        0.37%       11.91                                  16.07%       -2.78%
     Jun-97        0.41%       11.96        -5.15%                    18.38%        0.23%
     Jul-97       15.17%       13.77                                  28.65%       14.88%
     Aug-97       -3.21%       13.33                                  27.70%        7.36%
     Sep-97        4.51%       13.93        16.50%                    27.25%       18.01%
     Oct-97       -4.59%       13.29                                  11.50%       14.64%
     Nov-97        6.81%       14.19                                  10.75%       27.77%
     Dec-97        4.43%       14.82         6.42%       26.22%       26.22%       31.23%
     Jan-98       -1.65%       14.58                                  12.82%       25.49%
     Feb-98       -2.21%       14.26                                   3.98%       38.88%
     Mar-98       -0.69%       14.16        -4.49%                    12.31%       36.70%
     Apr-98       -5.90%       13.32                                  12.29%       23.80%
     May-98        6.70%       14.21                                  19.38%       38.57%
     Jun-98       -0.81%       14.10        -0.41%                    17.92%       39.60%
     Jul-98       -4.53%       13.46                                  -2.24%       25.77%
     Aug-98       15.33%       15.52                                  16.48%       48.74%
     Sep-98        1.62%       15.78        11.89%                    13.26%       44.12%
     Oct-98        1.57%       16.02                                  20.58%       34.45%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                       HISTORICAL PERFORMANCE (CONTINUED)

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Nov-98       -5.12%       15.20                                   7.11%       18.62%
     Dec-98        2.44%       15.57        -1.28%        5.07%        5.07%       32.62%
     Jan-99       -5.38%       14.74                                   1.08%       14.04%
     Feb-99        1.34%       14.93                                   4.76%        8.93%
     Mar-99       -3.27%       14.45        -7.25%                     2.04%       14.60%
     Apr-99        2.78%       14.85                                  11.45%       25.15%
     May-99       -4.36%       14.20                                  -0.10%       19.26%
     Jun-99        0.54%       14.28        -1.17%                     1.26%       19.41%
     Jul-99       -0.47%       14.21                                   5.56%        3.19%
     Aug-99        5.00%       14.92                                  -3.89%       11.95%
     Sep-99        0.14%       14.94         4.66%                    -5.29%        7.27%
     Oct-99       -9.69%       13.49                                 -15.79%        1.54%
     Nov-99        2.39%       13.82                                  -9.12%       -2.66%
     Dec-99        2.35%       14.14        -5.36%       -9.21%       -9.21%       -4.60%
     Jan-00       -0.68%       14.04                                  -4.69%       -3.66%
     Feb-00       -0.66%       13.95                                  -6.58%       -2.13%
     Mar-00        4.72%       14.61         3.33%                     1.14%        3.20%
     Apr-00        2.15%       14.92                                   0.52%       12.03%
     May-00        2.34%       15.27                                   7.56%        7.45%
     Jun-00       -4.32%       14.61         0.03%                     2.37%        3.65%
     Jul-00       -7.75%       13.48                                  -5.12%        0.16%
     Aug-00        3.32%       13.93                                  -6.64%      -10.28%
     Sep-00       -1.33%       13.74        -5.96%                    -8.02%      -12.89%
     Oct-00        1.29%       13.92                                   3.16%      -13.13%
     Nov-00        4.31%       14.52                                   5.10%       -4.49%
     Dec-00       20.52%       17.50        27.34%       23.77%       23.77%       12.37%
     Jan-01       -4.29%       16.75                                  19.27%       13.67%
     Feb-01        0.42%       16.82                                  20.56%       12.63%
     Mar-01        7.07%       18.01         2.91%                    23.27%       24.68%
     Apr-01       -7.72%       16.62                                  11.36%       11.94%
     May-01        5.96%       17.61                                  15.30%       24.01%
     Jun-01       -2.10%       17.24        -4.28%                    17.97%       20.76%
     Jul-01       -0.93%       17.08                                  26.69%       20.21%
     Aug-01        4.68%       17.88                                  28.37%       19.84%
     Sep-01       -1.29%       17.65         2.38%        0.86%       28.43%       18.13%
    COMPOUNDED ANNUAL ROR:                   7.78%
    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      6.39%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Dean Witter Charter DWFCM L.P.
     (formerly, DWFCM International Access Fund L.P.)
  Morgan Stanley Dean Witter Charter Graham L.P.
  Morgan Stanley Dean Witter Charter Millburn L.P.
  Morgan Stanley Dean Witter Charter Welton L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter DWFCM L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of December 31, 2000 and 1999 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2000 for Morgan Stanley Dean Witter Charter DWFCM L.P., and for the period from March 1, 1999 (commencement of operations) to December 31, 1999 and the year ended December 31, 2000 for Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter DWFCM L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. at December 31, 2000 and 1999 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2000 for Morgan Stanley Dean Witter Charter DWFCM L.P., and for the year ended December 31, 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 16, 2001
New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                DECEMBER 31,
                                                   SEPTEMBER 30,       -------------------------------
                                                       2001                2000               1999
                                                   -------------       ------------       ------------
                                                        $                   $                  $
                                                    (Unaudited)
ASSETS
Equity in futures interests trading accounts:
  Cash.........................................     36,971,625          26,570,361         19,067,800
  Net unrealized gain on open contracts (Morgan
     Stanley)..................................      4,649,466           3,586,880            --
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley International)............      1,065,367            (160,517)           --
  Net unrealized gain (loss) on open contracts
     (Carr)....................................        --                  (10,863)         1,070,531
                                                    ----------          ----------         ----------
  Total net unrealized gain on open
     contracts.................................      5,714,833           3,415,500          1,070,531
                                                    ----------          ----------         ----------
     Total Trading Equity......................     42,686,458          29,985,861         20,138,331
Subscriptions receivable.......................        893,795             252,518            811,200
Interest receivable (Morgan Stanley DW)........         97,029             142,031             78,774
                                                    ----------          ----------         ----------
     Total Assets..............................     43,677,282          30,380,410         21,028,305
                                                    ==========          ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Accrued incentive fees payable...............        341,515             860,827            --
  Redemptions payable..........................        270,254             556,261            228,143
  Accrued brokerage fees (Morgan Stanley DW)...        214,183             149,461            108,150
  Accrued management fees......................         61,195              42,703             30,900
                                                    ----------          ----------         ----------
     Total Liabilities.........................        887,147           1,609,252            367,193
                                                    ----------          ----------         ----------
PARTNERS' CAPITAL
Limited Partners (2,920,574.584, 2,265,759.190
  and 1,984,358.367 Units, respectively).......     42,322,544          28,446,182         20,424,608
General Partner (32,267.309, 25,884.600 and
  22,977.618 Units, respectively)..............        467,591             324,976            236,504
                                                    ----------          ----------         ----------
  Total Partners' Capital......................     42,790,135          28,771,158         20,661,112
                                                    ----------          ----------         ----------
  Total Liabilities and Partners' Capital......     43,677,282          30,380,410         21,028,305
                                                    ==========          ==========         ==========
NET ASSET VALUE PER UNIT.......................          14.49               12.55              10.29
                                                    ==========          ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                   DECEMBER 31,
                                                      SEPTEMBER 30,       -------------------------------
                                                          2001                2000               1999
                                                      -------------       ------------       ------------
                                                           $                   $                  $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     30,172,473          25,080,303         21,677,769
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley).............................       (206,498)          5,085,160            --
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley International)...............        171,519            (114,319)           --
  Net unrealized gain on open contracts (Carr)....        --                  --                 920,823
                                                       ----------          ----------         ----------
  Total net unrealized gain (loss) on open
     contracts....................................        (34,979)          4,970,841            920,823
                                                       ----------          ----------         ----------
     Total Trading Equity.........................     30,137,494          30,051,144         22,598,592
Subscriptions receivable..........................        379,339             402,325          1,013,235
Interest receivable (Morgan Stanley DW)...........         81,179             141,550             96,202
                                                       ----------          ----------         ----------
     Total Assets.................................     30,598,012          30,595,019         23,708,029
                                                       ==========          ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.............................        298,538             619,297            237,975
  Accrued brokerage fees (Morgan Stanley DW)......        181,147             150,207            129,371
  Accrued management fees.........................         51,756              42,916             36,963
                                                       ----------          ----------         ----------
     Total Liabilities............................        531,441             812,420            404,309
                                                       ----------          ----------         ----------
PARTNERS' CAPITAL
Limited Partners (3,101,956.007, 2,833,265.854 and
  2,481,763.344 Units, respectively)..............     29,750,019          29,457,979         23,039,629
General Partner (33,006.002, 31,221.881 and
  28,447.087 Units, respectively).................        316,552             324,620            264,091
                                                       ----------          ----------         ----------
  Total Partners' Capital.........................     30,066,571          29,782,599         23,303,720
                                                       ----------          ----------         ----------
  Total Liabilities and Partners' Capital.........     30,598,012          30,595,019         23,708,029
                                                       ==========          ==========         ==========
NET ASSET VALUE PER UNIT..........................           9.59               10.40               9.28
                                                       ==========          ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                   DECEMBER 31,
                                                      SEPTEMBER 30,       -------------------------------
                                                          2001                2000               1999
                                                      -------------       ------------       ------------
                                                           $                   $                  $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     16,268,250          19,614,103         20,297,239
  Net unrealized gain on open contracts (Morgan
     Stanley).....................................      1,615,399           3,456,472            --
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley International)...............        775,234            (155,033)           --
  Net unrealized gain on open contracts (Carr)....        --                  --               1,722,849
                                                       ----------          ----------         ----------
  Total net unrealized gain on open contracts.....      2,390,633           3,301,439          1,722,849
                                                       ----------          ----------         ----------
  Net option premiums.............................       (167,399)            (55,994)           403,312
                                                       ----------          ----------         ----------
     Total Trading Equity.........................     18,491,484          22,859,548         22,423,400
Interest receivable (Morgan Stanley DW)...........         47,700             110,806             83,547
Subscriptions receivable..........................         30,600             265,050            948,424
                                                       ----------          ----------         ----------
     Total Assets.................................     18,569,784          23,235,404         23,455,371
                                                       ==========          ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.............................        445,521             771,830            222,634
  Accrued brokerage fees (Morgan Stanley DW)......        106,706             119,881            120,848
  Accrued management fees.........................         30,488              34,252             34,528
                                                       ----------          ----------         ----------
     Total Liabilities............................        582,715             925,963            378,010
                                                       ----------          ----------         ----------
PARTNERS' CAPITAL
Limited Partners (2,536,165.937, 2,688,816.221 and
  2,554,572.061 Units, respectively)..............     17,760,234          22,043,879         22,813,660
General Partner (32,392.072, 32,392.072 and
  29,528.110 Units, respectively).................        226,835             265,562            263,701
                                                       ----------          ----------         ----------
  Total Partners' Capital.........................     17,987,069          22,309,441         23,077,361
                                                       ----------          ----------         ----------
  Total Liabilities and Partners' Capital.........     18,569,784          23,235,404         23,455,371
                                                       ==========          ==========         ==========
NET ASSET VALUE PER UNIT..........................           7.00                8.20               8.93
                                                       ==========          ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                   DECEMBER 31,
                                                      SEPTEMBER 30,       -------------------------------
                                                          2001                2000               1999
                                                      -------------       ------------       ------------
                                                           $                   $                  $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     39,021,280          34,507,098         36,135,527
  Net unrealized gain on open contracts (Morgan
     Stanley).....................................      1,269,136           4,714,032            --
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley International)...............        641,847            (842,031)           --
  Net unrealized gain on open contracts (Carr)....        --                  --                 608,697
                                                       ----------          ----------         ----------
  Total net unrealized gain on open contracts.....      1,910,983           3,872,001            608,697
                                                       ----------          ----------         ----------
     Total Trading Equity.........................     40,932,263          38,379,099         36,744,224
Subscriptions receivable..........................        541,044             193,359            --
Interest receivable (Morgan Stanley DW)...........        100,613             182,914            130,006
                                                       ----------          ----------         ----------
     Total Assets.................................     41,573,920          38,755,372         36,874,230
                                                       ==========          ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.............................        541,638             930,780            526,756
  Accrued brokerage fees (Morgan Stanley DW)......        240,684             184,421            --
  Accrued management fees
     (Morgan Stanley Futures & Currency
     Management)..................................         68,767              52,692             92,010
  Accrued incentive fees (Morgan Stanley Futures &
     Currency Management).........................        --                  205,168            --
  Accrued administrative expenses.................        --                  --                  70,250
                                                       ----------          ----------         ----------
     Total Liabilities............................        851,089           1,373,061            689,016
                                                       ----------          ----------         ----------
PARTNERS' CAPITAL
Limited Partners (2,274,336.684, 2,102,258.734 and
  2,525,575.500 Units, respectively)..............     40,130,997          36,795,254         35,710,955
General Partner (33,540.900 Units)................        591,834             587,057            474,259
                                                       ----------          ----------         ----------
  Total Partners' Capital.........................     40,722,831          37,382,311         36,185,214
                                                       ----------          ----------         ----------
  Total Liabilities and Partners' Capital.........     41,573,920          38,755,372         36,874,230
                                                       ==========          ==========         ==========
NET ASSET VALUE PER UNIT..........................          17.65               17.50              14.14
                                                       ==========          ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENTS OF OPERATIONS

                                                                                                   FOR THE PERIOD
                                                                                                        FROM
                                                                                                    MARCH 1, 1999
                                                     FOR THE NINE MONTHS          FOR THE YEAR      (COMMENCEMENT
                                                     ENDED SEPTEMBER 30,              ENDED       OF OPERATIONS) TO
                                                  --------------------------      DECEMBER 31,      DECEMBER 31,
                                                     2001           2000              2000              1999
                                                  -----------    -----------      -------------   -----------------
                                                       $              $                                   $
                                                  (UNAUDITED)    (UNAUDITED)            $
REVENUES
  Trading profit (loss):
     Realized.................................     5,477,264       (459,075)        4,638,274           839,458
     Net change in unrealized.................     2,299,333     (1,270,027)        2,344,969         1,070,531
                                                  ----------     ----------        ----------        ----------
       Total Trading Results..................     7,776,597     (1,729,102)        6,983,243         1,909,989
  Interest income (Morgan Stanley DW).........     1,017,007        872,695         1,242,395           444,815
                                                  ----------     ----------        ----------        ----------
       Total..................................     8,793,604       (856,407)        8,225,638         2,354,804
                                                  ----------     ----------        ----------        ----------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........     1,675,089      1,117,185         1,517,906           723,042
  Incentive fees..............................       973,558         89,338           950,165          --
  Management fees.............................       478,597        319,196           433,688           206,583
                                                  ----------     ----------        ----------        ----------
       Total..................................     3,127,244      1,525,719         2,901,759           929,625
                                                  ----------     ----------        ----------        ----------
NET INCOME (LOSS).............................     5,666,360     (2,382,126)        5,323,879         1,425,179
                                                  ==========     ==========        ==========        ==========
Net Income (Loss) Allocation:
  Limited Partners............................     5,604,745     (2,354,221)        5,265,407         1,408,675
  General Partner.............................        61,615        (27,905)           58,472            16,504
Net Income (Loss) per Unit:
  Limited Partners............................          1.94          (1.07)             2.26               .29
  General Partner.............................          1.94          (1.07)             2.26               .29

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENTS OF OPERATIONS

                                                                                                   FOR THE PERIOD
                                                                                                        FROM
                                                                                                    MARCH 1, 1999
                                                     FOR THE NINE MONTHS          FOR THE YEAR      (COMMENCEMENT
                                                     ENDED SEPTEMBER 30,              ENDED       OF OPERATIONS) TO
                                                  --------------------------      DECEMBER 31,      DECEMBER 31,
                                                     2001           2000              2000              1999
                                                  -----------    -----------      -------------   -----------------
                                                       $              $                                   $
                                                  (UNAUDITED)    (UNAUDITED)            $
REVENUES
  Trading profit (loss):
     Realized.................................     3,634,054     (1,014,081)           76,367        (2,134,562)
     Net change in unrealized.................    (5,005,820)    (1,332,675)        4,050,018           920,823
                                                  ----------     ----------        ----------        ----------
       Total Trading Results..................    (1,371,766)    (2,346,756)        4,126,385        (1,213,739)
  Interest income (Morgan Stanley DW).........       982,078      1,017,562         1,404,756           559,942
                                                  ----------     ----------        ----------        ----------
       Total..................................      (389,688)    (1,329,194)        5,531,141          (653,797)
                                                  ----------     ----------        ----------        ----------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........     1,639,411      1,267,988         1,699,726           912,182
  Management fees.............................       468,403        362,282           485,636           260,624
  Incentive fees..............................        --             --               --                103,350
                                                  ----------     ----------        ----------        ----------
       Total..................................     2,107,814      1,630,270         2,185,362         1,276,156
                                                  ----------     ----------        ----------        ----------
NET INCOME (LOSS).............................    (2,497,502)    (2,959,464)        3,345,779        (1,929,953)
                                                  ==========     ==========        ==========        ==========
Net Income (Loss) Allocation:
  Limited Partners............................    (2,469,434)    (2,926,739)        3,310,250        (1,909,044)
  General Partner.............................       (28,068)       (32,725)           35,529           (20,909)
Net Income (Loss) Unit:
  Limited Partners............................         (0.81)         (1.07)             1.12              (.72)
  General Partner.............................         (0.81)         (1.07)             1.12              (.72)

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENTS OF OPERATIONS

                                                                                                   FOR THE PERIOD
                                                                                                        FROM
                                                                                                    MARCH 1, 1999
                                                     FOR THE NINE MONTHS          FOR THE YEAR      (COMMENCEMENT
                                                     ENDED SEPTEMBER 30,              ENDED       OF OPERATIONS) TO
                                                  --------------------------      DECEMBER 31,      DECEMBER 31,
                                                     2001           2000              2000              1999
                                                  -----------    -----------      -------------   -----------------
                                                       $              $                                   $
                                                  (UNAUDITED)    (UNAUDITED)            $
REVENUES
  Trading profit (loss):
     Realized.................................    (1,724,715)    (1,740,713)       (2,859,783)       (1,636,293)
     Net change in unrealized.................      (910,806)    (2,758,513)        1,578,590         1,722,849
                                                  ----------     ----------        ----------        ----------
       Total Trading Results..................    (2,635,521)    (4,499,226)       (1,281,193)           86,556
  Interest income (Morgan Stanley DW).........       665,572        950,936         1,274,899           521,699
                                                  ----------     ----------        ----------        ----------
       Total..................................    (1,969,949)    (3,548,290)           (6,294)          608,255
                                                  ----------     ----------        ----------        ----------
EXPENSES
  Brokerage fees (Morgan Stanely DW)..........     1,049,869      1,190,990         1,547,098           852,522
  Management fees.............................       299,963        340,283           442,028           243,578
                                                  ----------     ----------        ----------        ----------
       Total..................................     1,349,832      1,531,273         1,989,126         1,096,100
                                                  ----------     ----------        ----------        ----------
NET LOSS......................................    (3,319,781)    (5,079,563)       (1,995,420)         (487,845)
                                                  ==========     ==========        ==========        ==========
Net Loss Allocation:
  Limited Partners............................    (3,281,054)    (5,020,667)       (1,972,281)         (481,546)
  General Partner.............................       (38,727)       (58,896)          (23,139)           (6,299)
Net Loss per Unit:
  Limited Partners............................         (1.20)         (1.84)            (0.73)            (1.07)
  General Partner.............................         (1.20)         (1.84)            (0.73)            (1.07)

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                            STATEMENTS OF OPERATIONS

                                                     FOR THE NINE MONTHS
                                                            ENDED                          FOR THE YEARS ENDED
                                                        SEPTEMBER 30,                          DECEMBER 31,
                                                  --------------------------      --------------------------------------
                                                     2001           2000             2000          1999          1998
                                                  -----------    -----------      ----------    ----------    ----------
                                                       $              $                                           $
                                                  (UNAUDITED)    (UNAUDITED)          $             $
REVENUES

  Trading profit (loss):

    Realized..................................     3,878,328     (2,291,402)       5,655,002    (3,118,414)   10,745,170

    Net change in unrealized..................    (1,961,018)     2,537,858        3,263,304     1,054,886    (6,135,777)
                                                  ----------     ----------       ----------    ----------    ----------

      Total Trading Results...................     1,917,310        246,456        8,918,306    (2,063,528)    4,609,393

  Interest income (Morgan Stanley DW).........     1,208,060      1,181,959        1,611,060     1,492,539     1,722,659
                                                  ----------     ----------       ----------    ----------    ----------

      Total...................................     3,125,370      1,428,415       10,529,366      (570,989)    6,332,052
                                                  ----------     ----------       ----------    ----------    ----------

EXPENSES

  Brokerage fees (Morgan Stanley DW)..........     2,008,525      1,376,050        1,821,573     2,089,386     2,293,998

  Management fees (Morgan Stanley Futures &
    Currency Management)......................       573,864        771,889          982,932     1,194,754     1,365,216

  Administrative expenses.....................        --             54,000           66,000        72,000        74,000

  Transaction fees and costs..................        --             75,576           83,748       134,354       154,590

  Incentive fees (Morgan Stanley Futures &
    Currency Management)......................       148,065         --              205,168        --           284,832
                                                  ----------     ----------       ----------    ----------    ----------

      Total...................................     2,730,454      2,277,515        3,159,421     3,490,494     4,172,636
                                                  ----------     ----------       ----------    ----------    ----------

NET INCOME (LOSS).............................       394,916       (849,100)       7,369,945    (4,061,483)    2,159,416
                                                  ==========     ==========       ==========    ==========    ==========

Net Income (Loss) Allocation:

  Limited Partners............................       390,139       (835,785)       7,257,147    (4,013,384)    2,098,465

  General Partner.............................         4,777        (13,315)         112,798       (48,099)       60,951

Net Income (Loss) per Unit (Note 1):

  Limited Partners............................          0.15          (0.40)            3.36         (1.43)          .75

  General Partner.............................          0.15          (0.40)            3.36         (1.43)          .75

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                           For the Nine Months Ended
                        September 30, 2001 (Unaudited),
                    and For the Year Ended December 31, 2000
                     and for the Period from March 1, 1999
                          (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY DEAN WITTER
  CHARTER GRAHAM L.P.
Partners' Capital,
  Initial Offering......................      436,313.664         4,303,136         60,000         4,363,136
Offering of Units.......................    1,612,075.766        15,122,352        160,000        15,282,352
Net income..............................         --               1,408,675         16,504         1,425,179
Redemptions.............................      (41,053.445)         (409,555)         --             (409,555)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,007,335.985        20,424,608        236,504        20,661,112
Offering of Units.......................      768,712.178         7,657,343         30,000         7,687,343
Net income..............................         --               5,265,407         58,472         5,323,879
Redemptions.............................     (484,404.373)       (4,901,176)         --           (4,901,176)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,291,643.790        28,446,182        324,976        28,771,158
Offering of Units.......................      922,369.874        11,552,740         81,000        11,633,740
Net income..............................         --               5,604,745         61,615         5,666,360
Redemptions.............................     (261,171.771)       (3,281,123)         --           (3,281,123)
                                            -------------       -----------       --------       -----------
Partners' Capital, September 30, 2001...    2,952,841.893        42,322,544        467,591        42,790,135
                                            =============       ===========       ========       ===========

MORGAN STANLEY DEAN WITTER
  CHARTER MILLBURN L.P.
Partners' Capital,
  Initial Offering......................      483,488.295         4,774,883         60,000         4,834,883
Offering of Units.......................    2,079,748.071        20,678,854        225,000        20,903,854
Net loss................................         --              (1,909,044)       (20,909)       (1,929,953)
Redemptions.............................      (53,025.935)         (505,064)         --             (505,064)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,510,210.431        23,039,629        264,091        23,303,720
Offering of Units.......................      993,751.374         8,793,482         25,000         8,818,482
Net income..............................         --               3,310,250         35,529         3,345,779
Redemptions.............................     (639,474.070)       (5,685,382)         --           (5,685,382)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,864,487.735        29,457,979        324,620        29,782,599
Offering of Units.......................      607,600.950         6,247,721         20,000         6,267,721
Net loss................................         --              (2,469,434)       (28,068)       (2,497,502)
Redemptions.............................     (337,126.676)       (3,486,247)         --           (3,486,247)
                                            -------------       -----------       --------       -----------
Partners' Capital, September 30, 2001...    3,134,962.009        29,750,019        316,552        30,066,571
                                            =============       ===========       ========       ===========

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                           For the Nine Months Ended
                      September 30, 2001 (Unaudited), and
                For the Year Ended December 31, 2000 and for the
           Period from March 1, 1999 (commencement of operations) to
                   December 31, 1999 and for the Years Ended
                      December 31, 2000, 1999 and 1998 for
                           Morgan Stanley Dean Witter
                               Charter DWFCM L.P.

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY DEAN WITTER
  CHARTER WELTON L.P.
Partners' Capital, Initial Offering.....      580,145.052         5,731,450         70,000         5,801,450
Offering of Units.......................    2,067,456.248        18,109,078        200,000        18,309,078
Net loss................................         --                (481,546)        (6,299)         (487,845)
Redemptions.............................      (63,501.129)         (545,322)         --             (545,322)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,584,100.171        22,813,660        263,701        23,077,361
Offering of Units.......................      866,731.444         7,100,282         25,000         7,125,282
Net loss................................         --              (1,972,281)       (23,139)       (1,995,420)
Redemptions.............................     (729,623.322)       (5,897,782)         --           (5,897,782)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,721,208.293        22,043,879        265,562        22,309,441
Offering of Units.......................      357,361.593         2,601,146          --            2,601,146
Net loss................................         --              (3,281,054)       (38,727)       (3,319,781)
Redemptions.............................     (510,011.877)       (3,603,737)         --           (3,603,737)
                                            -------------       -----------       --------       -----------
Partners' Capital, September 30, 2001...    2,568,558.009        17,760,234        226,835        17,987,069
                                            =============       ===========       ========       ===========

                                               UNITS OF
                                              PARTNERSHIP         LIMITED          GENERAL
                                               INTEREST           PARTNERS         PARTNER          TOTAL
                                             -------------       ----------       ---------       ----------
                                               (NOTE 1)              $                $               $
MORGAN STANLEY DEAN WITTER
  CHARTER DWFCM L.P.
Partners' Capital, December 31, 1997.....    3,238,553.900       46,949,644       1,052,985       48,002,629
Net income...............................         --              2,098,465          60,951        2,159,416
Redemptions..............................     (318,764.000)      (4,098,299)       (591,578)      (4,689,877)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 1998.....    2,919,789.900       44,949,810         522,358       45,472,168
Net loss.................................         --             (4,013,384)        (48,099)      (4,061,483)
Redemptions..............................     (360,673.500)      (5,225,471)         --           (5,225,471)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 1999.....    2,559,116.400       35,710,955         474,259       36,185,214
Offering of Units........................       21,412.187          343,831          --              343,831
Net income...............................         --              7,257,147         112,798        7,369,945
Redemptions..............................     (444,728.953)      (6,516,679)         --           (6,516,679)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 2000.....    2,135,799.634       36,795,254         587,057       37,382,311
Offering of Units........................      350,160.196        6,052,811          --            6,052,811
Net income...............................         --                390,139           4,777          394,916
Redemptions..............................     (178,082.246)      (3,107,207)         --           (3,107,207)
                                             -------------       ----------       ---------       ----------
Partners' Capital, September 30, 2001....    2,307,877.584       40,130,997         591,834       40,722,831
                                             =============       ==========       =========       ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                          FOR THE PERIOD
                                                                                               FROM
                                                                                           MARCH 1, 1999
                                         FOR THE NINE MONTHS ENDED       FOR THE YEAR      (COMMENCEMENT
                                               SEPTEMBER 30,                 ENDED       OF OPERATIONS) TO
                                         --------------------------      DECEMBER 31,      DECEMBER 31,
                                            2001           2000              2000              1999
                                         -----------    -----------      -------------   -----------------
                                              $              $                                   $
                                         (UNAUDITED)    (UNAUDITED)            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................     5,666,360     (2,382,126)        5,323,879         1,425,179
Noncash item included in net income
  (loss):
     Net change in unrealized........    (2,299,333)     1,270,027        (2,344,969)       (1,070,531)
(Increase) decrease in operating
  assets:
     Interest receivable (Morgan
       Stanley DW)...................        45,002        (30,253)          (63,257)          (78,774)
Increase (decrease) in operating
  liabilities:
     Accrued incentive fees..........      (519,312)        --               860,827          --
     Accrued brokerage fees (Morgan
       Stanley DW)...................        64,722         16,778            41,311           108,150
     Accrued management fees.........        18,492          4,793            11,803            30,900
                                         ----------     ----------        ----------        ----------
Net cash provided by (used for)
  operating activities...............     2,975,931     (1,120,781)        3,829,594           414,924
                                         ----------     ----------        ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering                           --             --               --              4,363,136
  Offering of Units..................    11,633,740      6,837,307         7,687,343        15,282,352
  (Increase) decrease in
     subscriptions receivable........      (641,277)       413,899           558,682          (811,200)
  Increase (decrease) in redemptions
     payable.........................      (286,007)        30,766           328,118           228,143
  Redemptions of Units...............    (3,281,123)    (3,910,213)       (4,901,176)         (409,555)
                                         ----------     ----------        ----------        ----------
Net cash provided by financing
  activities.........................     7,425,333      3,371,759         3,672,967        18,652,876
                                         ----------     ----------        ----------        ----------
Net increase in cash.................    10,401,264      2,250,978         7,502,561        19,067,800
Balance at beginning of period.......    26,570,361     19,067,800        19,067,800          --
                                         ----------     ----------        ----------        ----------
Balance at end of period.............    36,971,625     21,318,778        26,570,361        19,067,800
                                         ==========     ==========        ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                          FOR THE PERIOD
                                                                                               FROM
                                                                                           MARCH 1, 1999
                                         FOR THE NINE MONTHS ENDED       FOR THE YEAR      (COMMENCEMENT
                                               SEPTEMBER 30,                 ENDED       OF OPERATIONS) TO
                                         --------------------------      DECEMBER 31,      DECEMBER 31,
                                            2001           2000              2000              1999
                                         -----------    -----------      -------------   -----------------
                                              $              $                                   $
                                         (UNAUDITED)    (UNAUDITED)            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................    (2,497,502)    (2,959,464)        3,345,779        (1,929,953)
Noncash item included in net income
  (loss):
     Net change in unrealized........     5,005,820      1,332,675        (4,050,018)         (920,823)
(Increase) decrease in operating
  assets:
     Interest receivable (Morgan
       Stanley DW)...................        60,371        (32,313)          (45,348)          (96,202)
Increase in operating liabilities:
     Accrued brokerage fees (Morgan
       Stanley DW)...................        30,940         11,548            20,836           129,371
     Accrued management fees.........         8,840          3,300             5,953            36,963
                                         ----------     ----------        ----------        ----------
Net cash provided by (used for)
  operating activities...............     2,608,469     (1,644,254)         (722,798)       (2,780,644)
                                         ----------     ----------        ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...................        --             --               --              4,834,883
  Offering of Units..................     6,267,721      7,700,004         8,818,482        20,903,854
  (Increase) decrease in
     subscriptions receivable........        22,986        654,449           610,910        (1,013,235)
  Increase (decrease) in redemptions
     payable.........................      (320,759)       102,603           381,322           237,975
  Redemptions of Units...............    (3,486,247)    (4,419,844)       (5,685,382)         (505,064)
                                         ----------     ----------        ----------        ----------
Net cash provided by financing
  activities.........................     2,483,701      4,037,212         4,125,332        24,458,413
                                         ----------     ----------        ----------        ----------
Net increase in cash.................     5,092,170      2,392,958         3,402,534        21,677,769
Balance at beginning of period.......    25,080,303     21,677,769        21,677,769          --
                                         ----------     ----------        ----------        ----------
Balance at end of period.............    30,172,473     24,070,727        25,080,303        21,677,769
                                         ==========     ==========        ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                          FOR THE PERIOD
                                                                                               FROM
                                                                                           MARCH 1, 1999
                                         FOR THE NINE MONTHS ENDED       FOR THE YEAR      (COMMENCEMENT
                                               SEPTEMBER 30,                 ENDED       OF OPERATIONS) TO
                                         --------------------------      DECEMBER 31,      DECEMBER 31,
                                            2001           2000              2000              1999
                                         -----------    -----------      -------------   -----------------
                                              $              $                                   $
                                         (UNAUDITED)    (UNAUDITED)            $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.............................    (3,319,781)    (5,079,563)       (1,995,420)         (487,845)
Noncash item included in net loss:
     Net change in unrealized........       910,806      2,758,513        (1,578,590)       (1,722,849)
(Increase) decrease in operating
  assets:
     Net option premiums.............       111,405        565,518           459,306          (403,312)
     Interest receivable (Morgan
       Stanley DW)...................        63,106        (25,556)          (27,259)          (83,547)
Increase (decrease) in operating
  liabilities:
     Accrued brokerage fees (Morgan
       Stanley DW)...................       (13,175)         5,168              (967)          120,848
     Accrued management fees.........        (3,764)         1,477              (276)           34,528
                                         ----------     ----------        ----------        ----------
Net cash used for operating
  activities.........................    (2,251,403)    (1,774,443)       (3,143,206)       (2,542,177)
                                         ----------     ----------        ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...................        --             --               --              5,801,450
  Offering of Units..................     2,601,146      6,411,584         7,125,282        18,309,078
  (Increase) decrease in
     subscriptions receivable........       234,450        590,510           683,374          (948,424)
  Increase (decrease) in redemptions
     payable.........................      (326,309)        51,876           549,196           222,634
  Redemptions of Units...............    (3,603,737)    (4,287,164)       (5,897,782)         (545,322)
                                         ----------     ----------        ----------        ----------
Net cash provided by (used for)
  financing activities...............    (1,094,450)     2,766,806         2,460,070        22,839,416
                                         ----------     ----------        ----------        ----------
Net increase (decrease) in cash......    (3,345,853)       992,363          (683,136)       20,297,239
Balance at beginning of period.......    19,614,103     20,297,239        20,297,239          --
                                         ----------     ----------        ----------        ----------
Balance at end of period.............    16,268,250     21,289,602        19,614,103        20,297,239
                                         ==========     ==========        ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                            STATEMENTS OF CASH FLOWS

                                          FOR THE NINE MONTHS
                                                 ENDED                            FOR THE YEARS ENDED
                                             SEPTEMBER 30,                           DECEMBER 31,
                                       --------------------------       ---------------------------------------
                                          2001           2000              2000          1999           1998
                                       -----------    -----------       ----------    -----------    ----------
                                            $              $                                             $
                                       (UNAUDITED)    (UNAUDITED)           $              $
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)..................       394,916       (849,100)        7,369,945     (4,061,483)    2,159,416
Noncash item included in net
  income (loss):
    Net change in unrealized.......     1,961,018     (2,537,858)       (3,263,304)    (1,054,886)    6,135,777
(Increase) decrease in operating
  assets:
    Interest receivable (Morgan
      Stanley DW)..................        82,301          5,846           (52,908)         8,818        16,471
Increase (decrease) in operating
  liabilities:
    Accrued brokerage fees (Morgan
      Stanley DW)..................        56,263         --               184,421        --             --
    Accrued management fees (Morgan
      Stanley Futures & Currency
      Management)..................        16,075        (14,183)          (39,318)       (22,557)       (7,697)
    Accrued incentive fees (Morgan
      Stanley Futures & Currency
      Management)..................      (205,168)        --               205,168        --           (437,418)
    Accrued administrative
      expenses.....................        --             18,903           (70,250)        (7,619)       (7,476)
                                       ----------     ----------        ----------    -----------    ----------
Net cash provided by (used for)
  operating activities.............     2,305,405     (3,376,392)        4,333,754     (5,137,727)    7,859,073
                                       ----------     ----------        ----------    -----------    ----------

CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of Units..................     6,052,811         --               343,831        --             --
Increase in subscriptions
  receivable.......................      (347,685)        --              (193,359)       --             --
Increase (decrease) in redemptions
  payable..........................      (389,142)      (148,909)          404,024        286,839      (103,533)
Redemptions of Units...............    (3,107,207)    (4,661,150)       (6,516,679)    (5,225,471)   (4,689,877)
                                       ----------     ----------        ----------    -----------    ----------
Net cash provided by (used for)
  financing activities.............     2,208,777     (4,810,059)       (5,962,183)    (4,938,632)   (4,793,410)
                                       ----------     ----------        ----------    -----------    ----------
Net increase (decrease) in cash....     4,514,182     (8,186,451)       (1,628,429)   (10,076,359)    3,065,663
Balance at beginning of period.....    34,507,098     36,135,527        36,135,527     46,211,886    43,146,223
                                       ----------     ----------        ----------    -----------    ----------
Balance at end of period...........    39,021,280     27,949,076        34,507,098     36,135,527    46,211,886
                                       ==========     ==========        ==========    ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION -- Morgan Stanley Dean Witter Charter DWFCM L.P. ("Charter DWFCM"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"), (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). Morgan Stanley & Co., Inc. ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("Morgan Stanley International") provide clearing and execution services. The trading advisor for Charter DWFCM is Dean Witter Futures & Currency Management Inc. ("Dean Witter Futures & Currency Management"). Prior to November 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to the Partnerships. Demeter, Morgan Stanley DW, Morgan Stanley, Morgan Stanley International and Dean Witter Futures & Currency Management are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

Charter DWFCM became one of the Charter Series of funds effective December 1, 2000. Each outstanding unit of limited partnership interest ("Unit(s)") in DWFCM International Access Fund L.P. was converted to 100 Units of Charter DWFCM. The number of Units outstanding, net income or loss per Unit and Net Asset Value per Unit have been adjusted for all reporting periods prior to this conversion.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Graham L.P. changed its name to Morgan Stanley Charter Graham L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Millburn L.P. changed its name to Morgan Stanley Charter Millburn L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Welton L.P. changed its name to Morgan Stanley Charter Welton L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter DWFCM L.P. changed its name to Morgan Stanley Charter MSFCM L.P.

Effective November 8, 2001, Dean Witter Futures & Currency Management Inc. changed its name to Morgan Stanley Futures & Currency Management Inc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based on their proportional ownership interests.

USE OF ESTIMATES -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit
(loss) on open contracts from one period to the next in the statement of operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from Morgan Stanley and Morgan Stanley International with respect to such Partnership's assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. Prior to December 1, 2000, Charter DWFCM was credited with interest income based on 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills. For purposes of such interest payments Net Assets do not include monies due the Partnerships on forward contracts and other futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT -- Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with Morgan Stanley DW and Morgan Stanley and Morgan Stanley International to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with Morgan Stanley acting as their commodity broker. Pursuant to brokerage agreements with Morgan Stanley, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreements with Morgan Stanley, the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.

Prior to December 1, 2000, Charter DWFCM accrued brokerage commissions on a half-turn basis at 80% of Morgan Stanley DW's published non-member rates and transaction fees and costs were accrued on a half-turn basis. Brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's adjusted month-end Net Assets.

OPERATING EXPENSES -- Each of the Partnerships incur monthly management fees and may incur incentive fees. Demeter bears all other operating expenses.

Prior to December 1, 2000, Charter DWFCM paid all operating expenses related to its trading activities, to a maximum 1/4 of 1% annually of its average month-end Net Assets. Charter DWFCM's operating expenses included filing fees, legal, auditing, accounting, mailing, printing and other incidental expenses as permitted by the Limited Partnership Agreement.

INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month.

REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnerships.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge.

EXCHANGES -- On the last day of the first month which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS -- Charter DWFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn and Charter Welton will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note
1. Each Partnership's cash is on deposit with Morgan Stanley DW and Morgan Stanley and Morgan Stanley International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter DWFCM and itself, entered into a management agreement with Dean Witter Futures & Currency Management Inc. to make all trading decisions for the Partnership. Charter DWFCM pays management and incentive fees (if any) to Dean Witter Futures & Currency Management Inc.

3. TRADING ADVISORS

Demeter, on behalf of Charter Graham, Charter Millburn, Charter Welton, and Charter DWFCM retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership as of September 30, 2001 were as follows:

Morgan Stanley Dean Witter Charter Graham L.P.
  Graham Capital Management, L.P.

Morgan Stanley Dean Witter Charter Millburn L.P.
  Millburn Ridgefield Corporation

Morgan Stanley Dean Witter Charter Welton L.P.
  Welton Investment Corporation

Morgan Stanley Dean Witter Charter DWFCM L.P.
  Dean Witter Futures & Currency Management Inc.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE -- Each Partnership pays a flat-rate monthly fee of 1/12 of 2% of the Net Assets under management by each trading advisor as of the first day of each month (a 2% annual rate).

Prior to December 1, 2000, Charter DWFCM paid a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement, as of the last day of each month.

INCENTIVE FEE -- Each Partnership's incentive fee is equal to 20% of trading profits, paid on a quarterly basis for Charter DWFCM, and paid on a monthly basis for Charter Graham, Charter Millburn, and Charter Welton.

Prior to December 1, 2000, Charter DWFCM paid a quarterly incentive fee equal to 15% of the trading profits earned by the Partnership as of the end of each calendar quarter.

Trading profits represent the amount by which profits from futures, forward and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, or calendar quarter with respect to Charter DWFCM, the trading advisor must earn back such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally derivatives include futures, forwards, swaps or option contracts, or other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains on open contracts are reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled $5,714,833, $3,415,500, and $1,070,531 for Charter Graham, $(34,979), $4,970,841, and $920,823 for Charter Millburn, $2,390,633,
$3,301,439, and $1,722,849 for Charter Welton and $1,910,983, $3,872,001, and
$608,697 for Charter DWFCM, at September 30, 2001 and December 31, 2000 and 1999, respectively.

For Charter Graham, of the $5,714,833 net unrealized gain on open contracts at September 30, 2001, $5,613,823 related to exchange-traded futures contracts and $101,010 related to off-exchange-traded forward currency contracts. Of the $3,415,500 net unrealized gain on open contracts at December 31, 2000, $3,043,579 related to exchange-traded futures contracts and $371,921 related to off-exchange-traded forward currency contracts. Of the $1,070,531 net unrealized gain on open contracts at December 31, 1999, $1,133,461 related to exchange-traded futures contracts and $(62,930) related to off-exchange-traded forward currency contracts.

For Charter Millburn, of the $(34,979) net unrealized gain on open contracts at September 30, 2001, $1,696,049 related to exchange-traded futures contracts and $(1,731,028) related to off-exchange-traded forward currency contracts. Of the $4,970,841 net unrealized gain on open contracts at December 31, 2000, $2,734,201 related to exchange-traded futures contracts and $(2,236,640) related to off-exchange-traded forward currency contracts. Of the $920,823 net unrealized gain on open contracts at December 31, 1999, $983,771 related to exchange-traded futures contracts and $(62,948) related to off-exchange-traded forward currency contracts.

For Charter Welton, the net unrealized gain of $2,390,633, $3,301,439 and $1,722,849 on open contracts at September 30, 2001, December 31, ,2000 and 1999, respectively, related to exchange-traded futures and futures-styled options contracts.

For Charter DWFCM, of the $1,910,983 net unrealized gain on open contracts at September 30, 2001, $2,085,820 related to exchange-traded futures contracts and $(174,837) related to off-exchange-traded forward currency contracts. Of the $3,872,001 net unrealized gain on open contracts at December 31, 2000, $2,307,848 related to exchange-traded futures contracts and $1,564,153 related to off-exchange-traded forward currency contracts. Of the $608,697 net unrealized gain on open contracts at December 31, 1999, $465,072 related to exchange-traded futures contracts and $143,625 related to off-exchange-traded forward currency contracts.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at September 30, 2001 and December 31, 2000 and 1999 mature as follows:

                                              THROUGH                  THROUGH                  THROUGH
                                         SEPTEMBER 30, 2001       DECEMBER 31, 2000        DECEMBER 31, 1999
                                         ------------------       -----------------        -----------------
CHARTER GRAHAM
  Exchange-Traded Contracts.........   March 2003               June 2002                June 2001
  Off-Exchange-Traded Forward
     Currency Contracts.............   December 2001            March 2001               April 2000
CHARTER MILLBURN
  Exchange-Traded Contracts.........   March 2002               June 2001                June 2000
  Off-Exchange-Traded Forward
     Currency Contracts.............   December 2001            March 2001               March 2000
CHARTER WELTON
  Exchange-Traded Contracts.........   June 2002                September 2001           May 2000
CHARTER DWFCM
  Exchange-Traded Contracts.........   March 2003               June 2002                September 2000
  Off-Exchange-Traded Forward
     Currency Contracts.............   December 2001            March 2001               March 2000

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, Morgan Stanley and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, Morgan Stanley and Morgan Stanley International, each as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled $42,585,448, $29,613,940, and $20,201,261 for Charter Graham,
$31,868,522, $27,814,504, and $22,661,540 for Charter Millburn, $18,658,883,
$22,915,542, and $22,020,088 for Charter Welton and $41,107,100, $36,814,946 and
$36,600,599 for Charter DWFCM, at September 30, 2001, December 31, 2000 and 1999, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Morgan Stanley, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with Morgan Stanley. These agreements, which seek to reduce both the Partnerships' and Morgan Stanley's exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of Morgan Stanley's bankruptcy or insolvency.

5. LEGAL MATTERS

Similar class actions were filed in 1996 in California and New York State courts. Each of the actions were dismissed in 1999. However, the New York State class action discussed below was still pending because plaintiffs appealed the trial court's dismissal of their case on March 3, 2000. In April 2001, the Appellate Division of New York State dismissed the class action. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.

On September 18 and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, on behalf of all purchasers of interests in limited partnership commodity pools sold by Morgan Stanley DW. Named defendants include Morgan Stanley Dean Witter & Co., Demeter, Dean Witter Futures & Currency Management, Morgan Stanley DW, certain limited partnership commodity pools of which Demeter is the general partner and certain trading advisors to those pools. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The complaints sought unspecified amounts of compensatory and punitive damages and other relief. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1,1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. However, on March 3, 2000, plaintiffs appealed the trial court's dismissal of their case. In April 2001, the Appellate Division of New York State dismissed the class action. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.

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                                      S-96

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

January 12, 2001
New York, New York

                         DEMETER MANAGEMENT CORPORATION

                       STATEMENTS OF FINANCIAL CONDITION
                       AT AUGUST 31, 2001 (UNAUDITED) AND
                           NOVEMBER 30, 2000 AND 1999

                                                                              NOVEMBER 30,
                                                    AUGUST 31,       ------------------------------
                                                       2001              2000              1999
                                                   ------------      ------------      ------------
                                                        $                 $                 $
                                                   (UNAUDITED)
ASSETS
Investments in affiliated partnerships.........      24,259,470        22,094,121        17,825,316
Income taxes receivable........................       1,492,093           578,533           803,778
Receivable from affiliated partnerships........             692               723            20,428
                                                   ------------      ------------      ------------
     Total Assets..............................      25,752,255        22,673,377        18,649,522
                                                   ============      ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent..............................      18,981,307        17,082,188        13,033,208
Accrued expenses...............................          15,600               451            29,293
                                                   ------------      ------------      ------------
  Total Liabilities............................      18,996,907        17,082,639        13,062,501
                                                   ------------      ------------      ------------

STOCKHOLDER'S EQUITY:
Common stock, no par value:
  Authorized 1,000 shares; outstanding 100
     shares at stated value of $500 per
     share.....................................          50,000            50,000            50,000
Additional paid-in capital.....................     123,170,000       123,170,000       123,170,000
Retained earnings..............................       6,605,348         5,440,738         5,437,021
                                                   ------------      ------------      ------------
                                                    129,825,348       128,660,738       128,657,021
Less: Notes receivable from Parent.............    (123,070,000)     (123,070,000)     (123,070,000)
                                                   ------------      ------------      ------------

  Total Stockholder's Equity...................       6,755,348         5,590,738         5,587,021
                                                   ------------      ------------      ------------

  Total Liabilities and Stockholder's Equity...      25,752,255        22,673,377        18,649,522
                                                   ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)
                    FOR THE PERIOD FROM DECEMBER 1, 2000 TO
 AUGUST 31, 2001 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW>" or "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Dean Witter Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset Fund L.P.) ("Spectrum Commodity"), Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Dean Witter Spectrum Strategic L.P. (formerly, Dean Witter Spectrum Strategic L.P.), Morgan Stanley Dean Witter Spectrum Technical L.P. (formerly, Dean Witter Spectrum Technical L.P.), Morgan Stanley Dean Witter Spectrum Select L.P. (formerly, Dean Witter Spectrum Select L.P.) ("Spectrum Select"), Morgan Stanley Dean Witter/Chesapeake L.P. (formerly, DWR Chesapeake L.P.), Morgan Stanley Dean Witter/JWH Futures Fund L.P. (formerly, DWR/JWH Futures Fund L.P.), Morgan Stanley Dean Witter/Market Street Futures Fund L.P. (formerly, DWR/ Market Street Futures Fund L.P.), Morgan Stanley Dean Witter Charter DWFCM L.P. (formerly, DWFCM International Access Fund L.P.) ("Charter MSFCM"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"), Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. ("SAFLP") and Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Charter Graham, Charter Millburn and Charter Welton. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors in a continuing public offering. Charter Graham, Charter Millburn and Charter Welton each commenced trading on March 1, 1999.

On February 3, 1999, DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)
                    FOR THE PERIOD FROM DECEMBER 1, 2000 TO
 AUGUST 31, 2001 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999

On February 3, 1999, DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

On April 30, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

On April 30, 1999, Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P.

On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P.

On April 30, 1999, Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P.

On May 4, 1999, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Strategic Alternatives L.P. ("SAFLP"). SAFLP is the domestic vehicle for investment of client assets. Morgan Stanley Dean Witter Strategic Alternatives Fund ("SAFFI"), is an umbrella unit trust, which is the offshore investment vehicle for client assets. Together SAFLP and SAFFI are members of and invest 100% of their proceeds into Morgan Stanley Dean Witter Strategic Alternatives L.L.C. which is the investment vehicle organized to engage in the speculative trading of futures interests which commenced trading on May 4, 2000.

On July 6, 1999, DWR/Market Street Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/Market Street Futures Fund L.P.

On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. Spectrum Commodity registered 7,000,000 Units on March 6, 2000 and became open to new investment on a continuous basis as of that date. Effective March 6, 2000, Spectrum Commodity became part of the Morgan Stanley Dean Witter Spectrum Series of Funds.

On March 6, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Spectrum Currency L.P . and registered 12,000,000 Units to be offered to investors in a continuing public offering. Spectrum Currency commenced trading on July 3, 2000.

On March 27, 2000, the Charter Series individually registered additional Units with the SEC; 6,000,000 Units of Charter Graham, 6,000,000 Units of Charter Millburn and 6,000,000 Units of Charter Welton to be offered to investors in a continuing public offering.

Effective with the April 30, 2000 monthly closing, the exchange privilege among the Cornerstone Funds (a "Series Exchange") was terminated.

On June 7, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. which commenced trading on May 1, 2001.

On October 11, 2000, DWFCM International Access Fund L.P. changed its name to Morgan Stanley Dean Witter Charter DWFCM L.P. "(Charter DWFCM") Charter DWFCM registered 1,750,000 Units on October 11, 2000 and became open to new investment on a continuous basis starting November 1, 2000. Effective December 1, 2000, Charter DWFCM became part of the Morgan Stanley Dean Witter Charter Series.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)
                    FOR THE PERIOD FROM DECEMBER 1, 2000 TO
 AUGUST 31, 2001 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999

Effective April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc. ("Morgan Stanley DW").

Effective September 28, 2001, Morgan Stanley Dean Witter Commodities Management, Inc. changed its name to Morgan Stanley Commodities Management Inc.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Spectrum Select L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Spectrum Technical L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Spectrum Strategic L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Spectrum Global Balanced L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Currency L.P. changed its name to Morgan Stanley Spectrum Currency L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Spectrum Commodity L.P. changed its name to Morgan Stanley Spectrum Commodity L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Graham L.P. changed its name to Morgan Stanley Charter Graham L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Millburn L.P. changed its name to Morgan Stanley Charter Millburn L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter Welton L.P. changed its name to Morgan Stanley Charter Welton L.P.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter DWFCM L.P. changed its name to Morgan Stanley Charter MSFCM L.P.

Effective November 8, 2001, Dean Witter Futures & Currency Management Inc. changed its name to Morgan Stanley Futures & Currency Management Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley DW. Income taxes are computed on a separate company basis and are due to Morgan Stanley DW.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)
                    FOR THE PERIOD FROM DECEMBER 1, 2000 TO
 AUGUST 31, 2001 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2001, November 30, 2000 and 1999 were as follows:

                                                AUGUST 31,                 NOVEMBER 30,
                                               -------------      ------------------------------
                                                   2001               2000             1999
                                               -------------      -------------    -------------
                                                     $                                   $
                                                (UNAUDITED)             $
    Total assets...........................    1,358,130,736      1,244,513,096    1,355,594,817
    Total liabilities......................       24,152,599         27,380,688       28,406,267
    Total partners' capital................    1,333,978,137      1,217,132,408    1,327,188,550

Demeter's investments in such limited partnerships are carried at market value.


4. PAYABLE TO PARENT


Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley DW on behalf of Demeter and the cumulative results of operations.

5. NET WORTH REQUIREMENT

At August 31, 2001, November 30, 2000 and 1999, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at August 31, 2001, November 30, 2000 and 1999.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation.

6. LITIGATION


The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. However, in the New York State class action, plaintiffs appealed the trial court's dismissal of their case on March 3, 2000. In April 2001, the Appellate Division of New York State dismissed the class action. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.


On September 18, and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds Inc. ("DWR"). Named defendants included DWR, Demeter, Dean Witter Futures and Currency Management Inc., Morgan Stanley DW, certain limited partnership commodity pools of which Demeter is the general partner and certain trading advisors to those pools. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The complaints sought unspecified amounts of compensatory and punitive damages and other relief. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
                (INFORMATION WITH RESPECT TO 2001 IS UNAUDITED)
                    FOR THE PERIOD FROM DECEMBER 1, 2000 TO
 AUGUST 31, 2001 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999 file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. However, on March 3, 2000, plaintiffs appealed the trial court's dismissal of their case. In April 2001, the Appellate Division of New York State dismissed the class action. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.

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                                     S-105
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                                     S-106
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     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.


     UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                      MORGAN STANLEY CHARTER MILLBURN L.P.
                       MORGAN STANLEY CHARTER WELTON L.P.
                       MORGAN STANLEY CHARTER MSFCM L.P.

              SUPPLEMENT TO THE PROSPECTUS DATED OCTOBER 11, 2000

     The prospectus dated October 11, 2000 is supplemented by a supplement dated December 19, 2001. The supplement is an integral part of, and must be read together with, the prospectus.

December 19, 2001